SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          Commission File No. 333-60980
                                              ---------

                    AMENDMENT NO. 1 ON FORM S-4 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          The KingThomason Group, Inc.
             (Exact name of registrant as specified in its charter)

  Nevada                           6411                          73-1602395
------------            ----------------------------         ------------------
(state of               (Primary Standard Industrial           (IRS Employer
incorporation)           Classification Code Number             I.D. Number)

                      1601 Northwest Expressway, Suite 1910
                             Oklahoma City, OK 73118
                                  405-840-1581
                   --------------------------------------------
                  (Address and telephone number of registrant's
                          principal executive offices)

                                  John E. Adams
                      1601 Northwest Expressway, Suite 1910
                             Oklahoma City, OK 73118
                                  405-840-1581
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                            Copies to:
Thomas J. Kenan, Esq.                          T.E. King III
Suite 1000                                     KingThomason, Inc.
201 Robert S. Kerr Avenue                      3180 Crow Canyon Place, Suite 205
Oklahoma City, OK 73102                        San Ramon, CA 94583

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         Calculation of Registration Fee

     Title of                       Proposed      Proposed
    each class                      maximum        maximum
  of securities       Amount       offering       aggregate       Amount of
     to be            to be         price         offering      registration
   registered       registered     per unit        price            fee
-------------       ----------     ---------      ---------     ------------
 Common Stock       13,312,500     $0.001         $237,161          $60(1)

(1) These 13,312,500 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of KingThomason, Inc. in a proposed merger. The registration fee is based upon the $237,161 book value of the securities to be received in the merger transaction. Regulation 230.457(f)(2).


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                      PROSPECTUS-PROXY STATEMENT



                          THE KINGTHOMASON GROUP, INC.



                        13,312,500 Shares of Common Stock




  The KingThomason Group, Inc. offers these shares of common stock only to the stockholders of KingThomason, Inc. We propose that your company merge into our company.


                            -------------------------

                 Our common stock does not trade on any national
                 exchange, the Nasdaq Stock Market, or any stock
                                     market.
                            -------------------------




Your approval of the merger with our      Neither the Securties and Exchange
company is equivalent to a purchase       Commission nor any state securities
of our securties.  This involves a        commission has approved or disapproved
high degree of risk.  See "Risk Factors"  these  securities  or   determined  if
on page 1.                                this offering  memorandum is  truthful
                                          or  complete.   Any  representation to
                                          the contrary is a criminal offense.





                          The KingThomason Group, Inc.
                      1601 Northwest Expressway, Suite 1910
                             Oklahoma City, OK 73118
                             Telephone 405-840-1581

                                 June ___, 2001

        To obtain timely delivery of requested information, you must request the information no later than ___________________, 2001, which is five business days before the date of the special stockholders' meeting called to consider the merger proposal described herein.

                                TABLE OF CONTENTS

                                                                           Page

Summary of Proposed Transaction............................................  1

Risk Factors                 ..............................................  1
         1.    If you approve the merger, you will suffer
                      an immediate 11.25 percent dilution of
                      your stock value ....................................  2
         2.    Should KingThomason operate
                      at a loss, any perceived benefits of
                      being a public company may never
                      materialize .........................................  2
         3.    Even if you approve the merger, a public market for
                      The Group's common stock may not develop
                      or, if it does develop, may be volatile
                      or limited ..........................................  2
         4.    Post-merger operations may require additional
                      funds that we do not have ...........................  2
         5.    Our success depends on our ability to retain
                      T.E. King III and Tom Thomason ......................  2
         6.    Should a change in management seem necessary,
                      it will be difficult for the non-
                      management stockholders to do this ..................  3
         7.    Some of our products are in the development
                      stage ...............................................  3

The Three Companies          ..............................................  3
        The KingThomason Group, Inc........................................  3
        KingThomason, Inc. ................................................  3
        SuperCorp Inc.       ..............................................  4

Terms of the Transaction...................................................  5
        Terms of the Merger................................................  6
        Reasons for the Merger and Spinoff.................................  6
        Accounting Treatment of Proposed Merger............................  7
        Differences Between Rights of Stockholders of The Group
               and of KingThomason.........................................  7
        Expenses of the Spinoff and Merger ................................  7
        Description of Securities..........................................  7
               Common Stock................................................  7
                      Voting Rights........................................  7
                      Dividend Rights......................................  7
                      Liquidation Rights...................................  7
                      Preemptive Rights....................................  7

                      Registrar and Transfer Agent.........................  8
                      Dissenters' Rights...................................  8
               Preferred Stock.............................................  8

Federal Income Tax Consequences............................................  8
        The Merger           ..............................................  8
               Stockholders of KingThomason................................  8
        Pro Forma Financial Information and Dilution.......................  9
        Material Contacts Among the Companies.............................. 11

Earlier SuperCorp Spinoff-Merger Transactions ............................. 11

Penny Stock Regulations ................................................... 14

Information About The Group................................................ 16
        Description of Business and Properties ............................ 16
        Course of Business Should the Merger Not Occur..................... 16
        Legal Proceedings.................................................. 16
        Market for The Group's Common Stock and Related
               Stockholder Matters......................................... 16
        Rule 144 and Rule 145 Restrictions on Trading...................... 17
               Dividends     .............................................. 19
               Registration Statement ..................................... 19
               Reports to Stockholders .................................... 19
               Stock Certificates ......................................... 19
        Financial Statements............................................... 19

Information About KingThomason............................................. 20
        Overview .......................................................... 20
        Management's Discussion and Analysis of Financial
               Condition and Results of Operations......................... 20
               Results of Operations....................................... 20
               Sales         .............................................. 21
               Operating Expenses.......................................... 21
               Net Income (Loss) Before Taxes.............................. 21
               Balance Sheet Items......................................... 21
               Liquidity and Capital Resources ............................ 21

        Description of KingThomason's Business ............................ 21
        Business Development .............................................. 21
        Description of Business............................................ 23
        KingThomason's Proprietary Products ............................... 24
        Other Insurance and Financial Services
             and Products ................................................. 25
        Products and Services with Planned
             Implementation ............................................... 26
        Competition ....................................................... 27
        Distribution Methods .............................................. 27
        Dependence on Major Customers and Suppliers ....................... 27
        Patents, Copyrights and Licenses .................................. 27
        Government Approval of Principal Products
             or Services .................................................. 27

        Government Regulations ............................................ 27
        Research and Development .......................................... 27
        Environmental Laws ................................................ 27
        Employees ......................................................... 27
        Principal Plants and Property ..................................... 28
        Plan of Operation ................................................. 28
        Seasonality ....................................................... 28
        Legal Proceedings ................................................. 28
        Market for KingThomason's Capital Stock and
               Related Stockholder Matters ................................ 28
        Financial Statements............................................... 29

Voting and Management Information.......................................... 30
        Date, Time and Place Information .................................. 30
               The Group     .............................................. 30
               KingThomason................................................ 30
               Voting Procedure............................................ 30
        Revocability of Proxy.............................................. 30
        Dissenters' Rights of Appraisal.................................... 30
        Persons Making the Solicitation.................................... 31
        Voting Securities and Principal Holders Thereof.................... 31
        Security Ownership of Certain Beneficial Owners and
               Management.................................................. 32
        Directors, Executive Officers and Significant Employees............ 35
               KingThomason  .............................................. 35
               The Group     .............................................. 35
        Remuneration of Directors and Officers............................. 40
               The Group     .............................................. 40
               KingThomason................................................ 40
               Employment Contracts ....................................... 41
               Stock Options............................................... 41
        Certain Relationships and Related Transactions..................... 41
               The Group's Transactions with Insiders and Promoters........ 41
               KingThomason's Transactions with
                      Management .......................................... 41

Interests of Named Experts and Counsel .................................... 42

Indemnification ........................................................... 42

Financial Statements Index ................................................ 43

Appendix A - Agreement of Merger........................................... A-1

                         SUMMARY OF PROPOSED TRANSACTION

        We organized our company, The KingThomason Group, Inc., for the specific purpose of merging with your company, KingThomason, Inc. The merger will occur only if the holders of a majority of the capital stock of your company approve it. A vote to approve or reject the merger will be taken soon at a special stockholders' meeting of your company.

        Because our name, The KingThomason Group, Inc., is similar to that of KingThomason, Inc., we will refer to ourselves as "The Group," "we" or "us" and to KingThomason, Inc. as "KingThomason."

        The Group has no business or substantial assets. KingThomason does. Yet, we do have something to offer you. By the time you vote on this proposed merger with us, The Group will have increased the number of our stockholders from only two in one state to more than 600 in 32 states. The Group offers you this increased stockholder base.

        KingThomason designs insurance and financial services and products for niche markets. We will not change this business. Should you approve the merger, your officers and directors will run our combined company.

        Should you approve the merger, each KingThomason stockholder will receive one share of The Group's common stock for each share of common stock you now own of KingThomason. This amounts to 13,312,500 shares of The Group stock and would represent 88.75 percent of the outstanding stock after the merger.

        The Group's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and KingThomason are as follows:

        SuperCorp Inc.                             KingThomason, Inc.
        Suite 1910                                 Suite 205
        1601 Northwest Expressway                  3180 Crow Canyon Place
        Oklahoma City, OK 73118                    San Ramon, CA 94583
        Telephone:  405-840-1581                   Telephone:  925-905-5600

        In our opinion, there are no adverse federal income tax consequences to stockholders of KingThomason should you vote to approve the merger with The Group.

                                  RISK FACTORS

        You, the stockholders of KingThomason, Inc. (referred to hereinafter as "KingThomason"), soon will be asked to vote on a proposed merger with The KingThomason Group, Inc. You are making an investment decision that involves a high degree of risk. You should carefully consider the following risk factors as well as the terms of the merger in determining whether to approve the merger:

        1. If you approve the merger, you will suffer an immediate 11.25 percent dilution in your stock value.

               Your approval of the merger will cause you to suffer an 11.25 percent dilution in your percentage ownership and book value of KingThomason. This dilution will be solely for obtaining the possibility, but not the certainty, of obtaining the following benefits:

        o the common stock of our combined company may trade in the stock market;

        o if it does trade in the stock market, you can sell your shares of stock in the stock market, if you wish, or buy more;

        o our combined company can try to buy other companies with our tradable stock rather than with money; and

        o our combined, public company should be better able to raise new capital through the sale of stock than KingThomason now can.

        2. Should KingThomason operate at a loss, any perceived benefits of being a public company may never materialize.

               KingThomason and its subsidiaries have barely operated at a profit for their three years of existence. There is no assurance that profitable operations can be maintained. Should you approve the merger and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

        3. Even if you approve the merger, a public market for The Group's common stock may not develop or, if it does develop, may be volatile or limited.

               There is presently no public market for The Group's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. It is likely that any market that develops for the common stock will be volatile and that trading in the stock will be limited.

        4. Post-merger operations may require additional funds that we do not have.

               Should the proposed merger be approved, the post-merger company may need additional funding to achieve its plan of operations. If so, we have not identified the source for this funding. We give no assurance that the needed funds can be obtained.

        5. Our success depends on our ability to retain T.E. King III and Tom Thomason.

               Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are T.E. King III, president, chief financial officer and a director, and Tom Thomason, secretary and a director.

        6. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.

               Should the proposed merger be approved, the company's officers and directors and their affiliates will own approximately 78.5 percent of the common stock of the company. This amount may enable them to determine the outcome of any vote affecting the control of the company.

        7.     Some of our products are in the development stage.

               We design and market insurance and financial services and products for niche markets. While our present operations are profitable, we have only a three-year history. We propose to add to our present services and products a number of financial products still under development and that have not been tested in the market.

                               THE THREE COMPANIES

        The  merger  we  propose   will  affect   three   companies   and  their
stockholders:

        The  KingThomason  Group,  Inc. The Group was  incorporated in Nevada on
             -------------------------
November 8, 2000, for the purpose of merging with KingThomason. We have no business operations or significant capital. We have no present intention of engaging in any active business until and unless we merge with KingThomason.

        KingThomason,  Inc.  KingThomason was incorporated in Nevada on July 21,
        ------------------
2000. On December 31, 2000, it acquired all the capital stock of ten affiliated corporations, as follows:

     o KingThomason, Inc., a California corporation, incorporated on September 11, 1998 to market and sell a company-developed retirement plan and personal lines of insurance including homeowners' insurance and automobile insurance. KingThomason (Nevada) acquired all the capital stock of KingThomason (California) for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Financial Services, Inc., a California corporation incorporated on April 7, 1999, to market and sell financial and estate planning services, asset management services and stocks, bonds and mutual funds. The acquisition was made for 1,316,850 shares of KingThomason (Nevada).

     o KingThomason Insurance Marketing, Inc., a California corporation, incorporated on January 28, 2000 to market and sell dental insurance policies. KingThomason (Nevada) acquired all the capital stock of KingThomason Insurance Marketing, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason National Limousine Program, Inc., a California corporation, incorporated on August 17, 2000 to market and sell physical damage and liability insurance programs to limousine companies. KingThomason (Nevada) acquired all the capital stock of KingThomason National Limousine Program, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Credit Card Services, Inc., a California corporation, incorporated on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. KingThomason (Nevada) acquired all the capital stock of KingThomason Credit Card Services, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Franchising, Inc., a California corporation, incorporated on August 17, 2000 to offer and sell various insurance, banking and financial products. KingThomason (Nevada) acquired all the capital stock of KingThomason Franchising, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Insurance Company, Inc., a California corporation, incorporated on January 28, 2000 to market and sell medical insurance policies. KingThomason (Nevada) acquired all the capital stock of KingThomason Insurance Company, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Independent Mortgage, Inc., a California corporation, incorporated on January 28, 2000 to market and sell mortgage services. KingThomason (Nevada) acquired all the capital stock of KingThomason Independent Mortgage, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Asset Management, Inc., a California corporation, incorporated on January 28, 2000 to market and sell proprietary indexed mutual funds. KingThomason (Nevada) acquired all the capital stock of KingThomason Asset Management, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     o KingThomason Investment Card, Inc., a California corporation, incorporated on January 28, 2000 to market and sell investment credit cards. KingThomason (Nevada) acquired all the capital stock of KingThomason Investment Card, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

        The business office of KingThomason is located at 3180 Crow Canyon Place, Suite 205, San Ramon, CA 94583. Its telephone number is 925-905-5600.

        SuperCorp  Inc.  A third  company,  SuperCorp  Inc.  ("SuperCorp"),  was
        --------------
organized in Oklahoma on October 21, 1988. SuperCorp has more than 600 stockholders in 32 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in
"spinoff-merger" activities such as the one described herein. Such spinoff-mergers involve SuperCorp's distribution to its stockholders of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. This is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, KingThomason.

        SuperCorp's assets consist of approximately $50,000 in cash. Each of its five directors, John E. Adams, George W. Cole, T.E. King II, Thomas J. Kenan, and Ronald D. Wallace, either directly or by attribution through ownership by family members, owns approximately 452,000 shares of common stock of SuperCorp, which amount is less than seven percent of the number of its outstanding shares.

        SuperCorp  is not  subject  to the  reporting  requirements  imposed  by
Section 12 or Section 15(d) of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

        SuperCorp organized The Group in November 2000 as a vehicle for the proposed merger with KingThomason. The Group has no business history, $1,688 in assets, no liabilities, and only two stockholders - SuperCorp, who will "spinoff" its 1,312,500 shares in the company to its more than 600 stockholders before you vote on the merger; and T.E. King II, a director and stockholder of SuperCorp and the father of T.E. King III, the president and a director of KingThomason.

        SuperCorp's address is 1601 Northwest Expressway, Suite 1910, Oklahoma City, OK 73118. Its telephone number is 405-840-1581.

                            TERMS OF THE TRANSACTION

        The Group, SuperCorp, and KingThomason have entered into an agreement of merger between The Group and KingThomason. A copy of the agreement appears as "Appendix A - Agreement of Merger." For the merger to occur, each of the following must occur:

        o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. The registration statements cover the following:

               o the 13,312,500 merger shares - the shares The Group offers to the stockholders of KingThomason, and

               o the 1,312,500 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders.

        o The stockholders of each of The Group and of KingThomason must, by a majority vote of the shares outstanding, approve the merger.

Terms of the Merger.
------------------

        The terms of the proposed merger are as follows:

        1. KingThomason shall merge into The Group.

        2. All 13,312,500 outstanding shares of common stock of KingThomason shall be converted into 13,312,500 shares of common stock of The Group on a pro-rata basis, or one share of common stock of The Group for each share of common stock of KingThomason.

        3. There shall be no fractional shares issued.

        4. The present business of KingThomason shall be conducted after the merger by The Group, into which KingThomason shall have merged. KingThomason's management and directors shall become the management and directors of the combined company.

        5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 1,312,500 shares of common stock of The Group now held by SuperCorp. Each SuperCorp stockholder shall receive one share of common stock of The Group for each 5.3 shares of common stock of SuperCorp held of record on the date on the cover of this Prospectus.

        6. The historical financial statements of the post-merger company shall be those of KingThomason. See "Financial Statements - KingThomason." The fiscal year of the post-merger company will be December 31, the end of KingThomason's fiscal year.

        7. Should the stockholders of KingThomason not approve the merger, none of The Group, KingThomason, or SuperCorp shall be liable to any of the others. However, in any event, KingThomason must pay all three parties' expenses relating to the registration of the shares described herein.

Reasons for the Merger and Spinoff.
----------------------------------

        It is obvious that the SuperCorp stockholders will benefit by receiving, for no consideration, the 1,312,500 spinoff shares. But The Group also believes that the KingThomason's stockholders will benefit from converting their present stock to stock of The Group in the merger. We have registered with the Securities and Exchange Commission the stock involved in the spinoff and the stock involved in the merger. SuperCorp's distribution of the spinoff shares to its stockholders should provide the basis for the creation of a public market for the common stock of our post-merger combined company. We believe the existence of such a public market will facilitate the raising of expansion funds for the post-merger company. We give no assurance that such will occur.

        Effectively, the stockholders of KingThomason will suffer an 11.25 percent dilution in their equity in KingThomason solely for the perceived, but not assured, benefits of having a public market for their securities.

Accounting Treatment of Proposed Merger.
---------------------------------------

        Because The Group is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized.

Differences Between Rights of Stockholders of The Group and of KingThomason.
---------------------------------------------------------------------------

        There are no material differences between the rights of holders of the common stock of The Group and of KingThomason.

Expenses of the Spinoff and Merger.
----------------------------------

        The estimated expenses of the spinoff and the merger are $96,300. These expenses are being borne entirely by KingThomason, even if you vote to disapprove the merger. These expenses are federal and state registration fees - $100; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; Moody's OTC Industrial Manual publication fee - $2,300; and mailing cost - $2,300.

Description of Securities.
-------------------------

        Common  Stock.   Each  of  The  Group  and   KingThomason  is  a  Nevada
        -------------
corporation. The Group is authorized to issue 40 million shares of common stock. It has 1,700,176 shares of common stock now issued and outstanding. KingThomason is authorized to issue 100 million shares of common stock. It has 13,312,500 shares of its common stock now issued and outstanding. There are no differences in the common stock of our two companies.

               Voting rights.  Stockholders have one vote a share on all matters
               -------------
submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

               Dividend  rights.  Stockholders  receive  dividends  when  and if
               ----------------
declared by the board of directors out of funds of the corporation legally available therefor.

               Liquidation rights. Upon any liquidation,  dissolution or winding
               ------------------
up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

               Preemptive rights.  Stockholders do not have preemptive rights to
               -----------------
subscribe for or purchase any stock, obligations or other securities of the corporation.

               Registrar and transfer agent.  Securities  Transfer  Corporation,
               ----------------------------
Dallas, Texas, is the transfer agent and registrar of the common stock of The Group. KingThomason serves as its own registrar and transfer agent.

               Dissenters' rights. A stockholder has "dissenters' rights" which,
               ------------------
if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

        Preferred  Stock.  Each of The Group and  KingThomason  is authorized to
        ----------------
issue 10 million shares of preferred stock. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

        There are no outstanding shares of preferred stock either of The Group or of KingThomason.

                         FEDERAL INCOME TAX CONSEQUENCES

        The  Merger.   The  merger  should  qualify  as  a  type  "A"  tax  free
        -----------
reorganization  for both  corporations  under Section  368(a)(1) of the Internal
Revenue Code. However, because The Group is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of KingThomason with only a change of name or place of incorporation, a type "F" tax free reorganization under Section 368(a)(1).

               Stockholders of KingThomason. Whether the merger be characterized
               ----------------------------
as a type "A" or "F" reorganization, there should be no recognition of taxable gain or loss to the stockholders of KingThomason by reason of the merger. Each stockholder of KingThomason would have a carryover tax basis and a tacked holding period for our company's securities received in the merger.

               KingThomason itself would not recognize any taxable gain or loss, because its liabilities are not in excess of the tax basis of its assets.

               The   distribution  by  SuperCorp  to  its  stockholders  of  the
1,312,500 spinoff shares will not adversely affect the non-recognition of gain or loss to KingThomason or its stockholders in the merger.

               The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to The Group (which tax opinion is one of the exhibits to the registration statement of which this Prospectus-Proxy Statement is a part).

Pro Forma Financial Information and Dilution.
--------------------------------------------

        The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                December 31, 2000


                                           The Group         King-
                                              Inc.         Thomason         Pro Forma        Pro Forma
                                         (Historical)    (Historical)       Adjustments      Combined
                                          ----------      ----------       ------------    -----------

ASSETS
Current assets                              $1,213         $  375,579       $    -          $   376,792
Property and equipment                         -               44,668            -               44,668
Other assets                                   -               23,032            -               23,032
                                             ----          ----------       ----------      -----------
TOTAL ASSETS                                $1,213         $  443,279       $    -          $   444,492
                                            ======         ==========       ==========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                          $  -          $  149,164       $     -         $   149,164
Long term liabilities                           -              56,954             -              56,954
                                             -----         ----------       ----------      -----------
     Total liabilities                          -             206,118             -         $   206,118
                                             -----         ----------       ----------      -----------
stockholders' equity:
   Common stock                              1,213             13,312             -              14,525
   Additional paid-in capital                   -             311,210             -             311,210
   Retained earnings (deficit)                  -             (29,361)            -             (29,361)
                                             -----                          ----------
   Subscription receivable                      -             (58,000)           -              (58,000)
                                             -----                          ----------
     Total stockholders' equity              1,213            237,161            -              238,374
                                            ------                          ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,213         $  443,279       $    -          $   444,492
                                            ======          =========       ==========      ===========

                          PRO FORMA STATEMENT OF INCOME
                       Fiscal Year Ended December 31, 2000

                                           The Group         King-
                                              Inc.         Thomason         Pro Forma        Pro Forma
                                         (Historical)    (Historical)       Adjustments      Combined
                                          ----------      ----------       ------------    -----------

Sales                                      $    -         $524,183          $      -      $  524,183

Operating expenses                              -          517,612                 -         517,612
                                          ----------      ----------       ------------    -----------
Income from operations                          -            6,571                 -           6,571

Other income                                    -           12,474                 -          12,474
                                          ----------      ----------       ------------    -----------
Income before taxes                                         19,045                 -          19,045

Provision for taxes                             -            1,600                 -           1,600
                                          ----------      ----------       ------------    -----------
NET INCOME                                 $    -         $ 17,445          $      -      $   17,445
                                          ==========                       ============
EARNINGS PER
SHARE

  Net income                                                17,445                 -          17,445

  Weighted-average
  number of shares
  outstanding                                           13,312,500          1,687,500     15,000,000

  Earnings per share                            -         $  0.001                  -    $     0.001


NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2000 as if outstanding as of the beginning of the period.

Material Contacts Among the Companies.
-------------------------------------

        T.E. King II is a director and the beneficial owner of 6.66 percent of the common stock of SuperCorp. He also is the father of T.E. King III, the president, chief financial officer and a director of KingThomason. In August 2000 T.E. King II advised the directors of SuperCorp that his son and Tom Thomason were organizing a company that will design insurance and financial services and products for niche markets. T.E. King II stated that he had persuaded his son and Tom Thomason to consider taking their company public through a spinoff-merger transaction with SuperCorp.

        T.E. King II provided the SuperCorp directors with financial information and projections for the company being organized by T.E. King III and Tom Thomason - KingThomason, Inc. The SuperCorp directors favorably considered the proposition of engaging in a spinoff-merger transaction with KingThomason.
SuperCorp's attorney, Thomas J. Kenan, was sent to California to review the records and operations of KingThomason, Inc. A deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - The KingThomason Group, Inc., which would issue 1,312,500 shares of its common stock to SuperCorp for $1,313, 375,000 shares of its common stock to T.E. King II for $375 in recognition of his services as a "finder" of the transaction, and 13,312,500 shares of its common stock to the shareholders of KingThomason, Inc. should they approve a merger of their company with The KingThomason Group, Inc.

        In August 2000 T.E. King III asked Mr. Kenan if he would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction and for agreeing to serve as an advisory director of KingThomason for three years. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason.

        Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among KingThomason, The Group, and SuperCorp during the periods for which financial statements appear herein.

                  EARLIER SUPERCORP SPINOFF-MERGER TRANSACTIONS

        This transaction with KingThomason, should you approve it, will be the fifth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

        The Lark Technologies, Inc. spinoff-merger.
        ------------------------------------------

        SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

        The Lark spinoff occurred on September 6, 1995. The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

        The Dransfield China Paper Corporation transaction.
        --------------------------------------------------

        The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

        The Dransfield spinoff occurred on February 13, 1996. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger, Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

        On March 28, 2000, Dransfield changed its name to DF China Technologies Inc. and changed its stock market symbol from DCPCF to DFCT on the Nasdaq SmallCap Market.

        The Summit Technologies, Inc. transaction.
        -----------------------------------------

        The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

        The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

        None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit at the time had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

        George W. Cole, who became a SuperCorp director in December 2000 and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

        Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

        The TechLite, Inc. transaction.
        ------------------------------

        The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

        The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

        After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

        Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." Lark, Dransfield, Summit and TechLite are viable, operating companies. Their common stock prices are quoted daily. All four file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

                             PENNY STOCK REGULATIONS

        There is no way to predict a price range within which The Group's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, The Group's common stock, initially at least, would be subject to the rules governing "penny stocks."

        A "penny stock" is any stock that:

        o      sells for less than $5 a share.

        o is not listed on an exchange or authorized for quotation on The Nasdaq stock Market, and

        o is not a stock of a "substantial issuer." The Group is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

        There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

               The Penny Stock Suitability Rule
               --------------------------------

        Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

        After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

        Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

        The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

        The Penny stock Suitability Rule, described above, and the Penny stock Disclosure Rule, described below, do not apply to the following:

        o      transactions not recommended by the broker-dealer,

        o      sales to institutional accredited investors,

        o sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

        o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

               The Penny Stock Disclosure Rule
               -------------------------------

        Another Commission rule - the Penny stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

               Effects of the Rule
               -------------------

        The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

        The Group's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                 INFORMATION ABOUT THE KINGTHOMASON GROUP, INC.

        The KingThomason Group, Inc. was incorporated under the laws of the State of Nevada on November 8, 2000. It has no business or significant assets. It was organized for the purpose of entering into the merger proposed herein. It has no employees; its management will serve without pay until the merger should become effective.

Description of Business and Properties.
--------------------------------------

        Should you approve the merger, The Group shall be the surviving company, but its management shall not remain as the management of the company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the stockholders of KingThomason. KingThomason's present management shall become the management of the company.

        KingThomason's present management advises us that it shall continue the business of KingThomason as the business of The Group after the merger.

        The Group's present management consists of one person, John E. Adams. Mr. Adams is a self-employed financial consultant with principal offices in Oklahoma City, Oklahoma. Mr. Adams is president and a director of SuperCorp.

Course of Business Should the Merger Not Occur.
----------------------------------------------

        Should you not approve the merger, The Group will be a "blank check" company without any property or business. We will seek to acquire, in one or more transactions in exchange for part or all of the "shelf shares" of the company, businesses or assets that would constitute businesses. Should we not make such an acquisition within 18 months, a Commission rule requires that our acquisition effort be abandoned. In such event, the spinoff certificates, all of which are held in escrow, would not be delivered to the record owners thereof. The holders of the majority of our issued and outstanding shares of common stock will have the voting power to cause a dissolution of the company, and persons who are today the holders of a majority of these shares have agreed to do so. Such a dissolution would have insignificant consequences for the persons receiving the spinoff shares. The company would have no assets to distribute to its stockholders upon such a dissolution. Each stockholder would have a capital loss equal to $0.001 a share for each share of the company received in the spinoff.

Legal Proceedings.
-----------------

        Neither The Group nor its property is a party to, or the subject of, pending legal proceedings.

Market for The Group's Common Stock and Related Stockholder Matters.
-------------------------------------------------------------------

        There is no present public trading market in the U.S. or elsewhere for The Group's common stock. After the spinoff and before you vote on the merger, all certificates representing the 1,312,500 spinoff shares shall be held in escrow by an escrow agent.

        Should you approve the merger, the escrow agent will release from escrow the certificates representing the spinoff shares. These certificates would be delivered to the more than 600 SuperCorp stockholders owning the securities represented by the certificates. You will receive 13,312,500 shares of common stock of The Group in exchange for your 13,312,500 outstanding shares of common stock of KingThomason.

Rule 144 and Rule 145 Restrictions on Trading.
---------------------------------------------

        Should you approve the merger, all outstanding shares of common stock of The Group, except the 375,000 shares held by T.E. King II, an insider, shall have been issued or distributed pursuant to registration with the Commission. Nevertheless, there will be certain restrictions on the transfer for value of some of the shares.

        Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The affiliates of KingThomason at the time of the vote on the merger, in order to sell their shares received in the merger, must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such affiliates, that:

               o the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days,

               o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

               o transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

               o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (150,000 shares immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

        The above resale provisions of Rule 145 shall continue for such affiliates for one year after the merger. Then, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

        The table below sets forth the restrictions on trading that will apply to all 15,000,000 shares of common stock of The Group that will be outstanding after the merger, should the merger be approved:

                                                         Number of Shares
                                                     Subject to    Not Subject
                                                     Trading        to Trading
                                                    Restrictions   Restrictions
        SuperCorp shareholders that
          receive spinoff shares                          -          1,312,500

        T.E. King II, who currently
          is a shareholder of The Group              375,000(1)             -

        KingThomason shareholders not
          affiliated with KingThomason
          before the merger                               -          1,412,185

        The  KingThomason shareholders
          that are affiliates of
          KingThomason before the merger          11,889,705(2)             -
                                                  ------------       ---------

                                                  12,264,705         2,771,260

--------------------

(1) Subject to Rule 144. Absent registration, none of these shares may be transferred for value until November 8, 2001 (one year after they were purchased). Then and until November 8, 2002, transfers for value may be made subject to Rule 144's provisions. On November 8, 2002, all restrictions on transfer are removed.

(2) Subject to Rule 145. Absent registration, no transfers for value may be made until 90 days after the effective date of the registration statement of which this Prospectus-Proxy Statement is a part. Then, until one year after the effective date of the merger, each of such eight affiliates can transfer for value, during a 90-day period, no more shares than the greater of one percent of all outstanding shares of The Group (150,000 shares unless additional shares are issued by the post-merger company after the merger) or the average weekly volume of trading in such common stock during the four calendar weeks prior to placing a sell order with a broker-dealer.

        Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 2,771,260 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 675 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of KingThomason will hold an additional 11,889,705 shares and will be able to sell these shares pursuant to Rule 144 and Rule 145 of the Securities Act.

        No equity of The Group is subject to outstanding options or warrants to purchase, or securities convertible into, equity of the company.

        Dividends.  The Group has had no operations or earnings and has declared
        ---------
no dividends on our capital stock. Should you approve the merger, there are no restrictions that would, or are likely to, limit the ability of The Group to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

        Registration  Statement.  The Group has filed  with the  Securities  and
        -----------------------
Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the common stock offered by this Prospectus-Proxy Statement. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Group is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

        Reports to Stockholders. The Group will file reports with the Securities
        -----------------------
and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. The Group will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law.

        Stock Certificates.  Certificates for the securities offered hereby will
        ------------------
be ready for delivery within one week after you approve the merger.

Financial Statements.
--------------------

        See "Financial Statements - The Group, Inc." for the independent auditor's report dated May 7, 2001, with respect to The Group's balance sheet as of December 31, 2000, such balance sheet, and the notes to the balance sheet.

                 INFORMATION ABOUT THE KINGTHOMASON GROUP, INC.

Overview.
--------

        KingThomason or its predecessors in interest have been engaged since September, 1998 in the business of developing and offering insurance and financial services and products for neglected niches in the insurance and financial products markets. Many of its products are proprietary to it. It makes use of the Internet, but its Internet presence is directly supported by a full, client-service infrastructure. Some of its products are sold wholesale only through the existing brokerage community. Some of its products are sold only through its agents. Most are sold both through the existing brokerage community and through its own agents.

        KingThomason designs products, produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims, or writing policies.

        KingThomason has its headquarters in San Ramon, California, and branch offices in Los Angeles, Sacramento and New Jersey. Its fiscal year ends December 31. It operated at a loss of $48,563 in 1998 - its first short year of operations, at a profit of $1,757 in 1999 and at a profit of $17,445 in 2000. Its retained earnings are $(29,361).

Management's  Discussion and  Analysis  of  Financial  Condition  and Results of
--------------------------------------------------------------------------------
Operations.
----------

        The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

        Results of operations.
        ---------------------

        The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2000 and December 31, 1999:

               Fiscal year ended December 31              2000   1999
               ------------------------------------------------------

               Sales                                      100%   100%

               Operating expenses                          99%    97%
                                                          ---    ---
               Income from operations                       1%     3%

               Non-operating income (expense)               2%    (2)%
                                                          ---    ----

               Net income before taxes                      4%     1%
               Net income after taxes                       3%     1%

        Sales.
        -----

        Sales of $524,183 for fiscal year 2000 increased by 69 percent over fiscal 1999's sales of $310,874. Revenue from commissions on securities transactions in fiscal 2000 increased by $166,244 - a 131 percent increase over fiscal year 1999 revenue of $126,443 from this business segment. Revenue from insurance commissions in fiscal 2000 increased by $47,085 - a 26 percent increase over fiscal year 1999 revenue of $184,431 from this business segment.

        Operating expenses.
        ------------------

        Operating expenses increased from $302,834 in fiscal 1999 to $517,612 in fiscal 2000, or 71%. This 71 percent increase is only slightly more than the 69 percent increase in sales.

        Net income before taxes.
        -----------------------

        Net income before taxes of $1,757 in fiscal 1999 improved to net income before taxes of $17,445 in fiscal 2000.

        Balance sheet items.
        ------------------

        Current assets of $375,579 on December 31, 2000, compares favorably with current liabilities of $149,164 at that time.

        Liquidity and Capital Resources.
        -------------------------------

        KingThomason is highly liquid with $184,049 cash on hand and $191,530 in accounts receivable at fiscal 2000 year-end and current liabilities of only $149,164.

        KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

                     DESCRIPTION OF KINGTHOMASON'S BUSINESS
                     --------------------------------------

Business Development.
--------------------

        KingThomason, Inc., was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which now owns 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group has being terminated. The ten subsidiaries are as follows:

o       KingThomason, Inc. (KTI):

        KTI was incorporated in the state of California on September 11, 1998 to market and sell the proprietary, company developed Cash Security Retirement Plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

o       KingThomason Financial Services, Inc. (KTFS):

        KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, asset management services and the sale of stocks, bonds and mutual funds.

o       KingThomason Insurance Marketing, Inc. (KTIM):

        KTIM was incorporated in the state of California on January 28, 2000 to market and sell dental insurance policies. The Company has been operational since January 1, 2001 and sells group dental insurance, voluntary dental insurance, individual dental insurance, and access to our 4,000-member panel of dentists.

o       KingThomason National Limousine Program, Inc. (KTNLP):

        KTNLP was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance programs to limousine companies. The Company has a large block of business ready to write and is in the final stage of placing the reinsurance contract.

o       KingThomason Credit Card Services, Inc. (KTCC):

        KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products as well as to offer patient payment solutions to physicians and dentists with overdue accounts receivable. The company is currently negotiating with CrediTrends, of Sacramento, CA, to immediately implement the issuance of credit cards to the majority of physicians' and dentists' patients who need a payment system for their overdue bills.

o       KingThomason Franchising, Inc. (KTFI):

        KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various insurance, banking and financial products. The Company has started its development of the franchise offering circular for submittal to the state of California for approval to start selling the franchised Financial Centers.

o       KingThomason Insurance Company, Inc. (KTIC):

        KTIC was incorporated in the state of California on January 28, 2000, to market and sell medical insurance policies. The Company has been active since February 1, 2001 and is in the final stages of placing its first blocks of business with its insurance and reinsurance companies.

o       KingThomason Independent Mortgage, Inc. (KTIMI):

        KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company has not had any activity since its inception.

o       KingThomason Asset Management, Inc. (KTAM):

        KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary indexed mutual funds. The Company has not had any activity since its inception.

o       KingThomason Investment Card, Inc. (KTICI):

        KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit cards. The Company has not had any activity since its inception.


Description of Business.
-----------------------

        KingThomason is an insurance and financial services company. It offers highly diversified products designed to occupy neglected niches in the insurance and financial products markets. Many of its products are proprietary to it.

        KingThomason uses the Internet for marketing, communication, and database management. Its Internet presence is directly supported by a full, client-service infrastructure. KingThomason automates the sale and distribution of insurance and financial products, but it provides close, personal interaction with its clients.

        Some of its products are sold wholesale only through the existing brokerage community. Some of its products are sold only through its agents. Most are sold both through the existing brokerage community and through its agents.

        KingThomason may be said to be a "virtual" insurance company - it designs products, produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims or writing policies.

KingThomason's Proprietary Products.
-----------------------------------

        Cash Security Retirement Program.  This  program  employs  two insurance
        --------------------------------
 products -

     o       a tax-deferred, equity-indexed annuity for retirement, and

     o       a term life insurance policy for family protection.

It is targeted, but not limited, to the growing community of white-collar workers who change employers frequently or who work as independent contractors or consultants. For example, KingThomason has agreements with the California Restaurant Association and California Foundation For Medical Care (CFMC) to provide the Cash Security Retirement Plan to all of their association members and associates. The purchaser of this program owns the annuity and the policy, making it 100 percent portable.

        The purchaser of this program chooses what level of monthly contribution one would like to make. The allocations to the life insurance policy can be stopped at any time one feels this protection is no longer needed.

        The great majority of the monthly contributions to the tax-deferred annuity are invested into an equity-indexed annuity, whose interest crediting formula is linked to the Standard & Poor's 500 Corporate Stock Index - the S&P
500. When the S&P 500 goes up over a year's period, ones interest in the annuity is credited in an amount subject to the index rate. When the S&P 500 goes down, ones interest in the annuity remains the same.

        KingThomason does not underwrite the annuity. The annuity investment is underwritten and guaranteed by Jefferson Pilot Insurance Company, AM Best's Rated A++ (Superior), Greensboro, North Carolina.

        KingThomason,  California   Physicians   Foundation   Individual  Health
        ------------------------------------------------------------------------
Insurance Plan.  This pilot program provides -
--------------

     o       individual health insurance coverage,

     o       deeply discounted medical and dental service, and

     o       a tax deductible and tax deferred medical savings account.

        KingThomason joint ventures this program with the 27,000-member California Physicians Foundation. Participants in the program contribute pre-tax dollars to obtain the services. KingThomason originally designed the program for the over one million young, uninsured technology workers who are employed as "contractors" in Northern California. Its market has since greatly increased as these types of medical insurance plans are in greater demand than originally anticipated.

        KingThomason is launching this program June 1, 2001. KingThomason projects $25 million in premium income the first twelve months of operation and $75 million a year when expanded statewide in California alone.

        KingThomason Proprietary Medical, Dental and Private Label Credit Cards.
        ------------------------------------------------------------------------
Doctors and dentists deplore their dealings with non-paying or even slow-paying patients as well as the attendant administrative overhead. KingThomason has already contracted with more than 14,000 California doctors and 6,000 California dentists to provide discounted medical and dental services, the payment for which their patients charge on a Credit Card underwritten by a major U.S. Banking Institution.

        KingThomason  Limousine  Insurance Program.  Through an arrangement with
        ------------------------------------------
Lloyds of London, KingThomason provides physical damage and liability insurance for limousine companies in all 50 states, the District of Columbia and Puerto Rico.

        There are approximately 200,000 limousines operating in its market area that generate approximately $2 billion in annual insurance premiums. KingThomason's insurance is designed to save the average limousine company from ten to twenty percent of its current annual premiums. A typical 50-car limousine company that switches to KingThomason's insurance policy would save between $50,000 and $100,000 a year.

Other Insurance and Financial Services and Products.
---------------------------------------------------

        In addition to the above proprietary products, KingThomason offers financial services products of other companies on an agency basis. Such products include -

     o       retirement plans,

     o       auto and homeowners insurance,

     o       life and health insurance,

     o       estate planning, and

     o       stocks, bonds and mutual funds brokerage services.

KingThomason is continuing to develop proprietary financial services programs. In 1999 its own, more profitable, niche products accounted for 50 percent of our revenues. This percentage grew to 65 percent of total revenues in 2000. KingThomason projects it will be 75 percent of total revenues in 2001.

Products and Services with Planned Implementation.
-------------------------------------------------

        KingThomason has developed the following proprietary insurance and financial products and services:

     o       index mutual funds,

     o       prepaid dental and medical plans,

     o       private label credit cards, and

     o       financial "Centers."

        The KingThomason Financial Centers will be a franchised operation. KingThomason plans to open two prototypes in 2001, Beta test them and then offer a finished product anywhere in the nation through franchises.

        KingThomason envisages a KingThomason Financial Center to be located, typically, in a retail center. The franchisee will offer all of its insurance and financial products, through the sales assistance of live, interactive Internet video conferencing with KingThomason experts on all phases of its products. This access to industry and product expertise for the whole range of its products will make the franchisee a provider of expert financial services in a broad range of cutting edge products. Typically, a captive agent that has the type of cross-marketing support does not own his business and does not have a salable asset. KingThomason Financial Centers will provide the franchisee with ownership, better products, and a much broader and more complete line of products and services. The agent will also have an asset he can sell in the future.

Competition.
-----------

        There is intense competition in the U.S. for the dollars spent on insurance and other financial products and services. There are niches, however, in these industries. KingThomason has already developed products for some of these niches. Its Cash Security Retirement Program and its KingThomason California Physicians Foundation Individual Health Insurance Plan were developed primarily for our itinerant, white collar workforce and for those who are employed as "contractors" by companies that provide no health or retirement benefits.

        To the extent that KingThomason offers, on an agency basis, standard financial products developed or underwritten by others, it is going head to head with other agencies. Its business plan, however, is to continue to create proprietary products to meet the needs of overlooked areas or opening niches.

        KingThomason's business plan provides it an advantage. It is not an underwriter, but it functions as an insurance company. It assumes no risks.

Distribution Methods.
--------------------

        KingThomason distributes, or in some instances plans to distribute, its products through existing broker networks and its own agents. It distributes its products now through Marsh McClennan, Aon Employee Benefits and Arthur J. Gallagher & Co.

        KingThomason reached an agreement in October 2000 with the California Restaurant Association to market KingThomason's estate and financial planning products to all of the association's 6,000 restaurant members and their 90,000 employees.

        KingThomason's own twenty agents are independent contractors and sell and promote all of KingThomason's products and services.

        The KingThomason Financial Centers will provide a large distribution channel for all of the products offered by the KingThomason Group.

Dependence on Major Customers or Suppliers.
------------------------------------------

        KingThomason is not dependent on one or a few customers or suppliers.

Patents, Trademarks and Licenses.
--------------------------------

        KingThomason neither owns nor has applied for any patents or trademarks. It does not license any of the products it sells that are owned by other companies.

Government Approval of Principal Products or Services.
-----------------------------------------------------

        KingThomason must obtain approval from the state insurance commission in order to sell any insurance products it develops itself even though it does not act as underwriters of these insurance products.

Government Regulations.
----------------------

        The annuities KingThomason offers are underwritten by other companies. Any annuities or other estate planning products KingThomason offers must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research and Development.
------------------------

        KingThomason has spent approximately $150,000 over the last three years in research and development activities with regard to its products. None of this has been borne by its customers.

Environmental Laws.
------------------

        KingThomason   has  no  direct  costs  with  regard  to  complying  with
environmental laws and regulations.

Employees.
---------

        At present KingThomason has 35 employees. All others in its organization are "independent contractors" or consultants.

Principal Plants and Property.
-----------------------------

        KingThomason owns no plants or manufacturing equipment, only office furniture, computers and related equipment.

        It has a five-year lease on its office space. It consists of 4,600 square feet. The lease expires July 15, 2004.

Plan of Operation.
-----------------

        During the next twelve months KingThomason plans to bring to market -

o       a prepaid dental plan,

o       its PPO/indemnity dental plan,

o       proprietary index mutual funds,

o       an individual medical plan,

o       credit card programs, and

o       its KingThomason Financial Center.

        With $219,522 in funds realized from the sale of 84,000 shares of its common stock in the fourth quarter of 2000, KingThomason anticipates that it will require no additional funds. It has operated profitably since it first started offering insurance and financial products and services.

Seasonality.
-----------

        There is no seasonal aspect to KingThomason's business.

Legal Proceedings.
-----------------

        Neither KingThomason nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Market for KingThomason's Capital Stock and Related Stockholder Matters.
-----------------------------------------------------------------------

        There is no public trading market for your KingThomason's common stock. There are 40 holders of record of KingThomason's issued and outstanding common stock. Should you not approve the merger, no public trading market is expected to develop for your stock. KingThomason has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of KingThomason to pay dividends on its common stock, but KingThomason advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

        There are no shares of common stock  subject to  outstanding  options or
warrants  to  purchase,   or  securities   convertible  into,  common  stock  of
KingThomason.

        Should you approve the proposed merger, all 13,312,500 shares of common stock of The Group that would be distributed to the stockholders of KingThomason could be sold, either without any restrictions or pursuant to Rule 144 and Rule 145 under the Securities Act.

Financial Statements.
--------------------

        See "Financial Statements - KingThomason" for the audited financial statements of KingThomason containing balance sheets at December 31, 1999 and 2000, and statements of income, cash flows, and changes in stockholders' equity for the period ended December 31, 1999 and 2000, which have been prepared in accordance with generally accepted accounting principles in the United States.

                        VOTING AND MANAGEMENT INFORMATION

        KingThomason's management will solicit your proxy with respect to the proposed merger described herein.

Date, Time and Place Information.
--------------------------------

        The  Group.  The  Group's  stockholders  must also vote on the  proposed
        ----------
merger. An approving vote is assured and shall be taken by written, unanimous consent within one day after the date of this Prospectus-Proxy Statement.

        KingThomason.  Stockholders  of  KingThomason  will vote on the proposed
        ------------
merger at a special meeting of the stockholders of KingThomason to be held on 11:00 A.M., __________, ___________________, 2001, at KingThomason's offices at
3180 Crow Canyon Place, Suite 205, San Ramon, CA 94583. KingThomason's officers, directors and their affiliates are entitled to vote 88.5% of the outstanding shares entitled to vote. Nevertheless, your management has agreed to vote their shares to approve or disapprove the merger in accordance with the majority vote of the other voting stockholders. Accordingly, we are unable to provide assurance that the merger will be approved.

        Voting  Procedure.  Voting  by  KingThomason's  stockholders  may  be by
        -----------------
written ballot at the meeting or by written proxy. Stockholders of record as of the date of this Prospectus-Proxy Statement shall be entitled to vote. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions by stockholders present in person at the meeting shall be counted as a vote for rejecting the merger. None of the shares are held of record by brokers.

Revocability of Proxy.
---------------------

        A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (1) by written notification by the giver of the proxy of an intent to revoke it, or (2) by attendance at the special stockholders' meeting called to vote on the proposed merger and either oral or written instruction to the person counting ballots on the merger vote of an intention to revoke the earlier given proxy.

Dissenters' Rights of Appraisal.
-------------------------------

        Stockholders of KingThomason who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of KingThomason is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated. The notice of the special meeting of stockholders of KingThomason, at which the vote shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notice must be accompanied by a copy of the relevant portions of Nevada corporation law describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of KingThomason should a dissenter and KingThomason not agree on the value of such shares.

        All stockholders of KingThomason who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of Chapter 92A of the Nevada General Corporation Act that will accompany the notice of the special meeting of stockholders. You should especially be alert to the requirement that if you wish to assert your dissenters' rights, you must deliver to the corporation, before the vote is taken, written notice of your intent to demand payment for your shares if the merger is approved. You must not vote your shares in favor of, or consent in writing to, the merger, although you will not lose your dissenter's rights by failing to vote. Other procedures are required and will be described in detail in the copy of Nevada corporation law that describe dissenters' rights. A mere vote against the merger does not satisfy the requirement of delivering written notice before the meeting of your intent to demand payment for your shares if the proposed merger is effectuated.

Persons Making the Solicitation.
-------------------------------

        Members of management of KingThomason will solicit proxies for that entity.

        They will solicit proxies by the mails, by telephone, or by personal solicitation. KingThomason will bear the cost of the solicitation.

        Management will vote signed but otherwise unmarked proxies to approve the merger. Management will vote its shares in accordance with the majority vote of non-management stockholders.

Voting Securities and Principal Holders Thereof.
-----------------------------------------------

        The merger must be approved by an affirmative vote of the holders of a majority of the outstanding shares of common stock of The Group and of KingThomason.

        There are presently outstanding 1,687,500 shares of common stock of The Group, 1,312,500 of which are held of record by SuperCorp and 375,000 of which are held by an insider or promoter of our company. A vote approving the proposed merger by our company is assured.

        There are presently outstanding 13,312,500 shares of common stock of KingThomason held of record by 40 stockholders. Each share is entitled to one vote on the proposed merger.

        The record date for determining the right to vote on the proposed merger is the date on the cover of this Prospectus-Proxy Statement for The Group and for KingThomason.

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

        The following table shows information as of April 30, 2001 with respect to each beneficial owner of more than 5% of each class of voting stock of The Group and of KingThomason, and to each of the officers and directors of The Group and of KingThomason individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff and to the proposed merger between The Group and KingThomason (15 million shares):

                                Common Stock of The Group Beneficially Owned
                                        Before                    After
                                  No. of        % of       No. of        % of
The Group                         Shares        Class      Shares        Class
---------                         ------        -----      ------        -----
SuperCorp Inc.
201 Robert S. Kerr., Suite 1000
Oklahoma City, OK 73102          1,312,500      77.8            0         0(1)

John E. Adams
1205 Tedford
Oklahoma City, OK 73116          1,312,500(2)   77.8       84,527         0.6

Thomas J. Kenan
212 Northwest 18th
Oklahoma City, OK 73103          1,312,500(2)   77.8      134,527(3)      0.9

Ronald D. Wallace
530 North Saint Mary's Lane
Marietta, GA 30064               1,312,500(2)   77.8       84,527         0.6

T.E. King II
21854 Ticonderoga Lane
Lake Forrest Keyes, CA 92630     1,687,500(4)  100.0      459,527         3.1

George W. Cole
3535 Northwest 58th, Suite 770
Oklahoma City, OK 73112          1,312,500(2)   77.8       88,982(5)      0.6

Officers and Directors as a
Group  (1 person before merger,
0 persons after merger)          1,687,500     100.0            0         0
-------------------------

(1) After allocating one share of common stock of The Group for each 5.3 shares of common stock of SuperCorp, SuperCorp will have 340 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 1,312,500 shares of common stock of The Group. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in The Group.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. The Marilyn C. Kenan Trust owns 50,000 shares of common stock of KingThomason and would exchange these shares for 50,000 shares of common stock of The Group in the merger. This trust would also receive 87,413 shares of common stock of The Group in the spinoff. Mr. Kenan provides legal services to The Group and to SuperCorp.

(4) 1,312,500 of these shares are attributed to this person through his position as a director of SuperCorp. See footnote (2) above. 375,000 of these shares are owned directly by him and were received for his services as a "promoter" of The Group. See "Transactions With Insiders."

(5) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie
        J. Cole - 452,006 shares, the Cole Family Limited Partnership - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W. Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie
        J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole disclaims any beneficial ownership in shares of capital stock of The Group owned by his spouse.


                                     Common Stock Beneficially Owned
                                  KingThomason Common       The Group Common
                                    Before Merger             After Merger
                                    -------------            -------------
                                  No. of     % of           No. of      % of
King Thomason                     Shares     Class          Shares      Class
-------------                     ------     -----          ------      -----
T.E. King, III                   5,720,964    42.6         5,720,964    37.8
3180 Crow Canyon Pl., Ste. 205
San Ramon, CA 94583

Hume A. ("Tom") Thomason         5,595,963    40.7         5,595,963    36.2
3180 Crow Canyon Pl., Ste 205
San Ramon,  CA 94583

Jay Dee (JD) Shiverdaker                 0       -                 0       -
97 N. Newport Dr.
Napa, CA 94559

Matthew K. Baltz                    15,000     0.9            15,000     0.8
1771 Pleasant Hills Road
Pleasant Hill, CA 94523

Stuart A. Evans                    426,716     3.2           426,716     2.8
2300 N. 6th St.
Concord, CA 94519

Richard Michel                     131,062     1.0           131,062     0.9
1275-4 SeaCliff Court
Ventura, CA 93003

Manley I. "Skip" Gray                    0       -                 0       -
3 Westgate
Laguna Nigel, CA 92677

Officers and Directors          11,889,705    89.4        11,889,705    79.3
as a group (7 persons)

Directors, Executive Officers and Significant Employees.
-------------------------------------------------------

        Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of The Group and of KingThomason and of its subsidiaries and a description of the business experience of each.

        The Group.
        ---------

                                                           Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
John E. Adams, 62                President, Secretary and  2000           2001
                                 Director

                 KingThomason, Inc. (the Nevada holding company)

                                                            Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
T.E. King III, 33                President,                   7-00        12-01
                                 Chief Financial Officer      7-00        12-01
                                 and Director                 7-00        12-01

Hume A. "Tom" Thomason, 58       Secretary and                7-00        12-01
                                 Director                     7-00        12-01

Jay Dee (JD) Shiverdaker, 61     Chief Operating Officer      4-01        12-01

                       KingThomason Investment Card, Inc.

                                                           Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
T.E. King III, 33                President                    1-00        12-01
                                 Chief Financial Officer,     1-00        12-01
                                 Secretary and                1-00        12-01
                                 Director                     1-00        12-01

Hume A. "Tom" Thomason, 58       Director                     1-00        12-01


                  KingThomason National Limousine Program, Inc.

                                                           Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
Hume A. "Tom" Thomason, 58       President, Director         8-00         12-01

T.E. King III, 33                Chief Financial Officer,    8-00         12-01
                                 Secretary and               8-00         12-01
                                 Director                    8-00         12-01



                         KingThomason Franchising, Inc.

                                                           Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
Hume A. "Tom" Thomason, 58       Director                      8-00       12-01

T.E. King III, 33                President ,                   8-00       12-01
                                 Chief Financial Officer,      8-00       12-01
                                 Secretary and                 8-00       12-01
                                 Director                      8-00       12-01


                      KingThomason Insurance Company, Inc.

                                                           Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
Hume A Thomason, 58              President, Director          8-00        12-01

T.E. King III, 33                Chief Financial Officer,     8-00        12-01
                                 Secretary and Director

                     KingThomason Independent Mortgage, Inc.

                                                           Office Held  Term of
Person                           Office                       Since      Office
------                           ------                    -----------   ------
Hume A Thomason, 58              President, Director          8-00        12-01

T.E. King III, 33                Chief Financial Officer,     8-00        12-01
                                 Secretary and Director



        Business Experience:

        The Group.
        ---------

        John E. Adams. Mr. Adams has been active in the securities business since graduation from college in 1961. After holding increasingly responsible positions with brokerage and investment banking firms, in 1977 he founded and was president of J. Adams & Company, Inc., an Oklahoma City-based NASD member firm which became Adams, James, Foor & Company, Inc. From 1985 to 1987 he was senior vice president and a director of Houchin, Adamson & Co., a Tulsa-based NASD member firm. Since 1987 he has served as a corporate finance and syndicate advisor to several broker-dealer firms; from 1991 to 1993 was president and chief financial officer of EBCO Resources, Inc., an NASD member firm; from March to July 1993 was director of marketing for Indepth Data, Inc., a financial data base company; from 1987 to October 1995 was president of SuperCorp Inc., a public company established to facilitate merger-spinoff transactions such as the one described in this Prospectus-Proxy Statement; from 1987 to the present has been and still is president of Meridyne Corporation, a family-owned investment banking consulting company; and, from September 1993 to 1995, was the senior vice president of Birchtree Financial Services, Inc., a Kansas City,
Missouri-based NASD member firm with 21 offices in several cities; from September 1995 to October 1997 was senior vice president for investment banking of Capital West Securities, Inc. of Oklahoma City, an NASD member firm; from December 1997 to January 2000 was managing director of LaSalle Street Capital Markets, the investment banking division of LaSalle Street Securities, Inc.; and from November 2000 to the present has been the President of SuperCorp, Inc.

        KingThomason.
        ------------

        T.E. King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception.

        Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 1965 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception.

        Jay Dee (JD) Shiverdaker. Mr. Shiverdaker founded Joint Venture Partners International, Inc., a venture capital firm, in 1986 and has been its president and chief executive officer since that time. From 1981 to 1986 he was president of Encore International, a Campbell, California, multinational computer disk research company which entered into a joint venture with two Japanese firms and formed Falcore Co., Inc., in Tokyo, Japan, which Mr. Shiverdaker managed until it was sold in 1986 to Kawasaki Steel Corporation. From 1978 to 1981 he was a co-founder and CEO of Dastek Corporation of Santa Clara, California, a thin-film (semiconductor process) computer disk read-write transducer and OEM disk drive manufacturer. From 1966 to 1978 he was employed by IBM in numerous senior-level sales, staff and international management and strategic planning positions in Texas and San Jose, California. He received a bachelors of business administration degree in 1966 at West Texas A&M University and completed an advanced master of business administration program in 1971 at Ohio State University.

        Matthew K. Baltz. Mr. Baltz received a bachelor of science degree in business administration in 1994 from California State University, Chico, California. He subsequently received several NASD Series licenses, a California Life Insurance license, and a Certified Estate Planner license. From June 1995 through 1997 he was the district manager in San Jose, California of Independent Capital Management, Inc. and a registered principal of SunAmerica Securities, Inc. of Concord, California. From 1998 until June 1999 he was the division manager of Independent Capital Management and a branch manager of SunAmerica Securities. In his four years with Independent Capital Management and SunAmerica Securities, he gained progressive experience managing financial consultants through his overseeing an office of 20 or more representatives. He personally managed more than 400 clients and over $23 million in assets. He staffed two Bay Area offices and hired, licensed, trained and supervised over 50 representatives. In July 1999 he joined KingThomason, Inc.

        Stuart A. Evans. Mr. Evans was employed from 1996 until April, 1999, as a division manager and from 1998 until April, 1999, as an acting regional manager of Independent Capital Management, Inc., a Southern California company engaged in the business of a financial services company. In these capacities he led the expansion of such company in opening offices outside of Southern California, interviewed over 500 candidates for management positions, salesmen and administrative staff and trained the company's staff in all aspects of office and client development. He holds NASD Series 7.24 and 65 licenses, is a certified estate planner and holds licenses to sell life, health and variable contract insurance policies. In April 1999, he joined KingThomason Financial Services, Inc. as its president and a director.

        Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc.

        Manley I. "Skip" Gray II. Mr. Gray has over 20 years of experience in the health care and health care insurance industries. From June 1973 until 1978 he was the sales manager of Great Southwest Dental Laboratories of Denver, Colorado and was responsible for sales of dental prosthetics in the Rocky Mountain region. From 1978 until February 1981 he was the general manager and a partner of Medical Dental Services of Denver, Colorado and managed all operations of nine dental offices in Colorado and Arizona. From February 1981 until October 1985 he was the director of dental plans for Blue Cross Blue Shield of Colorado. As such he designed, developed and implemented the first managed care dental plan in Colorado. From October 1985 until September 1986 he was the national director of dental sales of Cigna Corporation of Hartford, Connecticut, the largest dental insurance carrier in the country. From September 1986 until 1991 he was the vice president of marketing, professional relations, benefit design and rating for Dental Network of America, Chicago, Illinois. From 1991 until 1993 he was vice president of sales and marketing of dental plans for Health Management Systems, Inc. of Colorado Springs, Colorado, a subsidiary of Rocky Mountain Health Care which is associated with Blue Cross Blue Shield of Colorado, New Mexico and Nevada. From 1993 until 1995 he was the vice president for provider relations of California Dental Health Plan of Tustin, California, a company sold to Pacificare. From 1995 until June 1996 he was president of Americas Managed Dental Plan of Costa Mesa, California. From June 1996 until June 1998 he was the Rocky Mountain regional vice president and executive director or Safeguard Health Plans of Denver, Colorado. From June 1998 until 2001 he was president of Preferred Dental Plan of Newport Beach, California. He joined KingThomason in January 2001 and will devote full time to KingThomason's dental insurance programs.

Remuneration of Directors and Officers.
--------------------------------------

        The Group.
        ---------

        Mr. Adams, the sole officer and director of The Group, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with KingThomason.

        KingThomason.
        ------------

        The directors of KingThomason and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason and its subsidiaries received from it an aggregate of $108,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, they shall become the officers of the post-merger company.

        Mr. King, the president of KingThomason, will receive a salary of $75,000 a year, as will Tom Thomason, the secretary of KingThomason.

        The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.



                                                                      Long Term Compensation
                                                                      ----------------------
                                          Awards
                                    ------------
          Annual Compensation                      Securities
---------------------------------                  ----------
                                                   Underlying          Payouts
                                                   ----------    -------------
                      Other Annual  Restricted     Options/      LTIP           All Other
                      ------------  ----------     -------       ----           ---------
Year  Salary   Bonus  Compensation  Stock Awards   SARS          Payouts        Compensation
----  ------   -----  ------------  ------------   ----          -------        ------------

2000  34,500       0       0              0             0             0               0

1999  18,000  16,000       0              0             0             0               0
1998       0       0       0              0             0             0               0



        Employment Contracts.
        --------------------

        KingThomason has no employment contracts with any employees.

        Stock Options.
        -------------

        KingThomason has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

        Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 332,000 options exercisable over the next five years.

Certain Relationships and Related Transactions.
----------------------------------------------

        The Group's Transactions with Insiders and Promoters.
        ----------------------------------------------------

        T.E. King II may be deemed to be an "insider" and "promoter" of The Group. SuperCorp has allowed him to purchase 375,000 shares of The Group at $0.001 a share, which shares are in addition to what he will receive on a pro rata basis with other SuperCorp stockholders through the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."

        KingThomason's  Transactions  with  Management.   Since  its  inception,
        ----------------------------------------------
KingThomason has had no material transactions with management.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Thomas J. Kenan, Esquire, counsel to The Group and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 50,000 shares of common stock of KingThomason. It also is the beneficial owner of 447,994 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 134,527 shares of The Group by way of the merger and SuperCorp's distribution of the 1,312,500 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                 INDEMNIFICATION

        Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

        With  respect  to  any  criminal   action  or  proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

        In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

        To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

        As a result of such corporation law, KingThomason or, should the proposed merger become effective, The Group may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to KingThomason.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           FINANCIAL STATEMENTS INDEX

        The financial statements of The Group and of KingThomason appear as follows:

The KingThomason Group, Inc.
        Independent Auditors' Report...................................      F-1
        Balance Sheet December 31, 2000................................      F-2
        Notes to Balance Sheet December 31, 2000.......................      F-3

KingThomason, Inc. (a Nevada corporation)
        Independent Auditors' Report...................................      F-5
        Consolidated Balance Sheets at December 31, 2000...............      F-6
        Consolidated Statements of Operations for the years ended
        December 31, 1999 and December 31, 2000........................      F-7
        Consolidated Statements of Cash Flows for the years ended
               December 31, 1999 and December 31, 2000.................      F-8
        Consolidated Statements of Stockholders' Equity
               for the years ended December 31, 1999 and
               December 31, 2000.......................................      F-9
        Notes to Financial Statements..................................     F-10

KingThomason, Inc. (a California corporation, acquired by KingThomason, Inc., a Nevada corporation, on December 31, 2000)
        Independent Auditors' Report ..................................     F-20
        Balance Sheet at December 31, 2000 ............................     F-21
        Statement of Operations for the year ended
               December 31, 2000 ......................................     F-22
        Statements of Cash Flows for the year ended
               December 31, 2000.......................................     F-23
        Statement of Stockholders' Equity for the
               year ended December 31, 2000 ...........................     F-24
        Notes to Financial Statements .................................     F-25

KingThomason Financial Services, Inc., a California corporation
        Independent Auditors' Report ..................................     F-32
        Balance Sheet at December 31, 2000 ............................     F-33
        Statement of Operations for the year ended
               December 31, 2000 ......................................     F-34
        Statements of Cash Flows for the year ended
               December 31, 2000.......................................     F-35
        Statement of Stockholders' Deficit for the
               year ended December 31, 2000 ...........................     F-36
        Notes to Financial Statements .................................     F-37

                          INDEPENDENT AUDITORS' REPORT



To the Director and Stockholders
  The KingThomason Group, Inc.



        We have audited the balance sheet of The KingThomason Group, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of December 31, 2000. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of The KingThomason Group, Inc. as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                     /S/ HOGAN & SLOVACEK
                                     --------------------
                                     HOGAN & SLOVACEK


Oklahoma City, Oklahoma
May 7, 2001

                          THE KINGTHOMASON GROUP, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000








ASSETS

   Cash - on deposit in trust account                             $1,213
                                                                  ======



STOCKHOLDER'S EQUITY

   Preferred stock - Authorized 10,000,000 shares,
      $0.001 par value - none issued

   Common stock - 40,000,000 shares authorized,
      $0.001 par value, 1,687,500 shares issued                    1,213
                                                                  ------

                                                                  $1,213
                                                                  ======



                     The accompanying notes are an integral
                           part of this balance sheet.

                          THE KINGTHOMASON GROUP, INC.
                          ---------------------------
                          (A Development Stage Company)

                             NOTES TO BALANCE SHEET
                             ----------------------
                                DECEMBER 31, 2000
                                -----------------

(1)     ORGANIZATION

        The KingThomason Group, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KingThomason), a Nevada corporation. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with KingThomason. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

        The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

        Stock of the Company is owned 77.8 percent by SuperCorp Inc. and 22.2 percent by one insider. The 77.8 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of SuperCorp Inc.'s stockholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated ________________, 2001, among SuperCorp Inc., the Company, and BancFirst, N.A. of Oklahoma City, Oklahoma.

(2)     MERGER AGREEMENT

        The Company agreed on January 15, 2001, to merge with KingThomason. KingThomason is an operating company in the business of designing and marketing insurance and financial services for niche markets. The Company will be the surviving corporation (Survivor), but KingThomason will elect all directors and officers of the Survivor. All currently outstanding stock of KingThomason in the hands of its stockholders will be cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger is effective. The merger of KingThomason and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

        The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KingThomason approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of KingThomason. Upon completion of the proposed merger, KingThomason will own 13,312,500 shares of Common Stock of the Company or 88.75% of its voting shares. The fiscal year of the Company will be December 31.

        The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KingThomason approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of KingThomason. Upon completion of the proposed merger, KingThomason will own 13,312,500 shares of Common Stock of the Company or 88.75% of its voting shares. The fiscal year of the Company will be December 31.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
KingThomason, Inc.:

        We have audited the accompanying consolidated balance sheet of King Thomason, Inc., a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of December 31, 1999 and for the year then ended were audited by another auditor whose report dated October 24, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KingThomason, Inc. and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 29, 2001

                               KINGTHOMASON, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000



                                   ASSETS                   2000
                                   ------                ----------
  CURRENT ASSETS:
   Cash & cash equivalents                             $    184,049
   Commissions receivable                                   191,530
                                                         ----------
           Total current assets                             375,579

  PROPERTY AND EQUIPMENT, net                                44,668

  OTHER ASSETS:
   Deposits                                                  23,032
                                                         ----------
                                                       $    443,279
                                                         ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

  CURRENT LIABILITIES:
   Accrued expenses                                    $     36,288
   Loan from officer                                          9,590
   Note payable, related parties-current                     88,000
   Note payable, Others                                      15,286
                                                         ----------
           Total current liabilities                        149,164

  Note Payable, Others - Long term                           56,954

  COMMITMENTS

  STOCKHOLDERS' EQUITY
   Common stock, $.00001 par value;
      100,000,000 shares authorized; in 2000
      13,312,500 shares issued and outstanding
      in 2000                                                13,312
   Additional paid in capital                               311,210
   Retained Earnings                                        (29,361)
                                                         ----------
                                                            295,161
   Less: Subscription receivable                            (58,000)
                                                         ----------
           Total stockholders' equity                       237,161
                                                         ----------
                                                       $    443,279
                                                         ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KINGTHOMASON, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999


                                                      2000             1999
                                                   ---------         ---------

   Revenues
       Securities commission                      $  292,667        $  126,443
       Insurance commission                          231,516           184,431
                                                    --------          --------
                   Net revenues                      524,183           310,874

   Total operating expenses                          517,612           302,834
                                                    --------          --------

   Income from Operations                              6,571             8,040
                                                    --------          --------

   Non-Operating Income (expense):
                   Interest income                     3,843               750
                   Interest expense                  (14,071)           (5,433)
                   Miscellaneous                      22,702                 -
                                                    --------          --------
   Income before income taxes                         19,045             3,357

   Provision for income taxes                          1,600             1,600
                                                    --------          --------

   Net Income                                     $   17,445        $    1,757
                                                    ========          ========

   Basic & diluted weighted average number of       --------          --------
       common stock outstanding                      177,567            47,000
                                                    ========          ========
                                                    --------          --------
   Basic & diluted net income per share           $     0.10        $     0.04
                                                    ========          ========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KINGTHOMASON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                                              2000        1999
                                                            --------   --------

  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                            $  17,445   $  1,757
     Adjustments to reconcile net income to net cash used
     operating activities:
       Depreciation and amortization                          10,766      8,382
       (Increase) / decrease in current assets:
                    Commissions receivable                  (179,561)   (11,968)
                    Prepaid expenses                           9,177          -
                    Other assets                                   -    (32,210)
        Increase / (decrease) in current liabilities:
                    Accrued expenses                          28,271      8,017
                                                            --------    -------
        Net cash used in operating activities               (113,902)   (26,022)
                                                            --------    -------
  CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of property & equipment                   (5,460)   (51,581)
                                                            --------    -------

  CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends paid                                             -    (40,000)
        Net proceeds from Loans                              (13,110)   174,350
        Proceeds from sale of common stock                   219,522     40,000
                                                            --------    -------
        Net cash provided by financing activities            206,412    174,350
                                                            --------    -------

  NET INCREASE IN CASH & CASH EQUIVALENT                      87,050     96,747

  CASH & CASH EQUIVALENTS, BEGINNING BALANCE                  96,999        252
                                                            --------    -------
  CASH & CASH EQUIVALENTS, ENDING BALANCE                  $ 184,049   $ 96,999
                                                            ========    =======

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KINGTHOMASON, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                       Common Stock                                              Total
                                            -------------------------------------
                                            Number of                  Additional   Subscription   Retained   Stockholders'
                                             Shares         Amount      paid in      Receivable    Earnings       Equity
                                            ---------     ---------    ----------   ------------   --------   -------------

 Balance as on  January 1, 2000                47,000        47,000             -              -     (46,806)           194

 Recapitalization upon merger              13,181,500       (33,772)       101,294             -           -         67,522

 Issuance of shares under Reg. D filings       84,000            84        209,916        (58,000)         -        152,000

 Net Income for the year                            -             -              -              -     17,445         17,445
                                           -----------      ---------    ----------        --------   -------     ----------

 Balance, December 31, 2000                 13,312,500     $  13,312     $  311,210        (58,000)   (29,361)       237,161
                                           ===========      =========    ==========        ========   =======     ==========


 * Represents combined balances of subsidiaries

                  The accompanying notes are an integral part of these consolidated financial statements.

                               KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model. The Company through its subsidiaries had revenue for the year ended December 31, 2000.

Pursuant to  reorganization  agreement  dated  December  31,  2000,  the Company
acquired  one  hundred   percent  (100%)  of  the  common  shares  of  following
subsidiaries:

(1)     King Thomason, Inc. (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sale cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King Thomason Financial Services, Inc. (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sale financial and estate planning service, assets management services and sale of stocks and mutual funds.

(3)     King Thomason Insurance Marketing, Inc. (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sale insurance policies. The Company did not have any activity since its inception.

(4)     King Thomason National Limousine Program, Inc. (KTNL):

KTNL was  incorporated  in the state of  California on August 17, 2000 to market
and  sale  physical  damage  and  liability   insurance  program  for  limousine
companies. The Company did not have any activity since its inception.

(5)     King Thomason Credit Card Services, Inc. (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue of a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

(6)     King Thomason Franchising, Inc. (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Franchise store" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

(7)     King Thomason Insurance Company, Inc. (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sale Medical insurance policies. The Company did not have any activity since its inception.

(8)     King Thomason Independent Mortgage, Inc. (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sale mortgage services. The Company did not have any activity since its inception.

(9)     King Thomason Asset Management, Inc. (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sale proprietary index mutual funds. The Company did not have any activity since its inception.

(10)    King Thomason Investment Card, Inc. (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sale investment credit card. The Company did not have any activity since its inception.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of King Thomason, Inc. and its 100% wholly owned subsidiaries, KTI & KTFS. There was no activity for the year ended December 31, 2000 for KTIM, KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of subsidiaries has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled majority of the total shares of common stock of the Company outstanding immediately following the acquisition on December 31, 2000 (See note #9). The historical results for the year ended December 31, 2000 include both the Company and the subsidiaries (KTI & KTFS) while the historical results for year ended December 31, 1999 include only subsidiaries (KTI & KTFS).

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

Commission receivable

Commission receivable represents amount receivable from insurance companies for the commission for insurance policies and annuity sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the year ended December 31, 2000, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue Recognition

Revenue Recognition Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products. Research and development costs are expensed as incurred.

During the year ended December 31, 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Concentration of credit risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                               KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to
Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

3.      PROPERTY AND EQUIPMENT

                Furniture, fixture and Equipment          $  63,222
                Less: Accumulated depreciation               18,554
                                                           --------
                                                          $  44,668
                                                           ========

4.      LOAN FROM OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year.


5.      NOTES PAYABLE - RELATED PARTIES

The Company has notes payable to two shareholders amounting $88,000 as on December 31, 2000. The notes are due on demand, unsecured and bear interest rate of 10% per year.


6.      NOTE PAYABLE - OTHERS

The Company has a note payable  amounting  $72,240 as on December 31, 2000.  The note is payable by December 15, 2004. The note is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be forgiven @20% of the original balance per year, subject to the Company meeting certain production requirements. Following is the maturity schedule of the note:

                       Year ended December 31            Amount
                       ----------------------          ---------
                               2001                   $   18,060
                               2002                       18,060
                               2003                       18,060
                               2004                       18,060
                                                       ---------
                              Total                   $   72,240
                                                       =========


7.      INCOME TAXES

Through December 31, 2000, the Company had no operation of its own, therefore no provision for income tax had been provided.

The subsidiaries of the Company have elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

8.      STOCKHOLDERS' EQUITY

On September 25, 2000, the Company sold 84,000 common shares pursuant to Regulation D for an aggregate consideration of $210,000, which included subscription receivable of $58,000 for 43,000 common shares.

On December 31, 2000, the Company issued 13,228,500 shares of common stock pursuant to a merger agreement between the Company and ten (10) affiliated Companies, related through common ownership (see note 9).



9.      ACQUISITION

Effective December 31, 2000, the Company acquired all of the outstanding stock of following companies which became a wholly owned subsidiaries of the Company:

King Thomason, Inc.

King Thomason Financial Services, Inc.

King Thomason Insurance Marketing, Inc.

King Thomason National Limousine Program, Inc.

King Thomason Credit Card Services, Inc.

King Thomason Franchising, Inc.

King Thomason Insurance Company, Inc. (KTIC):

King Thomason Independent Mortgage, Inc. (KTIMI):

King Thomason Asset Management, Inc. (KTAM):

King Thomason Investment Card, Inc. (KTICI):


The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The Company issued a total of 13,228,500 shares for acquisition of these companies. The acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled 100% of the total shares of common stock of the Company outstanding immediately following the acquisition on December 31, 2000. The historical results for the year ended December 31, 2000 include King Thomason, Inc. and its subsidiaries of King Thomason, Inc (CA) and King Thomason Financial Services, Inc. The other eight acquired subsidiaries did not have any operations since their inceptions.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

10.     MAJOR CUSTOMERS

During the year ended December 31, 2000, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 87% of total insurance commission income. 85% of commission receivable is from that service provider. During the year ended December 31, 2000, a majority of the Company's securities commission income was from one major service provider, which accounted for approximately 85% of total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


11.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 for income tax in the year ended December 31, 2000. The Company paid $0 for interest during the year ended December 31, 2000.



12.     COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2000 are as follows:

                         Year ended December 31,             Amount
                         ----------------------            ----------
                             2001                           $  92,127
                             2002                              92,127
                             2003                              92,127
                             2004                              61,418
                                                           ----------
                            Total                           $ 337,799
                                                           ==========

13.      SUBSEQUENT EVENT

The Company agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with the Company. The KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with company does not occur. KTGNV is a development-stage company.

                              KING THOMASON, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999

After the merger, KTGNV will be the surviving corporation (Survivor), but the Company will elect all directors and officers of the Survivor. All currently outstanding stock of the Company will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KTGNV approving the proposed merger. Upon completion of the proposed merger, the Company will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
KingThomason, Inc. (California):

We have audited the accompanying balance sheet of KingThomason, Inc., a California Corporation (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KingThomason, Inc. (California) as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 29, 2001

                        KINGTHOMASON , INC. (California)
                                  BALANCE SHEET
                                DECEMBER 31, 2000



                                     ASSETS
                                     ------

    CURRENT ASSETS:
        Cash & cash equivalents                             $    169,440
        Commissions receivable                                   164,432
        Due from affiliate                                        62,800
                                                              ----------
                  Total current assets                           396,672

    PROPERTY AND EQUIPMENT, net                                    4,982
                                                              ----------

                                                            $    401,654
                                                              ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

    CURRENT LIABILITIES:
        Accrued expenses                                    $     22,164
        Loan from officer                                          9,590
        Due to affiliate                                         152,000
        Note payable-current                                      88,000
                                                              ----------
                  Total current liabilities                      271,754

    STOCKHOLDERS' EQUITY
        Common stock, no par value;
           10,000,000 shares authorized;
           1,322,850 shares issued and outstanding                24,683
        Retained Earnings                                        105,217
                                                              ----------
                  Total stockholders' equity                     129,900
                                                              ----------
                                                            $    401,654
                                                              ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                        KINGTHOMASON, INC. (California)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000




    Revenues
        Insurance commission                    $     247,007

    Total operating expenses                          163,965
                                                 ------------
    Income from Operations                             83,042

    Non-Operating Income (expense):
               Interest income                          3,225
               Interest expense                        (9,121)
               Miscellaneous                               91
                                                 ------------
    Income before income taxes                         77,237

    Provision for income taxes                            800
                                                 ------------
    Net Income                                  $      76,437
                                                 ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                        KINGTHOMASON, INC. (California)
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


   CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                                   $  76,437
      Adjustments to reconcile net income to net cash used
      operating activities:
         Depreciation and amortization                                 2,240
         (Increase) / decrease in current assets:
                      Commissions receivable                        (157,017)
                      Prepaid expenses                                 1,500
         Increase / (decrease) in current
                      Accrued expenses                                17,864
                                                                     --------
         Net cash used in operating activities                       (58,976)
                                                                     --------

   CASH FLOWS FROM INVESTING ACTIVITIES
         Acquisition of property & equipment                          (2,534)
                                                                     --------

   CASH FLOWS FROM FINANCING ACTIVITIES:
         Net proceeds from Loans                                     145,500
         Proceeds from sale of common stock                           17,683
         Advance subscription                                              -
                                                                     --------
         Net cash provided by financing activities                   163,183
                                                                     --------

   NET INCREASE IN CASH & CASH EQUIVALENT                            101,673

   CASH & CASH EQUIVALENTS, BEGINNING BALANCE                         67,767
                                                                     --------

   CASH & CASH EQUIVALENTS, ENDING BALANCE                         $ 169,440
                                                                     ========


                  The accompanying notes are an integral part of these consolidated financial statements.

                         KINGTHOMASON, INC. (California)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                               Common Stock                           Total
                                      -------------------------
                                        Number of                       Retained  Stockholders'
                                         Shares         Amount          Earnings     Equity
                                      ---------       ---------        ---------  -------------

 Balance as on January 1, 2000              926       $  7,000        $   28,780   $  35,780

 Issuance of shares                   1,321,924         17,683                 -      17,683

 Net Income for the year                      -              -            76,437      76,437
                                      ---------        -------         ---------    --------

 Balance, December 31, 2000           1,322,850       $ 24,683        $  105,217   $ 129,900
                                      =========        =======         =========    ========

                  The accompanying notes are an integral part
                   of these consolidated financial statements.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000



1.      DESCRIPTION OF BUSINESS

King Thomason, Inc. (California) ("the Company") was incorporated in the state of California on September 11, 1998 to market and sale cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

Pursuant to a reorganization agreement dated December 31, 2000, King Thomason, Inc., a Nevada Corporation, acquired one hundred percent (100%) of the common shares of the Company for 1,322,850 shares of King Thomason, Inc., (Nevada).


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Commission receivable

Commission receivable represents amount receivable from insurance companies for the commission for insurance policies and annuity sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

The Company has elected for federal income tax purposes, under the Internal Revenue Code and the State of California, to be an S-corporation. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue Recognition

Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale of various products. Research and development costs are expensed as incurred.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Concentration of credit risk

The Company deposits its cash in one bank in California. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect the adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to
Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


3.      PROPERTY AND EQUIPMENT

               Furniture, fixture and Equipment            $   12,032
               Less: Accumulated depreciation                   7,050
                                                           ----------
                                                           $    4,982
                                                           ==========

4.      DUE FROM (TO) AFFILIATES

Due from (to) affiliates represents amounts receivable from or payable to affiliates (related through common ownership). The amounts are due on demand, interest free and unsecured.


5.      LOAN FROM OFFICERS

The loan is due on demand, unsecured and bears an interest rate of 6% per year.


6.      NOTES PAYABLE - RELATED PARTIES

The Company has notes payable to two shareholders. The notes are due on demand, unsecured and bear interest rate of 10% per year.


7.      STOCKHOLDERS' EQUITY

During 2000, the Company issued 1,321,924 shares for $17,683. On December 31, 2000, the stockholders of the Company authorized a reverse stock split of the Company's common stock in the ratio up to one share for 7.56. Such reverse split became effective in December 2000. The net loss per common share has been restated to retroactively affect a reverse stock split. After the reverse split, there were 1,322,850 shares outstanding.


8.      ACQUISITION OF THE COMPANY

Effective December 31, 2000, King Thomason, Inc., a Nevada Corporation, acquired all of the outstanding stock of the Company and following other affiliates:

King Thomason Financial Services, Inc.

King Thomason Insurance Marketing, Inc.

King Thomason National Limousine Program, Inc.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

King Thomason Credit Card Services, Inc.

King Thomason Franchising, Inc.

King Thomason Insurance Company, Inc. (KTIC):

King Thomason Independent Mortgage, Inc. (KTIMI):

King Thomason Asset Management, Inc. (KTAM):

King Thomason Investment Card, Inc. (KTICI):


The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The King Thomason, Inc., (Nevada) issued a total of 13,228,500 shares for acquisition of these companies. The acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled 100% of the total shares of common stock of King Thomason, Inc., (Nevada) outstanding immediately following the acquisition on December 31, 2000.



9.         MAJOR CUSTOMERS

During the year ended December 31, 2000, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 87% of total insurance commission income. 85% of commission receivable was from that service provider. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


10.        SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax in the year ended December 31, 2000. The Company paid $ 0 for interest during the year ended December 31, 2000.

The Cash flow statements do not include effect of reverse stock split.

                        KING THOMASON, INC. (California)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

11.        SUBSEQUENT EVENT

King Thomason, Inc (the parent company) (KTI) agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KTI. KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with KTI does not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but KTI will elect all directors and officers of the Survivor. All currently outstanding stock of KTI will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of KTI and KTGNV approving the proposed merger. Upon completion of the proposed merger, KTI will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
KingThomason Financial Services, Inc.:

We have audited the accompanying balance sheet of KingThomason Financial Services, Inc., a California Corporation (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KingThomason Financial Services, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 29, 2001

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000



                                     ASSETS
                                     ------
  CURRENT ASSETS:
   Cash & cash equivalents                                $    14,609
   Commissions receivable                                      27,098
                                                           ----------
       Total current assets                                    41,707
                                                           ----------

  PROPERTY AND EQUIPMENT, net                                  39,686

  OTHER ASSETS:
   Deposits                                                    23,032
                                                           ----------
                                                          $   104,425
                                                           ==========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

  CURRENT LIABILITIES:
   Accrued expenses                                       $    14,123
   Due to affiliate                                            62,800
   Note payable-current                                        15,286
                                                           ----------
       Total current liabilities                               92,209

  Note Payable - Long term                                     56,954

  COMMITMENTS

  STOCKHOLDERS' DEFICIT
   Common stock, no par par value;
      10,000,000 shares authorized;
      1,322,850 shares issued and outstanding                  89,839
   Accumulated deficit                                       (134,577)
                                                           ----------
        Total stockholders' deficit                           (44,738)
                                                           ----------
                                                          $   104,425
                                                           ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-33


                      KINGTHOMASON FINANCIAL SERVICES, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



   Revenues
       Securities commission                         $   231,516
       Insurance commission                               45,660
                                                      ----------
           Net revenues                                  277,176

   Total operating expenses                              353,647
                                                      ----------
   Loss from operations                                  (76,471)

   Non-Operating Income (expense):
           Interest income                                   618
           Interest expense                               (4,950)
           Miscellaneous                                  22,612
                                                      ----------
   Loss before income taxes                              (58,191)

   Provision for income taxes                                800
                                                      ----------
   Net loss                                          $   (58,991)
                                                      ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                     KINGTHOMASON FINANCIAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



  CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                                   $   (58,991)
     Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                  8,526
       (Increase) / decrease in current
                    Commissions receivable                          (22,544)
                    Prepaid expenses                                  7,677
       Increase / (decrease) in current
                    Accrued expenses                                 10,406
                                                                   --------
        Net cash used in operating activities                       (54,926)
                                                                   --------
  CASH FLOWS FROM INVESTING ACTIVITIES
       Acquisition of property & equipment                           (2,926)
                                                                   --------
  CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from Loans                                       (6,610)
       Proceeds from sale of common stock                            49,839
       Advance subscription                                               -
                                                                   --------
       Net cash provided by financing                                43,229
                                                                   --------

  NET DECREASE IN CASH & CASH EQUIVALENT                            (14,623)

  CASH & CASH EQUIVALENTS, BEGINNING BALANCE                         29,232
                                                                   --------
  CASH & CASH EQUIVALENTS, ENDING BALANCE                       $    14,609
                                                                   ========

                  The accompanying notes are an integral part of these consolidated financial statements.

                     KINGTHOMASON FINANCIAL SERVICES, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                 Common Stock                                        Total
                                      ----------------------------------------
                                      Number of                   Additional      Accumulated     Stockholders'
                                       shares       Amount     paid in capital      deficit          deficit
                                    -----------  ---------     ---------------    -----------    -------------

 Balance as on January 1, 2000          5,291    $  40,000     $       -           (75,586)      $ (35,586)

 Issuance of shares                 1,317,559       49,839             -                 -          49,839

 Net loss for the year                      -            -             -           (58,991)        (58,991)
                                   ----------     --------      --------------    ------------    ------------

 Balance, December 31, 2000         1,322,850    $  89,839     $       -          $(134,577)     $ (44,738)
                                   ==========     ========      ==============     ============   ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000



1.      DESCRIPTION OF BUSINESS

KingThomason Financial Services, Inc. ("the Company") was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, asset management services and the sale of stocks, bonds and mutual funds.

Pursuant to a reorganization agreement dated December 31, 2000, KingThomason, Inc., a Nevada corporation, acquired one hundred percent (100%) of the common shares of the Company for 1,322,850 shares of KingThomason, Inc., (Nevada).


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Commissions receivable

Commissions receivable represent amounts receivable from insurance companies for the commissions for insurance policies and annuities sold.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

The Company has elected for federal income tax purposes, under the Internal Revenue Code and the State of California, to be an S-corporation. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue Recognition

Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sell various products. Research and development costs are expensed as incurred.

During the year ended December 31, 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                     KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect the adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to
Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

3.      PROPERTY AND EQUIPMENT

                Furniture, fixtures and Equipment               $   51,190
                Less: Accumulated depreciation                      11,504
                                                                ----------
                                                                $   39,686
                                                                ==========


4.      DUE TO AFFILIATES

Due to affiliates represents amount receivable payable to affiliates (related through common ownership). The amounts is due on demand, interest free and unsecured.


5.      NOTES PAYABLE

The Company has a note payable amounting to $72,240 as on December 31, 2000. The note is payable by December 15, 2004. The note is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be forgiven at 25% per year of the outstanding amount, subject to the Company meeting certain production requirements. Following is the maturity schedule of the note:

                      Year ended December 31,                Amount
                      ----------------------               ----------

                              2001                        $   18,060
                              2002                            18,060
                              2003                            18,060
                              2004                            18,060
                                                           ----------
                             Total                        $   72,240


6.      STOCKHOLDERS' EQUITY

During 2000, the Company issued 1,317,559 shares for $49,839. On December 31, 2000, the stockholders of the Company authorized a reverse stock split of the Company's common stock in the ratio up to one share for 7.56. Such reverse split became effective in December 2000. The net loss per common share has been restated to retroactively effect a reverse stock split. After the reverse split, there were 1,322,850 shares outstanding.


7.      ACQUISITION OF THE COMPANY

Effective December 31, 2000, KingThomason, Inc., a Nevada Corporation, acquired all of the outstanding stock of the Company and following other affiliates:

KingThomason, Inc (California).

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

KingThomason Insurance Marketing, Inc.

KingThomason National Limousine Program, Inc.

KingThomason Credit Card Services, Inc.

KingThomason Franchising, Inc.

KingThomason Insurance Company, Inc. (KTIC):

KingThomason Independent Mortgage, Inc. (KTIMI):

KingThomason Asset Management, Inc. (KTAM):

KingThomason Investment Card, Inc. (KTICI):


The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The KingThomason, Inc., (Nevada) issued a total of 13,228,500 shares for acquisition of these companies. The acquisition has been accounted for as a purchase and treated as a reverse acquisition since the former owners of subsidiaries controlled 100% of the total shares of common stock of KingThomason, Inc., (Nevada) outstanding immediately following the acquisition on December 31, 2000.


8.        MAJOR CUSTOMER

During the year ended December 31, 2000, a majority of the Company's securities commission income was from one major service provider, which accounted for approximately 85% of total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


9.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax in the year ended December 31, 2000. The Company paid $ 0 for interest during the year ended December 31, 2000.

The Cash flow statements do not include effect of reverse stock split.

                      KINGTHOMASON FINANCIAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

10.     COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2000 are as follows:

                      Year ended December 31               Amount
                             2001                        $ 92,127
                             2002                          92,127
                             2003                          92,127
                             2004                          61,418
                                                         --------
                            Total                       $ 337,799
                                                         --------

11.     SUBSEQUENT EVENT

King Thomason, Inc (the parent company) (KTI) agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KTI. KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with KTI does not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but KTI will elect all directors and officers of the Survivor. All currently outstanding stock of KTI will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of KTI and KTGNV approving the proposed merger. Upon completion of the proposed merger, KTI will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares

                                   APPENDIX A

                               AGREEMENT OF MERGER

        This Agreement of Merger ("the Agreement") is made and entered into as of January 15, 2001, by and among The KingThomason Group, Inc., a Nevada corporation ("the Company"); KingThomason, Inc., a Nevada corporation ("KingThomason"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

        WHEREAS, the Directors of the Company and the Directors of KingThomason have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of KingThomason into the Company ("the Merger") in accordance with the provisions of the Nevada General Corporation Act, other applicable law and the provisions of this Agreement; and

        WHEREAS, SuperCorp is the controlling stockholder of the Company;

        NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, KingThomason, and SuperCorp agree as follows:

        1. Merger;  Effective Date. Pursuant to the terms and provisions of this
           -----------------------
Agreement and of the Nevada General Corporation Act, and subject to the prior approval by the stockholders of each of the Company and KingThomason, KingThomason shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Nevada ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and KingThomason shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of KingThomason, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

        2. Articles of Incorporation  and Bylaws.  The Articles of Incorporation
           -------------------------------------
and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.

        3. Directors.  The directors of KingThomason on the Effective Date shall
           ---------
become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

        4. Officers.  The officers of  KingThomason  on the Effective Date shall
           --------
become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

        5. Manner of Conversion.  The manner of converting the shares of capital
           --------------------
stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

               5.1. The shares of capital stock of KingThomason which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 13,312,500 shares of common stock ("the Merger Shares") of the Company.

               5.2. There shall be 1,312,500 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff").

               5.3 There shall be 375,000 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by T.K. King II or his designees or assignees ("the Consultant's Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

               5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or KingThomason outstanding on the Effective Date.

        6.  Representations  and  Warranties.  SuperCorp and the Company jointly
            --------------------------------
represent and warrant to, and agree with, KingThomason that:

               6.1 The Company has been duly organized and is validly existing under the Nevada General Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

               6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                            Number of            Par value
        Class         Series                 Shares              of Shares
        -----         ------                ----------           ---------
        Common        None                  40,000,000            $0.001
        Preferred     To be designated      10,000,000            $0.001
                      by the directors

               6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 1,687,500 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

               6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

               6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

               6.6 As of the Effective  Date,  the Merger and the Agreement will
have  been  duly  authorized  and  approved  by  the  Company's   directors  and
stockholders.

               6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

        7.  Conditions  of  KingThomason's   Obligations.   The  obligations  of
            --------------------------------------------
KingThomason to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

               7.1 The Merger Shares and the Spinoff Shares of common stock of the Company to be distributed pursuant to the provisions of paragraph 5.1 and
5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

               7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

               7.3 The directors and the stockholders of KingThomason are free to approve or disapprove the Merger in their full discretion.

        8. Tax Treatment.  The merger of the Company and  KingThomason  shall be
           -------------
accomplished as a tax-free reorganization.

        9.  Certificate  of  Merger.  Upon the  approval  of the  Merger  by the
            -----------------------
stockholders of the Company and of KingThomason, the officers of the Company shall file with the Secretary of State, State of Nevada either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Nevada, the Agreement may be terminated by the board of directors of KingThomason notwithstanding approval of this Agreement by the stockholders of KingThomason or of the Company.



                                        The KingThomason Group, Inc., a Nevada
                                        corporation


                                       By:/s/ John E. Adams
                                       ---------------------
                                       John E. Adams, President

                                       KingThomason, Inc., a Nevada corporation


                                       By:/s/ T.E. King III
                                       ------------------------
                                       T.E. King III, President

                                       SuperCorp Inc.


                                       By:/s/ John E. Adams
                                       ------------------------
                                       John E. Adams, President

UNTIL _____________________, 2001 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                     PART II

Other Expenses of Issuance and Distribution.
-------------------------------------------

        The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $51,250 incurred in connection with the spinoff described herein are being paid by KingThomason, Inc., the company with which the Registrant proposes to merge.

                      Item                                  Amount

        Registration fees                                 $     50
        Filing expenses (EDGAR)                              1,500
        Printing and engraving                               1,000
        Postage                                                500
        Legal                                               22,000
        Accounting and auditors                             20,000
                                                          --------

               Total Expenses                             $ 45,050

Indemnification of Directors and Officers.
-----------------------------------------

        There is set forth in the Prospectus-Proxy Statement under "Terms of the Transaction Indemnification for Securities Act Liabilities" a description of the laws of the State of Nevada with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Nevada.

        Both the company and KingThomason, Inc. have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Nevada, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or KingThomason, Inc., as the case may be.

        To the extent of the indemnification rights provided by the State of Nevada statutes and provided by the company's and KingThomason, Inc.'s articles of incorporation and bylaws, and to the extent of KingThomason, Inc.'s and the company's abilities to meet such indemnification obligations, the officers, directors and agents of KingThomason, Inc. or the company would be beneficially affected.

Exhibits and Financial Statement Schedules.
------------------------------------------

        Separately bound but filed as part of this Registration Statement are the following exhibits:

        Exhibit                   Item

         2      -  Agreement  of  Merger   of  January  15,  2001,  between  The
                         KingThomason Group, Inc. and KingThomason, Inc.

         3.1    -  Articles of Incorporation of The KingThomason Group, Inc.

         3.2    -  Bylaws of The KingThomason Group, Inc.

         3.3    -  Articles  of  Incorporation of  KingThomason, Inc.,  a Nevada
                         corporation

         3.4    -  Bylaws of KingThomason, Inc., a Nevada corporation

         5      -  Opinion of Thomas J. Kenan, Esq.,  as to the  legality of the securities covered by the Registration Statement.

         8      -  Opinion of Thomas J. Kenan, Esq.,  as to tax matters  and tax consequences.

        10      -  Escrow  Agreement  among   The  KingThomason   Group,   Inc.;
                         SuperCorp Inc.; and BancFirst, N.A. of Oklahoma City, Oklahoma. (To be filed by amendment.)

        10.1    -  2000 stock Option Plan adopted by KingThomason, Inc.

        10.2    -  Representative   agreement  among   certain  stockholders  of
                         SuperCorp relating to compliance with SEC Rule 419.

        10.3    -  Royalty   Agreement   for    Association    Program   between
                         KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.

        10.4    -  Payor  Agreement  between  KingThomason, Inc.,  a  California corporation,  and  California  Foundation  for  Medical
                         Care.

        10.5    -  Executive  General  Agent  Agreement   between   KingThomason
                         Insurance  Company,  Inc.   and  Jefferson  Pilot  Life
                         Insurance Company.

        10.6    -  Payor  Agreement  between  KingThomason, Inc.  (National Limo
                         Group) and California Foundation for Medical Care.

        23      -  Consent of Thomas J. Kenan,  Esq. to the  reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

        23.1    -  Consent of  Kabani & Company,  Inc., independent  auditors of
                         KingThomason, Inc., a California corporation.

        23.2    -  Consent of Kabani & Company,  Inc., independent  auditors  of
                         KingThomason, Inc., a Nevada corporation.

        23.3    -  Consent of Kabani & Company,  Inc.,  independent auditors  of
                         KingThomason Financial Services, Inc.

        23.4    -  Consent of Hogan &  Slovacek,  independent  auditors  of  The
                         KingThomason Group, Inc.

        23.5    -  Consent of  T.E. King III  to serve  as  a  director  of  The
                         KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.

        23.6    -  Consent  of  Tom  Thomason  to  serve  as a director  of  The
                         KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.



                                  UNDERTAKINGS

        The KingThomason Group, Inc. will:

               1.  File,   during  any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this Registration Statement to:

                      (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                      (c)    include   any   additional   or  changed   material
                             information  on the plan of distribution.

               2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of The KingThomason Group, Inc. pursuant to the foregoing provisions, or otherwise, The KingThomason Group, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The KingThomason Group, Inc. of expenses incurred or paid by a director, officer or controlling person of The KingThomason Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The KingThomason Group, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The KingThomason Group, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.

Date: May 11, 2001                      The KingThomason Group, Inc.



                                        By /s/ John E. Adams
                                        -----------------------
                                        John E. Adams, president


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: May 11, 2001                      /s/ John E. Adams
                                        ------------------------------------
                                        John E. Adams, president, sole director,
                                        principal   financial    officer,    and
                                        authorized   representative    of    the
                                        Registrant

                               The KingThomason Group, Inc.
                    Commission File Nos. 333-60880 and 333-60980
                                         -----------------------


                             COMBINED EXHIBIT INDEX
                               Forms SB-2 and S-4




        Exhibit                                           Item

         2       -  Agreement  of  Merger  of   January 15,  2001,  between  The
                    KingThomason Group, Inc. and KingThomason, Inc.

         3.1     -  Articles of Incorporation of The KingThomason Group, Inc.

         3.2     -  Bylaws of The KingThomason Group, Inc.

         3.3     -  Articles of  Incorporation of  KingThomason, Inc.,  a Nevada
                    corporation.

         3.4     -  Bylaws of KingThomason, Inc., a Nevada corporation.

         5       -  Opinion of Thomas J. Kenan,  Esq., as to the legality of the securities covered by the Registration Statement.

         8       -  Opinion of Thomas J. Kenan, Esq., as  to tax matters and tax consequences.

        10       -  Escrow  Agreement   among   The  KingThomason  Group,  Inc.;
                    SuperCorp  Inc.;  and  BancFirst,  N.A.  of  Oklahoma  City,
                    Oklahoma.  (To be filed by amendment.)

        10.1     -  2000 stock Option Plan adopted by KingThomason, Inc.

        10.2     -  Representative  agreement   among  certain  stockholders  of
                    SuperCorp relating to compliance with SEC Rule 419.

        10.3     -  Royalty   Agreement   for   Association   Program    between
                    KingThomason   Financial   Services,   Inc.,   a  California
                    corporation,   and  California   Restaurant  Association,  a
                    California not-for-profit corporation.

        10.4     -  Payor  Agreement  between KingThomason,  Inc., a  California corporation, and California Foundation for Medical Care.

        10.5     -  Executive   General  Agent  Agreement  between  KingThomason
                    Insurance  Company,  Inc. and Jefferson Pilot Life Insurance
                    Company.

        10.6     -  Payor  Agreement  between  KingThomason, Inc. (National Limo
                    Group) and California Foundation for Medical Care.

        23       -  Consent of Thomas J. Kenan, Esq.  to the reference to him as
                    an  attorney   who  has   passed  upon  certain  information
                    contained in the Registration Statement.

        23.1     -  Consent of Kabani & Company, Inc.,  independent  auditors of
                    KingThomason, Inc., a California corporation.

        23.2     -  Consent of  Kabani & Company, Inc.,  independent auditors of
                    KingThomason, Inc., a Nevada corporation.

        23.3     -  Consent of  Kabani & Company, Inc.,  independent auditors of
                    KingThomason Financial Services, Inc.

        23.4     -  Consent of  Hogan & Slovacek,  independent  auditors  of The
                    KingThomason Group, Inc.

        23.5     -  Consent  of T.E. King  III  to serve  as  a  director of The
                    KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.

        23.6     -  Consent of  Tom Thomason  to  serve  as a  director  of  The
                    KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.

                              AGREEMENT OF MERGER

        This Agreement of Merger ("the Agreement") is made and entered into as of January 15, 2001, by and among The KingThomason Group, Inc., a Nevada corporation ("the Company"); KingThomason, Inc., a Nevada corporation ("KingThomason"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

        WHEREAS, the Directors of the Company and the Directors of KingThomason have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of KingThomason into the Company ("the Merger") in accordance with the provisions of the Nevada General Corporation Act, other applicable law and the provisions of this Agreement; and

        WHEREAS, SuperCorp is the controlling stockholder of the Company;

        NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, KingThomason, and SuperCorp agree as follows:

        1. Merger;  Effective Date. Pursuant to the terms and provisions of this
           -----------------------
Agreement and of the Nevada General Corporation Act, and subject to the prior approval by the stockholders of each of the Company and KingThomason, KingThomason shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Nevada ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and KingThomason shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of KingThomason, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

        2. Articles of Incorporation  and Bylaws.  The Articles of Incorporation
           -------------------------------------
and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.

                                                                       Exhibit 2
                                                               Page 1 of 4 Pages

        3. Directors.  The directors of KingThomason on the Effective Date shall
           ---------
become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

        4. Officers.  The officers of  KingThomason  on the Effective Date shall
           --------
become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

        5. Manner of Conversion.  The manner of converting the shares of capital
           --------------------
stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

               5.1. The shares of capital stock of KingThomason which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 13,312,500 shares of common stock ("the Merger Shares") of the Company.

               5.2. There shall be 1,312,500 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff").

               5.3 There shall be 375,000 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by T.K. King II or his designees or assignees ("the Consultant's Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

               5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or KingThomason outstanding on the Effective Date.

        6.  Representations  and  Warranties.  SuperCorp and the Company jointly
            --------------------------------
represent and warrant to, and agree with, KingThomason that:

               6.1 The Company has been duly organized and is validly existing under the Nevada General Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

               6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                                                       Exhibit 2
                                                               Page 2 of 4 Pages

                                            Number of            Par value
        Class         Series                 Shares              of Shares
        -----         ------                ---------            ---------
        Common        None                  40,000,000             $0.001
        Preferred     To be designated      10,000,000             $0.001
                      by the directors

               6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 1,687,500 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

               6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

               6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

               6.6 As of the Effective  Date,  the Merger and the Agreement will
have  been  duly  authorized  and  approved  by  the  Company's   directors  and
stockholders.

               6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

        7.  Conditions  of  KingThomason's   Obligations.   The  obligations  of
            --------------------------------------------
KingThomason to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

               7.1 The Merger Shares and the Spinoff Shares of common stock of the Company to be distributed pursuant to the provisions of paragraph 5.1 and
5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

                                                                       Exhibit 2
                                                               Page 3 of 4 Pages

               7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

               7.3 The directors and the stockholders of KingThomason are free to approve or disapprove the Merger in their full discretion.

        8. Tax Treatment.  The merger of the Company and  KingThomason  shall be
           -------------
accomplished as a tax-free reorganization.

        9.  Certificate  of  Merger.  Upon the  approval  of the  Merger  by the
            -----------------------
stockholders of the Company and of KingThomason, the officers of the Company shall file with the Secretary of State, State of Nevada either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Nevada, the Agreement may be terminated by the board of directors of KingThomason notwithstanding approval of this Agreement by the stockholders of KingThomason or of the Company.

                                        The KingThomason Group, Inc., a Nevada
                                        corporation


                                        By:/s/ John E. Adams
                                           -----------------
                                           John E. Adams, President

                                        KingThomason, Inc., a Nevada corporation


                                        By:/s/ T.E. King III
                                           -----------------
                                           T.E. King III, President

                                        SuperCorp Inc.


                                        By:/s/ John E. Adams
                                           -----------------
                                           John E. Adams, President

                                                                       Exhibit 2
                                                               Page 4 of 4 Pages

                               SECRETARY OF STATE
                     [The Great Seal of the State of Nevada]
                                 STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that THE KINGTHOMASON GROUP, INC. did on November 8, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                             IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on November 8, 2000.



[Seal]                       /s/ Dean Heller

                                    Secretary of State

                             By
                                    /s/

                                    Certification Clerk

                                                                     Exhibit 3.1
                                                               Page 1 of 2 Pages

DEAN HELLER                                                   FILED #C298460-00
Secretary of State                                            NOV 08 2000
101 North Carson Street, Suite 3                              DEAN HELLER
Carson City, Nevada 89701-4786                                SECRETARY OF STATE
(715) 684-5708

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

        1.     Name of Corporation:  The KingThomason Group, Inc.
               -------------------

        2. Resident Agent Name and Street Address:  Capitol  Document  Services,
           --------------------------------------
Inc., 202 S. Minnesota St., Carson City, Nevada 89703.

        3.     Shares:
               ------

               Number of shares                               Number of shares
               with par value            Par Value            without par value
               ----------------          ---------            -----------------

               40,000,000 Common           $0.001               None

               10,000,000 Preferred        $0.001               None

        4. Names,  Addresses,  Number of Board of Directors/Trustees:  The First
           ---------------------------------------------------------
Board of Directors/Trustees shall consist of one member whose name and address is as follows:

               1.     John E. Adams, 1205 Tedford, Oklahoma City, OK 73116.

        5.     Purpose:  (optional).
               -------

        6.     Other Matters:  Number of additional pages attached:  none
               -------------

        7.     Names, Addresses and Signatures of Incorporators:
               ------------------------------------------------

               Michelle Ellis, 202 S. Minnesota St., Carson City, NV 89703.

               /s/ Michelle Ellis
               ------------------

        8.     Certificate of Acceptance of Appointment of Resident Agent:
               ----------------------------------------------------------

               I, Capitol Document Services, Inc., hereby accept appointment as Resident Agent for the above named corporation.

               /s/ Michelle Ellis                         11-8-00
               -----------------------------              ---------------
               Signature of Registered Agent              Date

                                                                     Exhibit 3.1
                                                               Page 2 of 2 Pages

                                     BYLAWS

                                       OF

                          The KingThomason Group, Inc.


                                    ARTICLE I

                                     OFFICES
                                     -------
               SECTION  1. REGISTERED  OFFICE.  The registered   office  of  the
corporation shall be established and maintained at 202 South Minnesota Street, Carson City, Nevada 89703.

               SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

               SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Nevada, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the corporation on the third Tuesday of May of each year at 11 a.m., local time.

                                                                     Exhibit 3.2
                                                              Page 1 of 17 Pages

               If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

               SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place as shall be stated in the notice of the meeting.

               SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and all other questions shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Nevada.

                                                                     Exhibit 3.2
                                                              Page 2 of 17 Pages

               A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                                                                     Exhibit 3.2
                                                              Page 3 of 17 Pages

               SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

               SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

               SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                                                     Exhibit 3.2
                                                              Page 4 of 17 Pages

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

               SECTION 1. NUMBER AND TERM. The number of directors shall be one or more. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

               SECTION 2. RESIGNATIONS. Any director, member of a committee or other office may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

                                                                     Exhibit 3.2
                                                              Page 5 of 17 Pages

               SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5.  INCREASE  OF  NUMBER.  The  number  of   directors  may  be
increased by amendment of these Bylaws by the affirmative vote of a majority vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

               SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these Bylaws conferred upon or reserved to the stockholders.

                                                                     Exhibit 3.2
                                                              Page 6 of 17 Pages

               SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

               SECTION 8. ANNUAL MEETINGS. The annual meeting of the Board may be held at such time and place as shall be fixed by a vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute such meeting.

               SECTION 9. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

               SECTION 10. SPECIAL MEETINGS. Special meetings of the board may be called by the President or by the Secretary on the written request of any two
(2) directors on at least two (2) days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

                                                                     Exhibit 3.2
                                                              Page 7 of 17 Pages

               SECTION 11. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

               SECTION 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

               SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                                                     Exhibit 3.2
                                                              Page 8 of 17 Pages

                                   ARTICLE IV

                                    OFFICERS
                                    --------

               SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one (1) or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two (2) offices may be held by the same person.

               SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                                                                     Exhibit 3.2
                                                              Page 9 of 17 Pages

               SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or an Assistant Secretary.

               SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

               SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                                                                     Exhibit 3.2
                                                             Page 10 of 17 Pages

               SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

               SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

               SECTION 9.  SALARIES.  The  salaries  of  all  officers   of  the
corporation  shall be fixed by the Board of Directors.

               SECTION 10. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present.

                                                                     Exhibit 3.2
                                                             Page 11 of 17 Pages

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

               SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any of or all the signatures may be facsimiles.

               SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

               SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                                                                     Exhibit 3.2
                                                             Page 12 of 17 Pages

               SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise expressly provided by the laws of Nevada.

                                                                     Exhibit 3.2
                                                             Page 13 of 17 Pages

               SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

               SECTION 7. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation and the words "CORPORATE SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

               SECTION 8. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

               SECTION 9. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                                                     Exhibit 3.2
                                                             Page 14 of 17 Pages

               SECTION 10. NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

               SECTION 11. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                                     Exhibit 3.2
                                                             Page 15 of 17 Pages

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     --------------------------------------
                              EMPLOYEES AND AGENTS
                              --------------------

               To the extent and in the manner permitted by the laws of the State of Nevada, and specifically as is permitted under Section 1031 of the Nevada General Corporation Act, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

               These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.

DATED: November 8,2000

                                                                     Exhibit 3.2
                                                             page 16 of 17 Pages

                               SECRETARY OF STATE
                     [The Great Seal of the State of Nevada]
                                 STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that KINGTHOMASON, INC. did on July 21, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                             IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 24, 2000.



[Seal]                       /s/ Dean Heller

                               Secretary of State

                             By
                               /s/ Denise A. Bates

                               Certification Clerk

                                                                     Exhibit 3.3
                                                               Page 1 of 2 Pages

FILED #C19822-00
JUL 21 2000
DEAN HELLER
SECRETARY OF STATE


                          ARTICLES OF INCORPORATION OF
                                KINGTHOMASON INC.

ONE:  The name of this corporation is:      KingThomason, Inc.
---

TWO:  Resident Agent Name and Street Address:
---
               Capitol Document Services, Inc.
               202 South Minnesota Street
               Carson City, Nevada 89703

THREE:  Authorized  shares of  the Corporation  will be:   100,000,000 shares of
-----
Common Stock with a par value of $.001 per share.

FOUR:  Names, addresses, and number of Directors: The initial Board of Directors
----
shall consist of two directors whose names and addresses are as follows:

Name                                Address
----                                -------

Hume Anthony Thomason            4037 West Lake Shore Drive, San Ramon, CA 94583
Thomas E. King III               4036 Hitchcock Road, Concord, CA 94518

FIVE: The purpose of this corporation is to engage in any lawful act or activity
----
for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business or the practice of a profession not permitted to be incorporated by the Nevada Corporation Code.

SIX:  Names, Addresses and Signatures of Incorporators:
---

Hume Anthony Thomason                                     /s/ Hume A. Thomason
4037 West Lake Shore Drive, San Ramon, CA 94583           ----------------------

Thomas E. King III                                        /s/ Thomas E. King III
                                                          ----------------------
4036 Hitchcock Road, Concord, CA 94518

SEVEN:  Certificate of Acceptance of Appointment of Resident Agent:
-----

I, Capitol Document Services, Inc. hereby accept appointment as Registered Agent for the above named corporation.

/s/ Yvonne K. Thomas                               7/21/2000
---------------------------                        ---------
Signature of Resident Agent                          Date

                                                                     Exhibit 3.3
                                                               Page 2 of 2 Pages

                                     BYLAWS

                                       OF

                               KingThomason, Inc.


                                    ARTICLE I

                                     OFFICES
                                     -------

               SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be established and maintained at 202 South Minnesota Street, Carson City, Nevada 89703.

               SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

               SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Nevada, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the corporation on the third Tuesday of May of each year at 9 a.m., local time.

                                                                     Exhibit 3.4
                                                               Page 1 of 17 Page

               If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

               SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place as shall be stated in the notice of the meeting.

               SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and all other questions shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Nevada.

                                                                     Exhibit 3.4
                                                              Page 2 of 17 Pages

               A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                                                                     Exhibit 3.4
                                                              Page 3 of 17 Pages

               SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

               SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

               SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                                                     Exhibit 3.4
                                                              Page 4 of 17 Pages

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

               SECTION 1. NUMBER AND TERM. The number of directors shall be one or more. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.
Directors need not be stockholders.

               SECTION 2. RESIGNATIONS. Any director, member of a committee or other office may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

                                                                     Exhibit 3.4
                                                              Page 5 of 17 Pages

               SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

               SECTION 5. INCREASE OF NUMBER. The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

               SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these Bylaws conferred upon or reserved to the stockholders.

               SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to

                                                                     Exhibit 3.4
                                                              Page 6 of 17 Pages
the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

               SECTION 8. ANNUAL MEETINGS. The annual meeting of the Board may be held at such time and place as shall be fixed by a vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute such meeting.

               SECTION 9. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

               SECTION 10. SPECIAL MEETINGS. Special meetings of the board may be called by the President or by the Secretary on the written request of any two
(2) directors on at least two (2) days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

                                                                     Exhibit 3.4
                                                              Page 7 of 17 Pages

               SECTION 11. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

               SECTION 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

               SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                                                     Exhibit 3.4
                                                              Page 8 of 17 Pages

                                   ARTICLE IV

                                    OFFICERS
                                    --------

               SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one (1) or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two (2) offices may be held by the same person.

               SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                                                                     Exhibit 3.4
                                                              Page 9 of 17 Pages

               SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or an Assistant Secretary.

               SECTION 5. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

               SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                                                                     Exhibit 3.4
                                                             Page 10 of 17 Pages

               SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

               SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

           SECTION 9. SALARIES. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

         SECTION 10. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present.

                                                                     Exhibit 3.4
                                                             Page 11 of 17 Pages

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

               SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any of or all the signatures may be facsimiles.

               SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

              SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                                                                     Exhibit 3.4
                                                             Page 12 of 17 Pages

               SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise expressly provided by the laws of Nevada.

                                                                     Exhibit 3.4
                                                             Page 13 of 17 Pages

               SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

               SECTION 7. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation and the words "CORPORATE SEAL." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

               SECTION 8. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

               SECTION 9. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                                                                     Exhibit 3.4
                                                             Page 14 of 17 Pages

               SECTION 10. NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

               SECTION 11. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                                                     Exhibit 3.4
                                                             Page 15 of 17 Pages

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     --------------------------------------
                              EMPLOYEES AND AGENTS
                              --------------------

               To the extent and in the manner permitted by the laws of the State of Nevada, and specifically as is permitted under Section 1031 of the Nevada General Corporation Act, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

               These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.

DATED:  August 1, 2000

                                                                     Exhibit 3.4
                                                             Page 16 of 17 Pages

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 April 26, 2001





John E. Adams
The KingThomason Group, Inc.
Suite 1910
1601 Northwest Expressway
Oklahoma City, OK   73118

                                    Re:     The KingThomason Group, Inc.

Dear Mr. Adams:

I have  reviewed  the Form  SB-2 and Form  S-4  Registration  Statements  of The
KingThomason Group, Inc. and am of the opinion that the securities being registered on the Form SB-2 have been legally issued, are fully paid, and are non-assessable and that the securities being registered on the Form S-4, when issued, will have been legally issued, fully paid and will be non-assessable.

                                   Sincerely,


                                            /s/ Thomas J. Kenan
                                            -------------------
                                            Thomas J. Kenan

TJK:sa

                                                                       Exhibit 5

                        FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 April 26, 2001



John E. Adams
The KingThomason Group, Inc.
Suite 1910
1601 Northwest Expressway
Oklahoma City, OK   73118

                                    Re:   Spinoff  and merger transaction by and
                                          among  The  KingThomason Group,  Inc.,
                                          KingThomason, Inc., and SuperCorp Inc.

Dear Mr. Adams:

        In connection with the preparation and filing of a Form SB-2 Registration Statement under the Securities Act of 1933 ("the Act") to be filed by The KingThomason Group, Inc. ("the Company") for the purpose of registering 1,312,500 shares of its Common Stock ("the Spinoff Shares"), which shares are presently owned by SuperCorp Inc., an Oklahoma corporation, and in connection with the preparation and filing of a Form S-4 Registration Statement under the Act, to be filed by the Company for the purpose of registering 13,312,500 shares of its Common Stock ("the Merger Shares"), to be available for a proposed merger with KingThomason, Inc., a Nevada corporation ("KingThomason, Inc."), I have been asked to express my opinion with respect to certain U.S. federal income tax matters.

        I have examined the Form SB-2 Registration Statement, the Form S-4 Registration Statement, corporate proceedings reflected in the minutes of the Company as certified by the secretary of the Company, an agreement of merger among the Company, KingThomason, Inc. and SuperCorp effective as of January 15, 2001, and an escrow agreement prepared for execution by the Company, SuperCorp, and BancFirst, N.A. of Oklahoma City, Oklahoma ("Escrow Agent").

                                                                       Exhibit 8
                                                               Page 1 of 4 Pages

        Based upon my examination of the above-described documents, relevant sections of the Internal Revenue Code of 1986 as amended ("the Code"), and applicable regulations thereunder, I am of the following opinion with respect to the federal income tax consequences of the proposed spinoff and merger transactions:

        1. Income Tax  Consequences  of the Merger.  The proposed merger between
           ---------------------------------------
the Company and KingThomason, Inc. will qualify as a type "A" reorganization under Section 368(a)(1) of the Code; provided, however, when consideration is given to the fact that the Company is newly organized, the step-transaction doctrine could be applied and the Company could be considered a continuation of KingThomason, Inc. with only a change of name or place of incorporation, a type "F" reorganization. In either case, there will be no recognition of taxable gain or loss to the shareholders of KingThomason, Inc. or to the shareholders of the Company. The KingThomason, Inc. shareholders will have a carryover tax basis and a tacked holding period for the stock received by them in the Company. Further, KingThomason, Inc. will not recognize any taxable gain or loss, provided its liabilities are not in excess of the tax basis of its assets.

        2. Income Tax  Consequences  of the Spinoff.  The analysis of the income
           ----------------------------------------
tax effects of the Spinoff is somewhat different. Section 316 of the Code provides that, for purposes of the income tax provisions of the Code (except subchapter L, which concerns insurance companies), a dividend is any corporate distribution to shareholders made in the normal course of business out of earnings and profits. Section 301(c) of the Code provides that a distribution by a corporation which has no current or accumulated earnings or profits is not taxable as a dividend. Instead, the amount of the distribution must first be used to reduce the adjusted basis of a stockholder's stock and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. The distributing corporation, SuperCorp, advises the undersigned that it has no current or accumulated earnings or profits and expects to have none the fiscal year of the distribution. Based upon this representation of SuperCorp, the amount of the distribution to each SuperCorp shareholder must first be used to reduce the adjusted basis of each shareholder's SuperCorp stock and, should the adjusted basis be reduced to zero, any remaining portion of the value of the distribution will be treated as capital gain in the same manner as a sale or exchange of the stock.

        3. Tax Basis of the  Spinoff  Shares.  The tax basis of the stock in the
           ---------------------------------
Company to be received by the SuperCorp shareholders in the spinoff distribution is the fair market value of the property. Section 301(d) of the Code. Fair market value is determined as of the date of the distribution. Section 301(b)(3). The principal question raised by the escrow arrangement with Escrow Agent is whether the date of the distribution occurs when the stock certificates are delivered to Escrow Agent or, alternatively, later when Escrow Agent delivers the stock certificates to the SuperCorp shareholders. Regulation
Section 1.301-1(b) provides that a distribution made by a corporation to its shareholders is to be included in gross income of the distributees when the cash or other property is "unqualifiedly made subject to their demands." When the distribution is in property other than cash, this regulation provides that the valuation of the property is to be made on the date of distribution without regard to whether such date is the same as that on which the distribution is includable in gross income. An example is given in the regulation of a corporation's distributing a taxable dividend in property on December 31 which

                                                                       Exhibit 8
                                                               Page 2 of 4 Pages
is received by, or unqualifiedly made subject to the demand of, its shareholders two days later on January 2. In this example, the amount to be included in the gross income of the shareholders will be the fair market value of the property on December 31, although such amount will not be includable in the gross income of the shareholders until January 2 of the next year.

               An important fact concerning the escrow with Escrow Agent is that the escrow is required by a regulation of the Securities and Exchange Commission; otherwise, the distribution would be made directly to the SuperCorp shareholders. The distributees of the stock (the SuperCorp shareholders) have full voting rights over the distributed stock, the right to receive dividends, and the right in certain circumstances to transfer the stock. SuperCorp itself has no right to recall the distribution. The distributees will have the same type of constructive receipt of the stock as existed in Carnahan, 21 BTA 893
                                                           --------
(1930) (Acq.),  and the principles set forth in Reed v.  Commissioner,  723 F.2d
                                                ---------------------
138 (1st Cir. 1983) would apply in the same way and support the determination that the date of distribution is the date the stock certificates are delivered to Escrow Agent pursuant to the escrow agreement.

               Based on the above, it is my opinion that the value of the shares of the Company will be valued at their fair market value when the certificates representing the shares of the Company are received by Escrow Agent. Because the delivery of these certificates to Escrow Agent is to take place before the shareholders of KingThomason, Inc. vote on the merger, and because the outcome of the merger vote is uncertain, SuperCorp and its shareholders may reasonably take the position that the value of the shares of the Company at the time of the distribution is the book value of such shares on the date of such delivery to Escrow Agent without giving effect to any increase in book value that might occur should the merger be later approved and effected.

               There is the possibility that the Internal Revenue Service would argue under the step-transaction or substance-versus-form doctrines that the delivery of the certificates to Escrow Agent should be disregarded and the stock valued only when and if the merger is approved. The concept that might be asserted by the Service would be that the transfer of stock to Escrow Agent has no independent significance unless the merger is approved and, therefore, should be disregarded. As stated in Minnesota Tea Co. v. Helvering, 302 U.S. 609
                                --------------------------------
(1938), a case in which the shareholders were obligated to pay over to creditors cash received by the shareholders, "the preliminary distribution to the stockholders was a meaningless and unnecessary step in the transmission of the fund to the creditors." However, the distribution of shares of the Company by SuperCorp to its shareholders involves a situation where such shareholders will receive something of significance from SuperCorp even if the merger is not consummated, because the management of the Company will continue to exert efforts to find a business or property for acquisition by the Company. Accordingly, it is my opinion that the step-transaction or substance-versus-form doctrines are not applicable. These concepts are ordinarily applied only to determine the characterization of an entire transaction, not to determine the time for evaluation of property.

                                                                       Exhibit 8
                                                               Page 3 of 4 Pages

               Following the spinoff, the stock distributed to the SuperCorp shareholders will be subject to the income tax laws and regulations regarding the sale of capital assets such as capital stock in corporations. The tax basis in the stock will be determined as described above (in my opinion, $0.001 a share), and the holding period will relate back to the date that applies to a shareholder's shares of common stock of SuperCorp.

                                   Sincerely,

                                   /s/ Thomas J. Kenan
                                   -------------------
                                   Thomas J. Kenan

TJK:sa

                                                                       Exhibit 8
                                                               Page 4 of 4 Pages

                                ESCROW AGREEMENT


        This Escrow Agreement is entered into effective ________________, by and among The KingThomason Group, Inc., a Nevada corporation ("The KingThomason Group"); SuperCorp Inc., an Oklahoma corporation ("SuperCorp"); and BancFirst, N.A., of Oklahoma City, Oklahoma ("BancFirst").

        In consideration of the representations, undertakings, and promises set forth below, the parties agree as follows:

        1.     Representations by The KingThomason Group. The KingThomason Group
               -----------------------------------------
represents as follows:

               1.1. The KingThomason Group is preparing for filing a Form SB-2 Registration Statement ("the SB-2") with the Securities and Exchange Commission ("the Commission"). A copy of the most recent draft of the SB-2 is delivered herewith to BancFirst, and The KingThomason Group undertakes to deliver to BancFirst the final form of the SB-2 as filed with the Commission and any amendments thereto.

               1.2. The KingThomason Group and KingThomason, Inc., a Nevada corporation, have entered into an agreement of merger ("the Agreement of Merger"), which merger is described in the SB-2.

               1.3. The KingThomason Group has two shareholders - SuperCorp, which is the owner of record of 1,312,500 shares of The KingThomason Group's common stock ("the Spinoff Shares"), and one individual who owns 375,000 shares of The KingThomason Group's common stock.

        2.  Representations  by  SuperCorp.  As  soon  as  permitted  by  law or
            -----------------------------
regulation or as soon as possible after the Commission has declared effective the SB-2, SuperCorp shall vote its 1,312,500 Spinoff Shares to approve the proposed merger described in the Agreement of Merger. Immediately thereafter, SuperCorp shall declare a dividend to its shareholders of the 1,312,500 Spinoff Shares.

        3.  Representations  of BancFirst.  BancFirst  represents  that it is an
            -----------------------------
"insured depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act.

        4. Escrow of Spinoff  Shares.  The  1,312,500  Spinoff  Shares  shall be
           -------------------------
escrowed with BancFirst pursuant to the following terms and conditions:

               4.1. After declaration by SuperCorp of the dividend to its shareholders of the 1,312,500 Spinoff Shares, either SuperCorp or its registrar-transfer agent shall deliver to BancFirst stock certificates representing the 1,312,500 Spinoff Shares, which certificates shall evidence on their faces the identity of the owners of the shares represented by each certificate.

                                                                      Exhibit 10
                                                                Page 1 of 6 Page

               4.2. Until such time as the escrowed certificates are released from escrow in accordance with the terms of this Escrow Agreement, The KingThomason Group shall declare no cash dividends on the shares represented by such certificates.

               4.3. BancFirst shall hold the escrowed certificates solely for the benefit of the owners of the shares represented by such certificates, which owners shall have all voting rights with respect to such shares as are provided by Nevada law. However, no transfer or other disposition of the escrowed securities or any interest related to such securities shall be permitted by The KingThomason Group or recognized by BancFirst other than by will or the law of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or to Title 1 of the Employee Retirement Income Security Act.

        5. Release of the Escrowed Securities. The certificates placed in escrow
           ----------------------------------
with BancFirst shall be released from escrow and delivered by BancFirst to The KingThomason Group's stock registrar-transfer agent for delivery by it to the owners of the certificates at such time as or after BancFirst has received a signed representation from The KingThomason Group, together with any other evidence acceptable to BancFirst, that the conditions and requirements set forth either in paragraph 5.1 or 5.2 below have been met.

               5.1. Should the merger described in the Agreement of Merger be approved by the shareholders of The KingThomason Group and of KingThomason, Inc., and should the necessary merger documents be filed with the Secretary of State of Nevada, The KingThomason Group shall so represent this in writing to BancFirst and shall state the date the merger became effective.

               5.2. Should the proposed merger described in the Plan of Merger not be approved and effected, The KingThomason Group proposes to search for an alternative merger partner or for a suitable business or assets to be acquired. At such time as The KingThomason Group should execute an agreement of merger or for the acquisition of a business or assets that would constitute the business of The KingThomason Group, The KingThomason Group shall file a post-effective amendment to the Form SB-2 disclosing the information specified by the Form SB-2 registration statement and Industry Guides, including financial statements of The KingThomason Group and the company to be acquired, and the post-effective amendment must become effective at the Commission. Then, the alternative merger or acquisition of a business or assets must be approved and legally effected, at which time The KingThomason Group shall represent to BancFirst in writing that this has occurred and that all requirements of the Commission for the release from escrow of the certificates have been met.

                                                                      Exhibit 10
                                                               Page 2 of 6 Pages

        6. Term of Escrow  Agreement.  This Escrow  Agreement shall terminate 18
           -------------------------
months after the effective date of the initial Form SB-2, unless the certificates have been earlier released from escrow according to the provisions set forth above. Should no such release from escrow have occurred by the termination date, BancFirst shall deliver, for cancellation, all escrowed stock certificates to The KingThomason Group's stock registrar-transfer agent.

        7.  Depository  Duty.  BancFirst will be liable as a depository only and
            ----------------
will not be responsible for the sufficiency or accuracy of the form, execution or validity of any certificate or document delivered to BancFirst hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such certificate or document. BancFirst's duties hereunder are limited to the safekeeping of the instruments or other documents received, and the delivery of the same in accordance with this Agreement.

        8.  Standard  of  Care.  BancFirst  will  not be  liable  for any act or
            ------------------
omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by BancFirst's willful misconduct or gross negligence.

        9.  Reliance.  BancFirst is authorized to rely on any  document believed
            --------
by BancFirst to be authentic in making any delivery of certificates, funds or property hereunder.

        10. Escrow Charges. A $500 fee will be paid by The KingThomason Group to
            --------------
BancFirst for services to be rendered hereunder. BancFirst, however, may employ attorneys for reasonable protection of the escrow property and of itself, and The KingThomason Group will reimburse BancFirst on demand. All sums due BancFirst under this Agreement will bear interest at the rate of 10 percent per annum from the date due until BancFirst is reimbursed in full.

        11.  Liability of BancFirst.  In accepting  any  securities or documents
             ----------------------
delivered hereunder, it is agreed and understood by the undersigned that BancFirst will not be called on to construe any contract or instrument deposited herewith and, in the event of a dispute, will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the event of its failure to obtain such consent in writing, BancFirst reserves the right to hold all papers in connection with or concerning this escrow until a mutual agreement in writing has been reached between all parties and delivered to BancFirst or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If BancFirst obeys or complies with any judgment, order or decree of a court of competent jurisdiction, BancFirst will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding that any such judgement, order or decree should be subsequently reversed, modified, annulled, set aside or vacated.

                                                                      Exhibit 10
                                                               Page 3 of 6 Pages

        12. Resignation or Removal of BancFirst.
            -----------------------------------

               12.1. BancFirst may resign hereunder following the giving of 30 days prior written notice to The KingThomason Group. Similarly, BancFirst may be removed and replaced following the giving of 30 days prior written notice to BancFirst by The KingThomason Group. In either event, the duties of BancFirst will terminate 30 days after the date of such notice (or as of such earlier date as may be mutually agreeable), and BancFirst will then deliver all certificates then in its possession to a successor escrow agent as will be appointed by The KingThomason Group, as evidenced by a written notice filed with BancFirst.

               12.2. If The KingThomason Group shall have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice, resignation or removal of BancFirst, BancFirst may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief, and any such resulting appointment will be binding upon The KingThomason Group. The cost of such proceeding including attorneys fees will be reimbursed by The KingThomason Group on demand.

               12.3. Upon acknowledgement by any successor escrow agent of the receipt of all certificates that had prior to such notice been in the possession of BancFirst, BancFirst will be fully released and relieved of all duties, responsibilities, and obligations under this agreement.

        13. Notice. Any request,  direction, notice or other service required or
            ------
permitted to be made or given by any party hereto will be in writing and will be deemed sufficiently given or served for all purposes if delivered in person or via certified mail, return receipt requested, to the parties hereto at the addresses set forth below or at such other address as any party will specify, from time to time, by written notice given to the other party hereto:

        (a)           To The KingThomason
                        Group and to
                        SuperCorp:                 Thomas J. Kenan
                                                   201 Robert S. Kerr Avenue,
                                                     Suite 1000
                                                   Oklahoma City, OK  73102
                                                                      Exhibit 10
                                                               Page 4 of 6 Pages

        (b)           To BancFirst:         BancFirst, N.A. of Oklahoma City,
                                                     Oklahoma
                                            Main and Broadway
                                            Oklahoma City, OK  73102

        IN WITNESS WHEREOF, this Escrow Agreement is executed as of the date set forth above.

                                        THE KINGTHOMASON GROUP, INC.



                                        By /s/ John E. Adams
                                           ------------------
                                           John E. Adams, President

                                        BANCFIRST, N.A., OKLAHOMA CITY, OKLAHOMA



                                        By
                                           -------------------
                                           Vice President

                                        SUPERCORP INC.



                                        By /s/ John E. Adams
                                          ------------------
                                          John E. Adams, President


                                                                      Exhibit 10
                                                               Page 5 of 6 Pages

                                     RELEASE
                                     -------


               All moneys, documents and papers relative to this escrow deposit have been delivered in accordance with the provisions of this Escrow Agreement this ______ day of _____________________, 200__, and BancFirst herein is relieved from all further liability or responsibility with reference hereto.

                                            THE KINGTHOMASON GROUP, INC.



                                            By_________________________________
                                              John E. Adams, President

                                            SUPERCORP INC.



                                            By_________________________________
                                              John E. Adams, President

                                                                      Exhibit 10
                                                               Page 6 of 6 Pages

                               KINGTHOMASON, INC.
                             2000 STOCK OPTION PLAN

        1. Purposes of the Plan. The purposes of this 2000 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under this Plan may be incentive stock options (as defined under Section 422 of the Code) or nonqualified stock options, as determined by the Option Committee at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

        2. Definitions. As used herein, the following definitions shall apply:

               2.1 "Option Committee" means the Board or any of its committees, as applicable, that is administering the Plan pursuant to Section 4 of the Plan.

               2.2 "Board" means the Board of Directors of the Company.

               2.3 "Code" means the Internal Revenue Code of 1986, as amended.

               2.4 "Company" means KINGTHOMASON, INC., a Nevada corporation.

               2.5 "Consultant" means any consultant or advisor to the Company or any Parent or Subsidiary and any director of the Company whether compensated for such services or not, but not including any Employee.

               2.6 "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successors.

               2.7 "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               2.9 "Fair Market Value" means, as of any date, the value of Stock determined as follows:

                                                                    Exhibit 10.1
                                                              Page 1 of 17 Pages

                      2.9.1 If the Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Option Committee deems reliable;

                      2.9.2 If the Stock is quoted on Nasdaq SmallCap (but not on the National Market System) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Stock; or

                      2.9.3 In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Option Committee.

               2.10 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               2.11 "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               2.12 "Option" means a stock option granted pursuant to the Plan.

               2.13 "Optioned Stock" means the Stock subject to an Option.

               2.14 "Optionee" means an Employee or Consultant who receives an Option.
                                                                    Exhibit 10.1
                                                              Page 2 of 17 Pages

               2.15 "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               2.16 "Plan" means this 2000 Stock Option Plan.

               2.17 "Share" means a share of the Stock, as adjusted in accordance with Section 13 of the Plan.

               2.18 "Stock" means the Common Stock, par value $.001 per share, of the Company.

               2.19 "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum number of shares of Stock which may be optioned and sold under the Plan is 2,000,000 shares. The shares may be authorized, but unissued, or reacquired Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

        4. Administration of the Plan.

               4.1 Administration By Board or Committee. The Plan shall be administered by (a) the Board or (b) a committee designated by the Board to administer the Plan, which committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                                                                    Exhibit 10.1
                                                              Page 3 of 17 Pages

               4.2 Limitation on Administration by Board. Notwithstanding the foregoing, the Plan shall not be administered by the Board if (a) the Company and its officers and directors are then subject to the requirements of Section 16 of the Exchange Act and (b) the Board's administration of the Plan would prevent the Plan from complying with Rule 16b-3.

               4.3 Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

               4.4 Powers of the Option Committee. Subject to the provisions of the Plan and in, the case of a committee, the specific duties delegated by the Board to such committee, the Option Committee shall have the authority, in its discretion:

                      4.4.1 to determine whether and to what extent Options shall be granted hereunder;

                      4.4.2 to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

                      4.4.3 to determine the number of shares of Stock to be covered by each such award granted hereunder;

                      4.4.4 to determine the Fair Market Value of the Stock, in accordance with Section 2.9 of the Plan;

                      4.4.5 to approve forms of agreement for use under the Plan;

                      4.4.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the per share exercise price for the Shares to be issued pursuant to the exercise of an Option and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Option Committee shall determine, in its sole discretion);

                      4.4.7 to determine whether and under what circumstances an Option may be bought-out for cash under subsection 10.4;

                      4.4.8 to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

                      4.4.9 to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Option shall have declined since the date the Option was granted.

                                                                    Exhibit 10.1
                                                              Page 4 of 17 Pages

               4.5 Effect of Option Committee's Decision. All decisions, determinations and interpretations of the Option Committee shall be final and binding on all Optionees and any other holders of any Options. Neither the Board, the Committee, nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law.

            5.     Eligibility.

               5.1 Nonqualified Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

               5.2  Each  Option  shall  be  designated  in the  written  option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations to the extent that the aggregate Fair Market Value of the Shares, with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary), exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               5.3 The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause, unless otherwise agreed in writing by the Company and such Optionee.

        6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors subject only to approval by the holders of a majority of the outstanding Shares within 12 months after such date. Should the Plan not be approved by a vote of shareholders as specified above, the Plan shall terminate 12 months after the effective date, all options issued prior to that termination date shall continue in effect but without the benefits that would accrue under the Code or the Act from such shareholder approval. Otherwise, it shall continue in effect until ten years from the effective date, unless extended by the Board or sooner terminated under Section 15 of the Plan. No grants of Options will be made pursuant to the Plan after termination of the Plan.

                                                                    Exhibit 10.1
                                                              Page 5 of 17 Pages

        7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the terms shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns Stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8.     Option Exercise Price and Consideration.

               8.1 The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Option Committee; provided, however, that as to an Incentive Option:

                      8.1.1 granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                      8.1.2 granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               8.2 The consideration to be paid for the Shares to be issued upon exercise of an Option may be paid by certified or cashier's check. In the discretion of the Option Committee as set forth in the Option Agreement or, except for Incentive Options, determined at the time of exercise, payment may also be made by any or all of the following:

                      8.2.1  check,

                      8.2.2  promissory note,

                      8.2.3  other shares of the Company's  capital  stock which
(a) in the case of shares of the Company's capital stock acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares to which said Option shall be exercised,

                                                                    Exhibit 10.1
                                                              Page 6 of 17 Pages

                      8.2.4 authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised,

                      8.2.5 delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or

                      8.2.6 such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws.

        9. Limitation on Exercise. The following limitations on exercise of Options shall apply to all Incentive Options and, except to the extent waived by the Option Committee and stated in the Option Agreement, to all other Options.

               9.1 Termination of Employment. In the event of termination of an Optionee's relationship as a Consultant (unless such termination is for purposes of becoming an Employee of the Company) or on termination of an Optionee's Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within 90 days (or, as to Options other than Incentive Options, such longer period of time as is determined by the Option Committee) after the date of such termination, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement, exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

               9.2  Disability of Optionee.  Notwithstanding  the  provisions of
Section 9.1 above, in the event of termination of an Optionee's relationship as a Consultant or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within 12 months from the date of such termination and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement, exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                                                                    Exhibit 10.1
                                                              Page 7 of 17 Pages

               9.3 Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within 12 months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee's estate (or such other person who acquired the right to exercise the Option) does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        10.    Exercise of Option.

               10.1 Procedure for Exercise; Rights as a Stockholder. An Option shall be deemed to be exercised, and the Optionee deemed to be a stockholder of the Shares being purchased upon exercise, when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8.2 of the Plan. An Option may not be exercised for a fraction of a Share.

               10.2 Effect on Number of Shares. Exercise of an Option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               10.3 Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with the Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

               10.4 Buyout Provisions. The Option Committee may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Option Committee shall establish and communicate to the Optionee at the time that such offer is made.

                                                                    Exhibit 10.1
                                                              Page 8 of 17 Pages

        11. Non-Transferability of Options. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        12. Stock Withholding to Satisfy Withholding Tax Obligations.

               12.1 At the discretion of the Option Committee, Optionees may satisfy withholding tax obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

               12.2 All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Option Committee and shall be subject to the following restrictions:

                      12.2.1 the election must be made on or prior to the applicable Tax Date;

                      12.2.2 once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

                      12.2.3 all elections shall be subject to the consent or disapproval of the Option Committee; and

                      12.2.4 if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        12.3 In the event the election to have Shares withheld is made by an Optionee, the Tax Date is deferred under Section 83 of the Code and no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

                                                                    Exhibit 10.1
                                                              Page 9 of 17 Pages

        13. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bond, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; subject to the following:

               13.1 If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option; (b) the number and class of shares of Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

               13.2 Unless otherwise  expressly provided in an Option Agreement, upon a Corporate Change (as defined below), notwithstanding any other term of this Plan, any and all outstanding Options not fully vested and exercisable shall vest in full and be immediately exercisable, and any other restrictions on such Options including, without limitation, requirements concerning the achievement of specific goals shall terminate. The foregoing shall apply to Incentive Options, unless stated to the contrary in the Option Agreement, even though the effect may be to convert part of the Option to a Nonqualified Option.

               13.3 As used in this Plan, a "Corporate Change" shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 80% or more of either (i) the then outstanding shares of Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting

                                                                    Exhibit 10.1
                                                             Page 10 of 17 Pages
securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following transactions shall not constitute a Corporate Change: (u) any acquisition by virtue of the conversion of preferred stock of the Company outstanding on the effective date hereof; (v) customary transactions with and between underwriters and selling group members with respect to a bona fide public offering of securities, (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege),
(x) any acquisition by the Company, (y) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any entity pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation the conditions described in clauses
(i), (ii) and (iii) of clause (b) of this paragraph are satisfied; or (b) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then outstanding shares of common stock (or other equivalent securities) of the entity resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other similar governing body) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such entity resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 80% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 80% or more of, respectively, the then outstanding shares of common stock (or other equivalent securities) of the entity resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other similar governing body) and (iii) at least a majority of the members of the board of directors (or other similar governing body) of the entity resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger on consolidation. The "Incumbent Board" shall mean individuals who as of the effective date hereof constitute the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors or (ii) a plan or agreement to replace a majority of the members of the Board of Directors then comprising the Incumbent Board.

               13.4 The Company intends that this Section shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor under the Exchange Act during the term of the Plan. Should any provision of this Section not be necessary to comply with the requirements of Rule 16b-3 or should any additional provisions be necessary for this Section to comply with the requirements of Rule 16b-3, the Board of Directors may amend the Plan to add to or modify the provisions of the Plan accordingly.

               13.5 Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

        14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Option Committee makes the determination granting such Option, or such other date as is determined by the Option Committee. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

                                                                    Exhibit 10.1
                                                             Page 11 of 17 Pages

        15. Amendment and Termination of the Plan.

               15.1 Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the applicable requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                                                                    Exhibit 10.1
                                                             Page 12 of 17 Pages

               15.2 Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        16.    Conditions Upon Issuance of Shares.

               16.1 Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               16.2 As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are generally provided to all stockholders of the Company. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure their access to equivalent information.

                                                                    Exhibit 10.1
                                                             Page 13 of 17 Pages

        19. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Nevada without regard to the principals of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

        ADOPTED by the Directors on December 6, 2000.

        APPROVED by the Shareholders on December 6, 2000.

                                                                    Exhibit 10.1
                                                             Page 14 of 17 Pages

                               KINGTHOMASON, INC.
                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (the "Agreement") is made this ____ day of [December], [2000] (the "Date of Grant"), between KINGTHOMASON, INC., a Nevada corporation (the "Company"), and [_________] , a resident of ______________ (the "Optionee").

                                     W I T N E S S E T H:

        WHEREAS, under the terms and conditions of the Company's 2000 Stock Option Plan (the "Plan"), a copy of which is attached hereto, Optionee has been granted, effective the Date of Grant, an option to purchase shares of the Company's Common Stock, $0.001 par value ("Common Stock");

        WHEREAS, the Company considers that its interests will be served by granting Optionee an option to purchase shares of Common Stock as an inducement for Optionee's continued and effective performance of services to the Company;

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

        1. Subject to the terms and conditions set forth in this Agreement and in the Plan, which is hereby incorporated herein by reference, the Company hereby grants to Optionee the option (the "Option") to purchase up to, but not exceeding in the aggregate, [________] shares of Common Stock at a price of $[___] per share (the "Option Price"), subject to adjustment as provided in
Section 13 of the Plan.

        2. The type of Option and term are as indicated below:

        This Option is intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, is issued to Optionee as an Employee and shall extend for a maximum term of 10 years from the Date of Grant.

        This Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, is issued to Optionee as an:

                      Employee

                      Consultant providing services as _________

        3. The Option may be exercised in whole or in part as follows:

               3.1 The Option may be exercised on [Date]with respect to [________] of the aggregate number of shares subject to the Option;

               3.2 After the expiration of each annual anniversary of the date set forth in paragraph 3.1, the Option may be exercised with respect to an additional [_________] of the aggregate number of shares subject to the Option, so that after the expiration of the [______] anniversary of the date set forth in paragraph 3.1, the Option shall be exercisable in full;

               3.3 To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires.

        4. Exercise of the Option by Optionee shall be made pursuant to the terms of Section 10 of the Plan.

                                                                    Exhibit 10.1
                                                             Page 15 of 17 Pages

        5. Upon severance of the affiliation of Optionee with the Company, including due to death, the Option shall terminate in accordance with Section 9 of the Plan.

        6. As indicated below, this option is or is not subject to additional terms set forth on Exhibit A hereto, which terms shall supersede any contrary provision of the Agreement but shall not supersede any mandatory provision of the Plan:

                    Exhibit A attached.
               -----

               ----- No Exhibit A.

        7. The Option shall not be transferable by Optionee otherwise than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall be exercisable during Optionee's lifetime only by Optionee.

        8. The Option shall not be exercisable until compliance with all applicable laws.

        9. This Agreement may not be modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such modification or termination is sought.

        10. The grant of the Option imposes no obligation on the Company to be affiliated with or continue to be affiliated with Optionee; and the right of the Company to terminate the affiliation of Optionee shall not be diminished or affected by reason of the fact that the Option has been granted to Optionee.

                                                                    Exhibit 10.1
                                                             Page 16 of 17 Pages

        11. Optionee shall not have any rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate or certificates to Optionee for such shares following Optionee's exercise of the Option, in whole or in part, pursuant to its terms and conditions and payment for the shares.

        12. In the event of any difference of opinion between Optionee and the Company concerning the meaning or effect of the Plan, such difference shall be resolved by the Board of Directors of the Company.

        13. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The invalidity of any provision of this Agreement shall not affect the validity of any other provision.

        14. All offers, notices, demands, requests, acceptances or other communications hereunder shall be in writing to the following addresses or such other address as either party may hereafter designate in writing to the other:

        If to the Company:                  If to the Optionee:

        KINGTHOMASON, INC.
        3180 Crow Canyon Pl., #205
        San Ramon, CA 94583                 -----------------------
        Attention:----------------- ---------------------------

        15. This Agreement shall, except as herein stated to the contrary, inure to the benefit of and be binding upon the legal representatives, successors and assigns of the parties hereto.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.

        KINGTHOMASON, INC.                  OPTIONEE:



        By:                                 Signature:
           --------------------------                 -------------------------
                                , CEO

                                                                    Exhibit 10.1
                                                             Page 17 of 17 Pages

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 April 26, 2001






Ms. Suzanne Peterson
424 NW 21 Street
Oklahoma City, OK   73103

Dear Ms. Peterson:

                                    Re:    SuperCorp Inc. and KingThomason, Inc.
                                           merger-spinoff

        I earlier advised you of a proposed merger-spinoff transaction pursuant to an agreement that SuperCorp has entered into with KingThomason, Inc., a California corporation that designs and sells insurance and financial services and products for niche markets.

        We shall soon be filing the necessary registration statements with the Securities and Exchange Commission.

        There is a requirement that I must address at this time. It concerns the possibility - which is not the probability - that the interest owners of KingThomason, Inc. should vote to disapprove the merger-spinoff proposal.

        I  enclose  several  pages  of the  present  draft  of the  registration statements being prepared for filing with the Securities and Exchange Commission. You will see a section entitled "Consequences Should the Merger Not Occur." Described in this section is a rather complex arrangement which is required by Rule 419 of the Securities and Exchange Commission. Such rule relates to companies known as "blank check companies." While the company created

                                                                    Exhibit 10.2
                                                               Page 1 of 2 Pages
by SuperCorp (referred to in the enclosed draft as "the Company") is not a classic "blank check company" as envisioned by the Securities and Exchange Commission, I do believe that the Company, prior to the merger, falls under the requirements of Rule 419. Accordingly, it will be necessary to comply with such rule, and the rule requires that if the Company does not acquire a business or assets that would constitute a business within eighteen months after the registration statement becomes effective, the shares of stock of the Company are not to be let loose into the public market. I believe that a satisfactory way of complying with the rule is to have the holders of the majority of the Company's common stock agree at this time that they will vote to dissolve the Company (remember: the Company is not SuperCorp but a company created by SuperCorp) if no merger or business acquisition occurs within eighteen months after the effective date of the registration statement.

        I believe that the enclosed materials explain this matter. A letter identical to this letter is being sent to persons whose shareholdings of SuperCorp aggregate more than 50 percent of its outstanding shares and who will receive more than 50 percent of the shares of the Company whose shares are being spun off.

        I ask that you and each of such persons execute where indicated below a copy of this letter and return it to me, indicating thereby that, should the proposed merger between KingThomason, Inc. and The KingThomason Group, Inc. not be effected, and should The KingThomason Group, Inc. not acquire a business or assets that would constitute a business within eighteen months after the effective date of the registration statement to be filed with the Securities and Exchange Commission, you will vote to cause a dissolution of The KingThomason Group, Inc. or comply with any similar alternative requirement that might be proposed by the Securities and Exchange Commission to effect compliance with its Rule 419.

        I appreciate your cooperation. Should you not agree to the matters set forth herein, it is likely that the transaction with KingThomason, Inc. will have to be abandoned.

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan

TJK:sa
Enclosures

        The undersigned agrees to the matters set forth in the above letter.


-----------------------------------
Suzanne Peterson

                                                                    Exhibit 10.2
                                                               Page 2 of 2 Pages

                              ROYALTY AGREEMENT FOR
                               ASSOCIATION PROGRAM

        THIS AGREEMENT (the "Agreement"), is made between the California Restaurant Association ("Association"), a California not-for-profit corporation, with its principal place of business at 1011 10th Street, Sacramento and King Thomason Financial Services, Inc. ("Licensee"), a California corporation, with its principal place of business at 3180 Crow Canyon Place, Suite 205, San Ramon, CA 94583.

        WHEREAS, Licensee desires to provide discounted estate planning services to Association's members ("the Program") and use Association's name, logo and membership mailing list in connection with Licensee's sale and marketing of its estate planning services to members of Association and others in the food and hospitality business, and Association is willing to permit such use in connection with the Program to be offered to Association's members and others in the food and hospitality industry;

        NOW THEREFORE, in consideration of the promises set forth above and the promises set forth below and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1.      License of Name, Logo and Membership Mailing List
        -------------------------------------------------

        A. Grant of License. The Association hereby grants to Licensee a nonexclusive license to use its name (including both full name and "Association" acronym), logo and membership mailing list in connection with Licensee's sale and marketing of the Program to Association members. The Association reserves any and all rights, titles and interest (including, without limitation, all intellectual property rights) that it may have with respect to any of the Association Content, the Association Marks and any Confidential Information of the Association.

        B. Review and Approval.  In order to protect the reputation and goodwill
           -------------------
of Association, Association retains the right to review and approve all proposed uses of its name, logo and/or mailing list by Licensee; prior to each use. Association will not unreasonably withhold approval of such uses.

        C.  Restriction of Use.  Licensee agrees that its usage of Association's
            ------------------
name, logo and/or mailing list will be restricted to the sale and marketing of the Program to members of Association and others in the hospitality and food service industry, and that the exploitation of such right of usage shall be to the best advantage of the protection of the name and goodwill of Association. Furthermore, Licensee agrees to keep Association's membership mailing list in strict confidence and not disclose its contents to any third party for any reason without the prior written consent of Association. Upon termination or expiration of this Agreement, Licensee shall: (i) immediately cease using Association's name, logo and membership mailing list in connection with the Program or for any other purpose; (ii) immediately return to Association all originals and copies of Association's name, logo and membership mailing list (whether in printed, electronic, recorded, or other tangible or intangible form); and (iii) discard or destroy all copies thereof. The provisions of this Section shall survive any termination or expiration of this Agreement.

                                                                    Exhibit 10.3
                                                               Page 1 of 7 Pages

2. No  Restriction  on Services for Third  Parties.  This  Agreement will not be
   -----------------------------------------------
interpreted or construed to prohibit or in any way restrict Association's right to license its name, trademark etc. to other third parties.

3.  Royalty  Payments.  Licensee  agrees to pay  Association  quarterly  royalty
    -----------------
payments of $2,500 for the term of the agreement.

4. Payment  Warranty.  Licensee warrants that the minimum total royalty payments
   -----------------
for the term of the Agreement shall be $20,000. All royalty payments are nonrefundable and are the sole and exclusive property of the Association upon payment.

5. Penalty for Failure to Pay.  Failure to pay the royalty when due shall result
   --------------------------
in a ten (10) percent penalty and will accrue interest at an annual percentage rate of ten (10) percent or the highest rate allowed by law.

6. Licensee to Provide Association most favorable Royalty Treatment.  During the
   ----------------------------------------------------------------
term of this Agreement, Licensee shall not provide to another trade association or similarly entity or the members thereof a royalty rate or structure that is more favorable than that provided to Association. Association and its members shall be entitled to Licensees' most favorable royalty rate for association royalties and discounts for services at all times during the term of the contract.

7. Licensee to Provide Association Members Discount for Services. Licensee shall
   -------------------------------------------------------------
provide Program to CRA members and employees at a discount of 15% off its regular prices.

8. Relationship of Parties. The relationship of Association and Licensee to each
   -----------------------
other is that of independent contractors only. Nothing herein shall create any association, franchise, joint venture, partnership, or agency relationship of any kind between the parties; and both agree not to contract any obligations in the name of the other, to use each other's monetary credit in conducting any activities under this Agreement, or to represent that Association is in the business of providing the products and/or services provided by Licensee.

9. Indemnifications and Insurance.
   ------------------------------

        A.  Indemnification.  Licensee shall  indemnify,  save and hold harmless
            ---------------
Association, its subsidiaries, affiliates, related entities, partners, agents, officers, directors, employees, attorneys, heirs, successors, and assigns, and each of them, from and against any and all claims, actions, demands, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees and expenses), and liabilities of every kind and character whatsoever, which may arise by reason of (i) any act or omission by Licensee with respect to the Program, or (ii) the inaccuracy or breach of any of the

                                                                    Exhibit 10.3
                                                               Page 2 of 7 Pages
covenants, representations and warranties made by Licensee in this Agreement. This indemnity shall require Licensee to promptly notify Association upon receipt of any claim or legal action referenced in this Section. Licensee shall grant to Association the sole conduct of the defense to any claim, action or demand falling under this Section. The provisions of this Section shall survive any revocation or surrender of this Agreement.

        B.  Insurance.  In order  to  assure  the  indemnity  described  in this
            ---------
Section, Licensee shall, at its sole cost, carry and keep in full force and effect at all times during the Term of the Agreement a liability insurance policy with a single limit of at least one million dollars ($1,000,000) to cover potential liability to Association and/or others arising from the Program. Licensee shall name Association as an additional insured on such insurance policy, and such insurance policy shall contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Association. Licensee agrees to provide to Association, within thirty (30) days of the commencement of the Term of the Agreement, a copy of the certificate evidencing such insurance policy. Any insurance policy carried or to be carried by Licensee hereunder shall be primary over any insurance policy that might be carried by Association. Licensee's indemnification of Association under this Section shall in no way be limited by the extent of Licensee's insurance coverage.

10. Reporting and Inspection.  During the Term of the Agreement,  Licensee shall
    ------------------------
keep accurate books and records of its activities and revenues relating to this Agreement. Licensee shall keep such books and records in accordance with generally accepted accounting principles consistently applied by Licensee in accordance with the accounting policies and practices utilized by licensee in the ordinary course of its business. Licensee shall report monthly in writing to Association (at the address specified in Section XVII below) on Licensee's monthly gross income from the Program and Association's royalties based on such gross income. Furthermore, during the Term of the Agreement, upon reasonable notice and during regular business hours, Association shall have the right to inspect all books and records of Licensee relating to the subject matter of this Agreement. Licensee shall make and send copies to Association of the books and records of Licensee regarding and pertaining to the Program and this Agreement.

11. Warranties by Licensee.  Licensee represents and warrants to the Association
    ----------------------
that: (a) Licensee is duly organized, validly existing in good standing under the laws of the state of its organization; (b) Licensee has the right, power and authority to execute, deliver and perform this Agreement; (c) the execution, delivery and performance of this Agreement by Licensee does not breach, constitute a default under, conflict with or violate (i) Licensee's articles of incorporation, bylaws or other governing documents, (ii) any contract, agreement, license, permit, judgment, decree, order or other instrument to which it is a party or by which it is bound, or (iii) any Applicable Law; and (d) the Licensee Content and Licensee Marks do not infringe, misappropriate or violate any intellectual property rights of any Third Party or any Applicable Laws; and the Licensee Content and Licensee Marks do not constitute defamation, any

                                                                    Exhibit 10.3
                                                               Page 3 of 7 Pages
invasion of privacy or the violation of any right of publicity or other right of any Third Party; (e) Licensee further covenants, warrants and represents that it shall comply with all laws and regulations applicable to this Agreement and the conduct of its business, and that it shall exercise due care and act in good faith at all times in performance of its obligations under this Agreement.

The provisions of this Section shall survive any revocation, surrender, or termination of this Agreement.

12. Term.  This  Agreement  shall be effective as of January 1, 2001,  and shall
    ----
remain in full force and effect through December 31, 2002. This Agreement may be terminated by either party upon seven (7) days written notice in the event of a material breach of this Agreement, or fraud. A material breach of this Agreement by Licensee shall include, but not be limited to: (1) significant complaints about the Program received by the Association; (2) misuse of Association name or marks; (3) material changes in the Program or related services (for example, the failure to offer the service or product at a competitive price); (4) any bankruptcy or bankruptcy filing of the Licensee; or (5) adverse publicity about licensee, its products, services, officers or conduct of its business.

13. Promotion.  Licensee shall be responsible for the development and production
    ---------
of all materials used to market and promote the Program and for the costs associated with such development and production. Promotional activities shall include, but are not limited to, writing articles about the Program, speaking at Association meetings, mailing promotional materials, telemarketing, and conducting follow-up customer service surveys.

14. Waiver. Either party's waiver of, or failure to exercise, any right provided
    ------
for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

15.  Governing  Law. It is the intent of the parties  hereto that all  questions
     --------------
with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of California.

16. Headings.  The headings of the various paragraphs hereof are intended solely
    --------
for the convenience of reference and are not intended for any purpose whatsoever to explain, modify or place any construction upon any of the provisions of this Agreement.

17.  Assignment.  This  Agreement  may not be  assigned,  or the rights  granted
     ----------
hereunder transferred or sub-licensed, by either party without the express prior written consent of the other party.

18. Heirs,  Successors  and Assigns.  This  Agreement  shall be binding upon and
    -------------------------------
inure to the benefit of each party, its subsidiaries, affiliates, related entities, partners, agents, officers, directors, employees, heirs, successors,

                                                                    Exhibit 10.3
                                                               Page 4 of 7 Pages
and assigns, without regard to whether it is expressly acknowledged in any instrument of succession or assignment.

19. Entire  Agreement.  This  Agreement  (i)  constitutes  the entire  Agreement
    -----------------
between the parties hereto with respect to the subject matter hereof, (ii) supersedes and replaces all prior Agreements, oral and written, between the parties relating to the subject matter hereof, and (iii) may be amended only by a written instrument clearly setting forth the amendment(s) and executed by the party against whom enforcement is sought.

20. Independent Agreement. This Agreement is an independent agreement,  which is
    ---------------------
not in any way contingent upon or related to any other contractual obligations of the parties. The royalties provided by Licensee herein are solely in consideration for the license of Association's name, logo and membership mailing list.

21. Severability.  All  provisions  of  this  Agreement  are  severable.  If any
    ------------
provision or portion hereof is determined to be unenforceable in arbitration or by a court of competent jurisdiction, then the remaining portion of the Agreement shall remain in full effect.

22. Force Majeure.  Neither Association nor Licensee shall be liable for failure
    -------------
to perform their obligations under this Agreement due to events beyond their reasonable control, including, but not limited to, strikes, riots, wars, fire, acts of God, and acts in compliance with any applicable law, regulation or order (whether valid or invalid) of any governmental body.

23. Notice.  All notices and demands of any kind or nature which either party to
    ------
this Agreement may be required or may desire to serve upon the other in connection with this Agreement shall be in writing and may be served personally, by certified mail, or by overnight courier (e.g., Federal Express), with constructive receipt deemed to have occurred three (3) calendar days after the mailing or sending of such notice, to the following addresses:

If to Association:

John Dunlap
President & CEO
California Restaurant Association
1011 10th Street
Sacramento, CA 95814


If to Licensee:

KingThomason Financial Services, Inc.
3180 Crow Canyon Place, Suite 205
San Ramon, CA 94583

                                                                    Exhibit 10.3
                                                               Page 5 of 7 Pages

24. Venue and Dispute  Resolution.  Any dispute between the parties with respect
    -----------------------------
to the matters set forth in this Agreement shall be submitted to Arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. It is the express intent of the parties that venue for Arbitration
              ------------------------------------------------------------------
or other action or hearing shall be held in  Sacramento,  California.  If either
--------------------------------------------------------------------
party wishes to commence Arbitration hereunder, it shall serve written notice to the other party of its intent to commence Arbitration. Each party shall have the right to conduct pre-arbitration discovery. The arbitrator's award shall be final. The parties shall mutually select a single arbitrator to conduct such arbitration. In the event the parties fail to agree on such single person, each of the parties shall choose one (1) member of a three (3) member panel and those two (2) members shall select a third. The parties desire that the arbitrator(s) selected shall be knowledgeable in the insurance industry. Pre-arbitration discovery shall be limited to five (5) depositions, one set of written Interrogatories limited to 35 questions, and one set of Request for Production of Documents. Either party can request additional discovery and the arbitrator shall allow such additional discovery on a showing of good cause. The arbitrator shall include equitable principles and industry usage in his/her/their decision. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of CCP 1280 et sec.

initials               /s/ TK       /s/ JD
                       ------       ------

25.  Attorney's  Fees. If any legal action,  including an action for declaratory
     ----------------
relief, is brought to enforce or interpret the provisions of this agreement, the prevailing party will be entitled to reasonable attorney's fees, which may be set by the court or Arbitrator in the same action or a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

26.  Membership.  Licensee  hereby agrees to join  Association  and maintain its
     ----------
membership within the Association during the duration of this agreement. In addition, Licensee shall use its best efforts to ensure those who are offered the Program become members of the Association if they are not already members.

27. Trade Show.  Licensee hereby agrees to rent a booth at Association's  annual
    ----------
Trade Show in order to promote the Program.

28. Written Agreement  Constitutes  Complete  Understanding of the Parties.  The
    ----------------------------------------------------------------------
parties to this Agreement hereto certify that they have read portions of this Agreement with the benefit and assistance of legal counsel, that this Agreement constitutes the final and complete understanding between the parties hereto and that no representations or promises, verbal or otherwise, have been made, other than as embodied in this Agreement.

29.  Licensees  Duties  of  Confidentiality.  Licensee  shall  keep  any and all
     --------------------------------------
confidential or proprietary information, which it receives from Association or obtains as a result of this Agreement or its relationship with Association strictly confidential. Confidential Information may be of a technical, business or other nature and include, without limitation, information relating to a

                                                                    Exhibit 10.3
                                                               Page 6 of 7 Pages

Associations technology, products, services, customers, marketing plans, business plans, finances, contracts, legal affairs or other business affairs. Further, the financial terms of this Agreement will be deemed to constitute Confidential Information of each Party. The name, address and other contract information for Association Members will be treated as Confidential Information of the Association and used only as authorized by this Agreement.

30. No Third-Party Beneficiaries. This Agreement is for the benefit of, and will
    ----------------------------
be enforceable by, the Parties only. This Agreement is not intended to confer any right or benefit on any Third Party (including, but not limited to, any employee of any Party). No action may be commenced or prosecuted against a Party by any Third Party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.


        IN WITNESS WHEREOF,  the parties hereto have caused duplicate  originals
of  this  Agreement  to  be  executed  by  their   respective   duly  authorized
representatives as of the date and year first above written.

                                            California Restaurant Association



                                            By:  /s/ John D. Dunlap
                                                 ---------------------------
                                                     President/CEO


                                            Licensee



                                            By:  /s/ Thomas King
                                                 ---------------------------
                                                      Its CFO

                                                                    Exhibit 10.3
                                                               Page 7 of 7 Pages

                                 PAYOR AGREEMENT
                                     between
                               KingThomason, Inc.
                                       and
                     CALIFORNIA FOUNDATION FOR MEDICAL CARE

This Agreement is entered into by and between KingThomason, Inc. (PAYOR) and UFMC Health Systems, Inc., a California corporation d.b.a. California Foundation for Medical Care (CFMC) and shall be effective the first day of _________________, 2000.

                                    RECITALS

WHEREAS, PAYOR desires to utilize CFMC's PPO Providers and receive other agreed-upon services from CFMC;

WHEREAS, CFMC desires to provide, for the benefit of PAYOR, a PPO panel and other agreed upon services as described in the Agreement;

PAYOR is an employer, insurance carrier, health care service plan, trust, nonprofit hospital service plan, any governmental unit, or any other entity which has an obligation to provide inpatient and outpatient services or benefits for such services to a beneficiary;

NOW, THEREFORE, PAYOR and CFMC agree as follows:

                                    ARTICLE 1

PROCESS

1.1     Services Provided:

        CFMC agrees to provide a PPO panel and certain other specified services to PAYOR and its subscribers. PAYOR agrees during the term of the Agreement to pay CFMC service fees, in accordance with the schedule of services and fees described in Exhibit I which is attached to and made part of the Agreement.

1.2     Non-Solicitation of CFMC PPO Providers:

        During  the  term  of  this  Agreement   including  180  days  following
termination PAYOR shall neither directly nor indirectly solicit for contracting, or contract with, CFMC PPO Providers.

                                                                    Exhibit 10.4
                                                              Page 1 of 12 Pages

1.3     Administrator:

        It is understood that CFMC may subcontract to provide certain administrative services on behalf of CFMC pursuant to this Agreement. It is further understood that where, in this Agreement, CFMC undertakes to perform contract or administrative services on behalf of PAYOR, such services may be provided by CFMC or its subcontractor.

                                    ARTICLE 2

OBLIGATIONS OF CALIFORNIA FOUNDATION FOR MEDICAL CARE
-----------------------------------------------------

2.1     Physician, Ancillary Providers and Hospitals:

        CFMC shall provide a PPO panel of participating physicians, ancillary providers and hospitals (hereinafter CFMC PPO Provider or CFMC PPO Providers) as CFMC's local foundations have contracted and will contract with in the State of California. CFMC shall use its best efforts to maintain and offer such coverage of CFMC PPO Providers in terms of geographic, specialty, acuity, quality, quantity, and availability considerations. CFMC shall use its best efforts to ensure that lists of participating CFMC PPO Providers are updated and any changes are communicated to PAYOR on a timely basis.

2.2     Panel Rates:

        CFMC shall provide information regarding current negotiated rates for CFMC PPO Providers. Generally, rates are renewed in January or July of each year. There are exceptions, which may necessitate changes in rates throughout the year.

2.3     Panel Administration:

        CFMC shall assist PAYOR in reconciling issues or problems PAYOR may have relating to CFMC PPO Providers.

2.4     Directories:

        CFMC shall develop and provide to PAYOR a directory listing (either hard copy or on-line) CFMC PPO Providers participating in subscribers' service areas. The directory shall include the following information: CFMC PPO Provider's name, address, telephone number, and description of services. CFMC shall use its best efforts to update information included in the directory. Unless otherwise stated by addendum, the number of directories available, upon request, shall not exceed one-(1.0) times the number of PAYOR's subscribers covered in the policy year.

                                                                    Exhibit 10.4
                                                              Page 2 of 12 Pages

2.5     Utilization Review:

        CFMC will provide PAYOR utilization review services to include all the normal procedures associated with pre-certification, admission and concurrent review of hospital stays and all periodic reports necessary to evaluate and monitor performance, including routine reports of hospital pre-certification activity. For the purpose of performing utilization management services, CFMC shall have the same access as PAYOR to medical records and other data necessary for CFMC to fulfill its duties hereunder.

2.6     Claims Processing:

        One central location will be established and maintained to service PAYOR. This location will review claims for completeness, calculate the allowable fees and/or hospital per diem rates, and adjudicate claims in accordance with the contract benefits.

        All claims are to be sent by providers to PAYOR and/or its subcontractor. PAYOR and/or its subcontractor will provide CFMC with a quarterly claims activity report which will indicate information regarding gross charges, allowed amounts and percentage of savings.

OBLIGATIONS OF CFMC PPO PROVIDERS
---------------------------------

3.1     CFMC PPO Provider Services:

        CFMC PPO Providers shall render services on a non-discriminatory basis to all subscribers who seek such services. Whenever necessary, CFMC PPO Providers shall use their best efforts to refer subscribers to other CFMC PPO Providers.

3.2     CFMC PPO Provider Payment:

        CFMC PPO Providers shall accept as payment in full from PAYOR the contracted amounts set forth by CFMC less deductibles, coinsurance, and co-payments whether or not collected by CFMC PPO Provider.

3.3     Claims Submission:

        CFMC PPO Providers shall use their best efforts to submit claims within forty-five (45) days following date of service.

3.4     Payment from Subscribers:

        CFMC PPO Providers shall only seek payment from subscribers for deductibles, coinsurance, co-payments, or services not covered by PAYOR's plan, evidence of coverage, or policy.

                                                                    Exhibit 10.4
                                                              Page 3 of 12 Pages

                                    ARTICLE 4

OBLIGATIONS OF PAYOR
--------------------

4.1     Preferential Benefits:

        Payor agrees to create incentives for subscribers to utilize CFMC PPO Providers, who may include, but need not be limited to, the reduction or elimination of individual or family deductibles, co-payments and/or lower co-insurance percentages.

4.2     Claim Processing and Payment:

        To the extent that PAYOR is financially responsible as the primary payor, PAYOR agrees to pay CFMC PPO Providers within thirty (30) days, or less, of receipt of a complete and correct claim.

        PAYOR shall also contact CFMC PPO Providers within thirty (30) days of any claim which is not complete, providing a description of any needed information and/or why claim has not been paid. Should PAYOR not pay claim or respond to CFMC PPO Provider with reasons for nonpayment within sixty (60) days of PAYOR's receipt of a claim, the CFMC PPO Provider may bill the subscriber for any and all services rendered at CFMC PPO Provider's usual and customary charges for the services. This shall in no event be deemed as the CFMC PPO Provider relinquishing any rights to continue to seek payment from PAYOR, on behalf of the subscriber, for covered services.

4.3     Secondary Payor:

        PAYOR shall pay CFMC PPO Providers in cases where PAYOR is secondary, under all applicable coordination of benefit rules, the difference between CFMC PPO Provider's billed charges, and the amount paid by the primary payor, up to the amount which would have been allowed by the PAYOR, in the absence of other insurance.

4.4     Benefits and Utilization Management:

        PAYOR shall be responsible for responding to all inquiries from subscribers for information concerning benefits, restrictions, limitations, exclusions, review, and prior authorization required in PAYOR's plan, evidence of coverage, or policy.

4.5     Subscriber Information:

        PAYOR shall provide to CFMC prior to the effective date of this Agreement and on a monthly basis thereafter the following information by county: employer and group information including group numbers, effective date and number of subscribers. PAYOR will provide CFMC with a statement of plan design for each group within fifteen (15) days prior to the respective group's effective date or within fifteen (15) days prior to the implementation of any change in the plan design.

                                                                    Exhibit 10.4
                                                              Page 4 of 12 Pages

4.6     Non Compete Clause:

        When formal negotiations between PAYOR and prospect begin, PAYOR shall contact CFMC with the prospect name(s), where insureds are located, potential services to be offered and what the deal points are. CFMC will contact local Foundations(s) and solicit approval for use of network if client is defined as a local business. CFMC will notify PAYOR of approval to contract with local client(s). Approval will not be unduly withheld.

4.7     Group Listing:

        In the event PAYOR fails to notify CFMC within forty-five (45) days of the addition of any new group(s), PAYOR shall retroactively pay CFMC one hundred ten percent (110%) of the normal CFMC compensation which would be attributable to the group(s) for each and every month PAYOR failed to so notify CFMC of the group(s) utilization of CFMC's PPO.

4.8     Subscriber Identification Cards:

        PAYOR shall issue identification cards to subscribers that will allow CFMC PPO Providers to readily ascertain that the subscriber is entitled to PAYOR benefits under this Agreement. The identification cards shall identify the PAYOR and the subscriber as subscribers of CFMC's PPO. To be included on this card is the PAYOR's toll-free telephone number to be used by CFMC PPO Providers for verification of eligibility, benefits, and for claims questions. The CFMC name and identifying logo shall be placed on cards. PAYOR agrees to submit mock-ups of identification cards to CFMC for final approval before printing, and prior to effective date of this Agreement.

4.9     Eligibility and Coverage Verification:

        PAYOR shall be solely responsible for eligibility verification when requested to do so by a CFMC PPO Provider.

4.10    Adjustment of Claims:

        PAYOR agrees that any claim appeal or adjustments for CFMC PPO Providers will be referred to PAYOR and/or its subcontractor. PAYOR will coordinate (1) a timely peer review determination; and (2) documentation of due process in any subsequent appeal of an adverse review decision. No claim from a CFMC PPO Provider will be adjusted for medical necessity or other reasons without peer review and the availability of appeal, through the organization sponsoring the local panel of CFMC PPO Providers. Final determination or adjustment of a claim will rest and remain with PAYOR.

                                                                    Exhibit 10.4
                                                              Page 5 of 12 Pages

4.11    Explanation of Benefits:

        PAYOR assures that the "Explanation of Benefits" (EOB) clearly shows the billed charge, the allowed amount, and the amount the CFMC PPO Provider is expected to adjust off and that it indicates affiliation with California Foundation for Medical Care.

                                    ARTICLE 5

FEES
----

5.1     Monthly Fees:

        PAYOR  agrees to pay CFMC a monthly  fee as  described  and set forth in
Exhibit I, with first payment due and payable forty-five (45) days following the effective date of this Agreement. Thereafter, payments will be due by the 20th of the month. CFMC and PAYOR agree that said fees are effective ____________________ and shall remain in effect for a period of not less than one (1) year. After the initial period of one (1) year, Exhibit I may be amended with a sixty (60) day prior written notice by either party.

5.2     Interest Charges (Late Payment):

        PAYOR shall pay CFMC in accordance with Section V.1 above or, as may be set forth by amendments hereto. All monthly fees not paid when due shall accrue interest at one percent (1%) per month or ten percent (10%) per annum. CFMC may waive a notice of termination for untimely payment (Section 5.4) or it may waive the interest payment for any period or periods. A specific waiver for one period shall not constitute a waiver for any other period.

5.3     Monthly Payment Adjustments:

        PAYOR and CFMC shall each have a period of ninety (90) days following the close of the service month to submit any and all retrospective adjustments to the service months payment set forth in this Agreement. The only retrospective adjustment allowed will be based solely on any errors in the count or estimate of the number of subscribers for a given month.

5.4     Non-Payment:

        In the event of non-payment of administrative fees within the time frame described in Section V.1 above for non-contested medical claims, CFMC reserves the right to issue a ten (10) day demand notice and terminate immediately thereafter in the event the non-payment of such fees has not been cured.

                                                                    Exhibit 10.4
                                                              Page 6 of 12 Pages

                                    ARTICLE 6

CLAIMS ADMINISTRATION and RELATED SERVICES
------------------------------------------

6.1     Third Party Administrator:

        PAYOR may subcontract with the KingThomason, Inc. to function as Third Party Administrator (TPA) for PAYOR. These duties are limited to claims pricing, customer service, to fulfill the responsibilities as referenced in the Agreement and in Addendum one (1) through four(4).

6.2     Reporting Requirements:

        A.     Hospitals Inpatient/Outpatient Services:

               CFMC will receive quarterly claims activity reports, which will provide information regarding gross charges, allowed amounts and percentage of savings, by Foundation area, for hospital inpatient and outpatient services. This information will be formatted and reported as referenced in Addendum one
(1), two (2), and four (4).

        B.     Physicians and Ancillary Providers:

               CFMC will receive quarterly claims activity reports, which will provide information regarding gross charges, allowed amounts and percentage of savings by Foundation area for professional services. This information will be formatted and reported as referenced in Addendum three (3) and four (4).

6.3     Confidentiality:

        Parties to this Agreement are aware of the requirements to maintain confidentiality with respect to medical information identifiable to an individual patient. The parties agree to adhere to the confidentiality requirements imposed by law or regulation.

        The parties further acknowledge the importance of keeping confidential proprietary information including but not limited to the identity of CFMC PPO Providers, directories, pricing information, and contracting information. Both parties agree to keep confidential, and not to disclose to any third party, any proprietary information of the other party. Further, the parties agree that this clause regarding confidentiality shall survive the termination of this Agreement.

                                                                    Exhibit 10.4
                                                              Page 7 of 12 Pages

                                    ARTICLE 7

Plan Design
-----------

7.1     Plan Design

        It is understood and agreed that PAYOR shall utilize CFMC PPO Providers and services in connection with subscribers whose coverage is underwritten by PAYOR. For coverage underwritten by PAYOR, PAYOR agrees to provide to CFMC, at a reasonable time in advance of execution of this Agreement, a copy of the insurance benefits policy which provides coverage to PAYOR's plan participants and their beneficiaries. PAYOR furthermore agrees to notify CFMC of future changes in such policies at least forty-five (45) days in advance of such changes becoming effective.

        CFMC  agrees that any such  information  provided to it pursuant to this section is confidential and shall not disclose it to any other party except as may be required under process of law.

                                    ARTICLE 8

TERM AND TERMINATION
--------------------

8.1     Term of Agreement:

        This Agreement shall commence on the date specified in the first paragraph hereof, and shall continue for one (1) year after which this Agreement shall automatically renew for periods of one (1) year unless either party gives the other party no less than ninety (90) days notice prior to such date or any anniversary thereof. Upon the termination of this Agreement, unless specifically indicated in writing to the contrary, all agreements between PAYOR and any CFMC PPO Provider shall automatically terminate. Such termination shall not terminate PAYOR's or CFMC's obligations to each other or to any CFMC PPO Provider incurred under the terms of this Agreement prior to the effective date of termination.

8.2     Termination of Agreement:

        Either party, upon ninety (90) days prior written notice to the other party, may terminate this Agreement, any Exhibit or Amendment hereto, upon the material breach by the other party of this Agreement, any Exhibit or Amendment, respectively, except for a breach involving non-payment of administrative fees, which shall be handled in accordance with Section V.4. Such written notice shall be delivered in person or by registered mail, return receipt requested, proper postage paid, and properly addressed. The ninety (90) day termination notice period shall commence as of the date of postmark or personal delivery of said notice. The party so notified shall have thirty (30) days from the receipt of notice to correct the basis for termination and if so corrected to the

                                                                    Exhibit 10.4
                                                              Page 8 of 12 Pages
reasonable satisfaction of the notifying party then this Agreement, the Exhibit and/or Amendment, as the case may be, shall be reinstated without interruption. Upon the termination of this agreement, any Exhibit or Amendment hereto, it is understood and agreed to by parties, that PAYOR shall continue payment pursuant to this agreement for any eligible person who is hospitalized or under continuous treatment by a CFMC PPO Provider until released from hospital or for continuous treatment, for ten (10) days following the termination date.

                                    ARTICLE 9

MISCELLANEOUS
-------------

9.1     Relationship between Parties:

        Except as expressly provided herein, nothing in this Agreement shall be construed to create the relationship of employer and employee between PAYOR and CFMC and/or its subcontractor.

9.2     Independent Contractor Responsibilities:

        The parties to this Agreement are independent contractors. None of the parties shall have nor exercise any control or direction over the method by which the others shall perform their responsibilities hereunder.

        As independent contractors, both parties agree that they are separately liable and responsible for claims, suits, and obligations arising out of their respective duties. Neither party agrees to provide insurance or hold the other party harmless for any claims or suits.

9.3     Rights and Obligations of the Parties:

        This Agreement and the Amendments, Attachments and Addenda contain the full and complete expression of the rights and obligations of the parties and it shall supersede all other agreements, written or oral, theretofore made by the parties regarding the subject matter hereof.

        This Agreement shall not be modified by conduct or oral agreement of the parties. Any modification of the terms and language of this Agreement shall be in writing and shall be effective only after both parties have duly executed the written modification.

9.4     Severability:

        Should any clause or part of this Agreement be found invalid or unenforceable, it shall be struck and the remainder of the Agreement continue in force and effect.

                                                                    Exhibit 10.4
                                                              Page 9 of 12 Pages

9.5     Enforcement of Provisions/Venue:

        The provisions of this Agreement shall be enforced in accordance with California law. Should arbitration or suit be brought arising out of this Agreement, venue shall be proper only in the County of Sonoma or in the Federal District Court seated geographically nearest to the County of Sonoma.

9.6     Records Review:

        CFMC reserves the right to independently confirm eligible member count with the employer group(s). Furthermore, CFMC at its option may review PAYOR records and confirm percent of savings reported to CFMC under this Agreement. Any review of the PAYOR's records will be conducted during the PAYOR's normal business hours upon written notice to and arrangement with the PAYOR.

9.7     Assignment:

        Neither this Agreement nor any of its rights or duties shall be assigned without mutual written consent of the parties. This clause shall not effect or limit CFMC's ability to subcontract services as referenced in this Agreement.

9.8     Good Faith Negotiation of Compatible Procedures:

        CFMC and PAYOR shall negotiate compatible procedures to effect and administer this Agreement. Both parties agree to meet and confer in good faith respecting all matters of common interest, which materially affect this Agreement, including but not limited to, amendments to the Agreement in order to reach accommodation prior to final action or decision.

                                                                    Exhibit 10.4
                                                             Page 10 of 12 Pages

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement.

CALIFORNIA FOUNDATION
FOR MEDICAL CARE

Dated:         6/18/2000                    Dated:        6/12/2000
               -----------------------                    ----------------------
Signature:     /s/ Cheryl L. Lyman          Signature:    /s/ Hume A. Thomason
               -----------------------                    ----------------------
Name:          Cheryl L. Lyman              Name:         Hume A. Thomason
Title:         Chief Executive Officer      Title:        Chairman
Address:       3033 Cleveland Ave.          Address:      3180 Crow Canyon Pl.
               Santa Rose, CA 95403                       San Ramon, CA 94583

                                                                    Exhibit 10.4
                                                             Page 11 of 12 Pages

                                    EXHIBIT I

As of this first day of __________, 2000, PAYOR agrees to automatically pay CFMC by the 20th each month the monthly fees for the services and rates set forth in this Exhibit.

CFMC PPO PROVIDER PANEL AND DIRECTORIES:

$2.50                                       CLL    CFMC          HAT    PAYOR
                                            -------              -------
                                            initial              initial
REPRICING:

$.00 per subscriber per month               CLL    CFMC          HAT    PAYOR
                                            -------              -------
                                            initial              initial
REPRICING IS ASSIGNED TO:

Name:
Address:
City:
Phone:
Fax:

UTILIZATION REVIEW:

$.00 per subscriber per month               CLL    CFMC          HAT    PAYOR
                                            -------              -------
                                            initial              initial
UTILIZATION REVIEW IS ASSIGNED TO:

Name:
Address:
City:
Phone:
Fax:

TOTAL AMOUNT DUE EACH MONTH

$2.50                                       CLL    CFMC          HAT    PAYOR
                                            -------              -------
                                            initial              initial

CALIFORNIA FOUNDATION
FOR MEDICAL CARE

Dated:         6/18/2000                    Dated:        6/12/2000
               -----------------------                    ----------------------
Signature:     /s/ Cheryl L. Lyman          Signature:    /s/ Hume A. Thomason
               -----------------------                    ----------------------
Name:          Cheryl L. Lyman              Name:         Tom Thomason
Title:         Chief Executive Officer      Title:        Chairman
Address:       3033 Cleveland Ave.          Address:      3180 Crow Canyon Pl.
               Santa Rose, CA 95403                       San Ramon, CA 94583

                                                                    Exhibit 10.4
                                                             Page 12 of 12 Pages

                        EXECUTIVE GENERAL AGENT AGREEMENT

Jefferson-Pilot
Life Insurance Company

Agreement between Jefferson-Pilot Life Insurance Company (hereinafter referred to as the "Company" or jointly as "we", "our" or "us") and the Executive General Agent (hereinafter referred to as "you", "your" or "yours") is subject to the following terms and conditions:

I.  Authority

(a) Appointment. We hereby appoint you to solicit applications for policies of life insurance and annuity contracts on behalf of the Company, to deliver the contracts when issued, to collect the first premiums due thereon and to service the policyholder. We also appoint you to recruit, and to recommend for appointment by the Company, General Agents, Special Agents and Special Brokers (referred to herein as Agents) to solicit, after being properly licensed, insurance and annuity business on behalf of the Company.

(b) Relationship with Company. You shall be free to exercise your own independent judgment as to the time, place and manner in which you perform the services authorized under this Agreement subject to any rules we may adopt relating to the conduct of our business. You will be an INDEPENDENT CONTRACTOR and nothing contained herein shall be construed as creating the relationship of employer and employee between you and us for any purpose, including federal tax purposes. You shall be responsible for and pay any and all expenses incurred in conducting business under the terms of this Agreement. You are not eligible to participate in any fringe benefit programs sponsored by us for our employees.

(c) Relationship with Agents. Our relationship with Agents shall be set forth in written contracts between the Company and the respective Agent, and shall not become effective until we sign a written contract with the Agent and the Agent is properly licensed. You shall have no authority to modify or amend any such contracts or agreements. We may refuse to contract any proposed Agent. You shall be responsible to us for any debit balances of Agents assigned to you which are not paid at the time the Agent's contract is terminated. Any contractual arrangements you may have with any Agent you recruit and train shall not be binding on us.

(d) Responsibility. You agree to abide by the terms and conditions of this Agreement and any sales manuals and/or rules and practices of the Company and agree not to recruit Agents in a manner inconsistent with our rules and practices. You agree to abide by all applicable local, state and federal laws and regulations in conducting business under this Agreement. You hereby undertake and accept full responsibility and liability for the prompt and full payment of sums which may be or become due to Agents appointed by or assigned to you except with respect to such amounts as we have specifically agreed to pay to the Agent in accordance with the Agent's agreement with us. You undertake and agree to hold us harmless against any loss of whatever kind or nature arising out of any claim made by any of said Agents for compensation over and above that which is specifically agreed upon in such Agent's agreement with us.

                                                                    Exhibit 10.5
                                                               Page 1 of 8 Pages

You shall at all times conduct yourself, and see that those Agents assigned to you and your employees conduct themselves, so as not to adversely affect the business reputation or good standing of either yourself or us.

You shall be responsible to us for the acts of you or your employees and shall indemnify and hold us harmless from any and all expenses, costs, causes of action and/or damages resulting from or growing out of any unauthorized act by you or any of them.

II.  Executive General Agent Compensation

(a) Compensation. Your full compensation will be the commissions provided for in this Agreement. There shall be no additional compensation or reimbursement to you for services performed or expenses incurred.

(b)  Commissions.

        (1) Personal Production. After this Agreement becomes effective, you will be paid a commission equal to the amount determined by applying the percentage shown in the Executive General Agent Agreement Schedule to premiums paid in cash on policies on which you wrote the applications and delivered the policies under the terms of this Agreement.

        (2) Override Commissions. After this Agreement becomes effective, you will be paid an override commission on policies sold by Agents assigned to you equal to the difference between the commissions specified in the Executive General Agent Commission Schedule and the commission paid to the writing Agent assigned to you.

Commissions apply to policies of life insurance and annuity contracts listed in the Executive General Agent Commission Schedule attached hereto and as published from time to time by the Company. Commissions are paid only on policies delivered under which premiums have been paid in cash.

The rate of commissions and the right to receive compensation on any policy or contract not listed in this Agreement, or requiring special underwriting shall be as determined in the published Commission Schedule or rules of the Company in effect at that time, or shall be governed by a separate agreement with you. No applications will be accepted nor will any commissions be paid on policies or contracts which are not approved in the state where written.

                                                                    Exhibit 10.5
                                                               Page 2 of 8 Pages

(c) Provisions Relating to Commissions. You shall have no authority to collect premiums other than the initial premium, which should be in the form of a check payable to us. Any check collected shall be immediately remitted to us. Any commissions to which you may be entitled shall be paid to you only after issuance and delivery of the policy or contract, after the due date of the premium, after receipt of the gross premium in cash by us, and after any other outstanding requirements are met. No commissions will be payable on account of waived premiums, interest collected, or premiums refunded for any reason, and you shall refund to us any commissions paid on account of any such premium or interest. Commissions on premiums paid in advance will not be payable until the regular due date of such premium. Commissions on extra premiums, conversions, exchanges, replacements and other special situations not provided for herein will be governed by our rules and practices in effect at that time.

III.  Change Or Termination

(a) Changes. We may at any time and from time to time:

        (1)    Change or modify this Agreement,

        (2)    Modify or amend any policy form,

        (3) Fix minimum and maximum limits on the amount for which any policy form may be issued,

        (4) Modify or alter the conditions or terms under which any policy forms may be sold or regulate their sale in any way,

        (5) Discontinue or withdraw any policy from any state, without prejudice to continue such form elsewhere, or

        (6) Cease doing business in any state.

Upon written notice, mailed to you at your last known address, we shall have the right at any time and from time to time to increase or decrease the rate of first policy year and renewal commissions and other compensation on any and all of the policy forms then being issued by us whether or not listed in this Agreement. Any such change shall apply only to policies which shall be issued on or after the effective date of the change.

(b) Voluntary Termination. Either of the parties hereto may terminate this Agreement, without stating any cause, by mailing to the other party at their last known address a notice of termination.

(c) Automatic Termination. This Agreement terminates automatically:

        (1)    Upon your death,

        (2) Upon revocation, termination or non-renewal of your agent's or broker's license(s),

                                                                    Exhibit 10.5
                                                               Page 3 of 5 Pages

        (3) If you are a partnership, upon the death of any partner or any change in the partners composing the firm, or dissolution of the partnership for any reason,

        (4) If you are a corporation upon the dissolution of the corporation or disqualification of the corporation to do business under applicable state laws, or

        (5) Upon your filing a petition for bankruptcy or one being filed for you or your being adjudged bankrupt or by your executing a general assignment for the benefit of creditors.

(d) Termination for Cause. We may terminate this Agreement for cause by mailing notice of such termination to you at your last known address and that termination shall be effective upon mailing. Cause for termination shall be:

        (1)    Violation of any of the terms thereof,

        (2)    Violation of any state insurance laws or regulations,

        (3)    Inducing or attempting to induce one of our Agents to leave us,

        (4) Inducing or attempting to induce one of our policyholders to relinquish or replace our policy,

        (5)    Any interference with the collection of renewal premiums,

        (6)    Misappropriation or commingling of our funds, and

        (7) Engaging in a fraudulent act or misrepresenting policy benefits or premiums.

In determining cause for termination, we shall use our discretion in gathering facts and information and shall notify you of our decision and which of the above causes for which you are being terminated in the termination letter written to you.

(e) Commissions Payable After Termination. If this Agreement is voluntarily terminated as described in Section III(b), we will pay all first-year commissions on personal business you placed with us. In addition, we will pay renewal commissions and overrides, if any, (first-year and renewal) on business placed with us under this Agreement prior to its termination, so long as the aggregate renewal and override commissions payable to you under this Agreement and under any other agent's or producer's agreement total at least $600.00 during the prior calendar year.

                                                                    Exhibit 10.5
                                                               Page 4 of 8 Pages

If this Agreement is automatically terminated as described in Section III(c), we will pay to you or to any person appointed to act on your behalf, compensation as if this Agreement had been voluntarily terminated. If termination is due to your death, any compensation due you shall be paid to your surviving spouse, and at the death of the surviving spouse, to the spouse's estate. If you have no surviving spouse, then your compensation shall be paid to your estate. Another payment arrangement may be made on forms provided by us for that purpose and approved by us in writing.

Notwithstanding the foregoing, if this Agreement is terminated and commissions would otherwise be payable, but you engage in any of the activities listed in 3, 4, 5, 6 or 7 of Section III(d), then all rights to the payment of any further commissions shall be forfeited.

No service fees are payable after termination of this Agreement.

If this Agreement is terminated for cause, no further compensation of any kind shall be payable to you after termination.

IV.  General Provisions

(a) Indebtedness. Any advance, loan, annualization of compensation or extension of credit from us to you and to Agents assigned to you shall constitute a general indebtedness of yours to us. The entire indebtedness, as shown in our ledger accounts, may be deemed due and payable at any time and we may exercise any rights or remedies thereunder, including but not limited to, charging to you all attorney's fees or other collection expenses, as permitted by law. Your indebtedness is a first lien against any and all compensation due or to become due hereunder and any insurance or annuity contracts insuring you, payable to you or owned by you, and we may offset, at any time, your indebtedness against your compensation or any funds payable by the Company as compensation to you or any insurance proceeds through a contract insuring your life or health.

(b) Waiver. Our forbearance or failure to exercise any rights hereunder or insist upon strict compliance herewith shall not constitute a waiver of any right, condition or obligation of you under this Agreement.

(c) Printed Matter. We will furnish you printed matter necessary to conduct the business anticipated hereunder with respect to our policies, contracts or Agent's agreement. You are not authorized to publish advertisements including direct mail letters of any kind relative to the business of the Company without prior written approval of the Company.

(d) Rights of Rejection and Settlement. We reserve the right to reject any and all applications and collections submitted hereunder, to discontinue writing any form of policy, to take up and cancel any policy and return the premium or any part thereof. In the event of such rejection or cancellation, your commission on the premium affected thereby shall be charged against your earnings or, upon demand, paid to us. It is the intention of the parties to this Agreement that you shall be entitled to receive commissions as herein provided only upon or related to such premium payments as shall actually be received in cash and retained by us.

                                                                    Exhibit 10.5
                                                               Page 5 of 8 Pages

(e) Limitation of Authority. Your authority shall extend no further than as is stated in this Agreement. You shall not:

        (1) Make, alter, modify, waive or change any questions, statement or answer on any application for an Agent's agreement, the agreement itself or any application for insurance, the terms of any receipt given thereon, or the terms of any policy or contract;

        (2) Extend or waive any provision of any policy or contract or the time for payment of premiums;

        (3) Deliver any policy unless the applicant therefore is at the time in good health and insurable;

        (4) Incur any debts or liability for or against us;

        (5) Receive any money for us except as herein stated or as you may be specifically authorized in writing; or

        (6) Personally pay or advance any premium on any policy other than your own.

(f) Prior Agreements. This Agreement shall supersede any and all prior agreement(s) between you and us in relation to policies issued after this Agreement becomes effective; it being understood, however, that all obligations to us previously incurred or assumed by you and liens created in connection therewith still exist and shall attach hereto.

(g) Assignment. Neither this Agreement nor any of the benefits to accrue hereunder shall be assigned or transferred, either in whole or in part (except a transfer of commissions effective upon your death) without our prior written consent. Any assignments shall be subject to a first lien to us for any indebtedness owed to us.

(h) Rebating. You shall not, under any circumstances whatsoever, pay or allow any rebate of premiums or commissions in any manner, directly or indirectly, nor shall you accept business from or pay any commissions to:

        (1) An agent whose name does not duly and rightfully appear on the application; or

        (2) Any person not a licensed representative of us.

(i) Partnerships. When you are a partnership, any reference made to you as an individual shall be deemed to mean the partners both jointly and severally as applicable.

                                                                    Exhibit 10.5
                                                               Page 6 of 8 Pages

(j) Service of Process. You are not our authorized agent or representative to accept service of legal process. If, however, any paper is served upon you, then you shall transmit the same to our General Counsel at our Home Office by certified mail within 24 hours after receipt. Any failure on your part to comply with this provision which causes loss or expense to us shall be reimbursed by you to us upon demand.

(k) Litigation. The Company may in its discretion settle any claim of applicants, policyholders or others against the Company in connection with any lawsuit in which the Company is named as a result of any unauthorized action or statement by you, any agent appointed by you, or by any of your employees.

(l) Entire Agreement. The foregoing represents the entire agreement between the parties and we shall not be bound by any other promise, agreement, understanding or representation unless it is made by an instrument in writing, signed by the parties or is in the form of a written notice from us to you which expresses by its terms an intention to modify this Agreement.

(m) Accounts. We agree to keep an accurate account of all business produced by you and by Agents assigned to you, and will periodically render to you an itemized statement of said business. You agree to examine said statement immediately and to notify us at once, in writing, of any difference between said statement and personal records. If you do not notify us of any discrepancy within 31 days of the date of the said statement, you shall be considered to have admitted the accuracy and correctness of said statement. We reserve the right to audit and correct records periodically to preserve accuracy.

V.  Effective Date

This Agreement shall take effect on the date shown below after the same has been signed by the Company and provided you are licensed to sell the products described herein by the state or states where you propose to do business. This Agreement shall be governed by the laws of the State of North Carolina.


Thomas Ellsworth King III                                  ------    Individual
-------------------------------------
Print Name of Executive General Agent
                                                           ------    Partnership
/s/ Thomas E. King III           5/16/2000
----------------------           ---------
Signature of Executive           Date                        X       Corporation
                                                           ------
    General Agent

-------------------------------------------
Signature of Partner or Corporate Secretary
    (as appropriate)

                                                                    Exhibit 10.5
                                                               Page 7 of 8 Pages

Recommended by:

/s/  [signature illegible]
------------------------------------
Signature of Regional Sales Manager/
        Master General Agent


Recommended by:


----------------------------------
Signature of Independent Marketing
        Organization


Jefferson-Pilot
Life Insurance Company


----------------------------------
Effective Date of Agreement


----------------------------------
Vice President


                               CERTIFICATION FORM

I certify under penalty of perjury that I have read and understand the California Fair Claims Settlement Practices Regulations.


5/16/00                             /s/ Thomas E. King III
------------                        -------------------------
Date                                Agent's Signature


                                    -------------------------
                                    Agent's Number

                                                                    Exhibit 10.5
                                                               Page 8 of 8 Pages

                                 PAYOR AGREEMENT
                                     between

                               KingThomason, Inc.
                              (National Limo Group)
                                       and
                     CALIFORNIA FOUNDATION FOR MEDICAL CARE

This Agreement is entered into by and between KingThomason, Inc. (National Limo Group) (PAYOR) and UFMC Health Systems, Inc., a California corporation d.b.a. California Foundation for Medical Care (CFMC) and shall be effective the first day of July 2000.

                                    RECITALS

WHEREAS, PAYOR desires to utilize CFMC's PPO Providers and receive other agreed-upon services from CFMC;

WHEREAS, CFMC desires to provide, for the benefit of PAYOR, a PPO panel and other agreed upon services as described in the Agreement;

PAYOR is an employer, insurance carrier, health care service plan, trust, nonprofit hospital service plan, any governmental unit, or any other entity which has an obligation to provide inpatient and outpatient services or benefits for such services to a beneficiary;

NOW, THEREFORE, PAYOR and CFMC agree as follows:

                                    ARTICLE 1

PROCESS
-------

1.1     Services Provided:

        CFMC agrees to provide a PPO panel and certain other specified services to PAYOR and its subscribers. PAYOR agrees during the term of the Agreement to pay CFMC service fees, in accordance with the schedule of services and fees described in Exhibit I which is attached to and made part of the Agreement.

1.2     Non-Solicitation of CFMC PPO Providers:

        During the term of this Agreement PAYOR shall neither directly nor indirectly solicit for contracting, or contract with, CFMC PPO Providers.

                                                                    Exhibit 10.6
                                                              Page 1 of 12 Pages

1.3     Administrator:

        It is understood that CFMC may subcontract to provide certain administrative services on behalf of CFMC pursuant to this Agreement. It is further understood that where, in this Agreement, CFMC undertakes to perform contract or administrative services on behalf of PAYOR, such services may be provided by CFMC or its subcontractor.

                                    ARTICLE 2

OBLIGATIONS OF CALIFORNIA FOUNDATION FOR MEDICAL CARE
-----------------------------------------------------

2.1     Physician, Ancillary Providers and Hospitals:

        CFMC shall provide a PPO panel of participating physicians, ancillary providers and hospitals (hereinafter CFMC PPO Provider or CFMC PPO Providers) as CFMC's local foundations have contracted and will contract with in the State of California. CFMC shall use its best efforts to maintain and offer such coverage of CFMC PPO Providers in terms of geographic, specialty, acuity, quality, quantity, and availability considerations. CFMC shall use its best efforts to ensure that lists of participating CFMC PPO Providers are updated and any changes are communicated to PAYOR on a timely basis.

2.2     Panel Rates:

        CFMC shall provide information regarding current negotiated rates for CFMC PPO Providers. Generally, rates are renewed in January or July of each year. There are exceptions, which may necessitate changes in rates throughout the year.

2.3     Panel Administration:

        CFMC shall assist PAYOR in reconciling issues or problems PAYOR may have relating to CFMC PPO Providers.

2.4     Directories:

        CFMC shall develop and provide to PAYOR a directory listing CFMC PPO Providers participating in subscribers' service areas. The directory shall include the following information: CFMC PPO Provider's name, address, telephone number, and description of services. CFMC shall use its best efforts to update information included in the directory. Unless otherwise stated by addendum, the number of directories available, upon request, shall not exceed one-(1.0) times the number of PAYOR's subscribers covered in the policy year.

                                                                    Exhibit 10.6
                                                              Page 2 of 12 Pages

2.5     Claims Processing:

        One central location will be established and maintained to service PAYOR. This location will review claims for completeness, calculate the allowable fees and/or hospital per diem rates, and adjudicate claims in accordance with the contract benefits.

        All claims are to be sent by providers to PAYOR and/or its subcontractor. PAYOR and/or its subcontractor will provide CFMC with a quarterly claims activity report which will indicate information regarding gross charges, allowed amounts and percentage of savings.

OBLIGATIONS OF CFMC PPO PROVIDERS
---------------------------------

3.1     CFMC PPO Provider Services:

        CFMC PPO Providers shall render services on a non-discriminatory basis to all subscribers who seek such services. Whenever necessary, CFMC PPO Providers shall use their best efforts to refer subscribers to other CFMC PPO Providers.

3.2     CFMC PPO Provider Payment:

        CFMC PPO Providers shall accept as payment in full from PAYOR the contracted amounts set forth by CFMC less deductibles, coinsurance, and co-payments whether or not collected by CFMC PPO Provider.

3.3     Claims Submission:

        CFMC PPO Providers shall use their best efforts to submit claims within forty-five (45) days following date of service.

3.4     Payment from Subscribers:

        CFMC PPO Providers shall only seek payment from subscribers for deductibles, coinsurance, co-payments, or services not covered by PAYOR's plan, evidence of coverage, or policy.

                                    ARTICLE 4

OBLIGATIONS OF PAYOR
--------------------

4.1     Preferential Benefits:

        Payor agrees to create incentives for subscribers to utilize CFMC PPO Providers, who may include, but need not be limited to, the reduction or elimination of individual or family deductibles, co-payments and/or lower co-insurance percentages.

                                                                    Exhibit 10.6
                                                              Page 3 of 12 Pages

4.2     Claim Processing and Payment:

        To the extent that PAYOR is financially responsible as the primary payor, PAYOR agrees to pay CFMC PPO Providers within thirty (30) days, or less, of receipt of a complete and correct claim.

        PAYOR shall also contact CFMC PPO Providers within thirty (30) days of any claim which is not complete, providing a description of any needed information and/or why claim has not been paid. Should PAYOR not pay claim or respond to CFMC PPO Provider with reasons for nonpayment within sixty (60) days of PAYOR's receipt of a claim, the CFMC PPO Provider may bill the subscriber for any and all services rendered at CFMC PPO Provider's usual and customary charges for the services. This shall in no event be deemed as the CFMC PPO Provider relinquishing any rights to continue to seek payment from PAYOR, on behalf of the subscriber, for covered services.

4.3     Secondary Payor:

        PAYOR shall pay CFMC PPO Providers in cases where PAYOR is secondary, under all applicable coordination of benefit rules, the difference between CFMC PPO Provider's billed charges, and the amount paid by the primary payor, up to the amount which would have been allowed by the PAYOR, in the absence of other insurance.

4.4     Benefits and Utilization Management:

        PAYOR shall be responsible for responding to all inquiries from subscribers for information concerning benefits, restrictions, limitations, exclusions, review, and prior authorization required in PAYOR's plan, evidence of coverage, or policy.

4.5     Subscriber Information:

        PAYOR shall provide to CFMC prior to the effective date of this Agreement and on a monthly basis thereafter the following information by county: employer and group information including group numbers, effective date and number of subscribers. PAYOR will provide CFMC with a statement of plan design for each group within fifteen (15) days prior to the respective group's effective date or within fifteen (15) days prior to the implementation of any change in the plan design.

4.6     Group Listing:

        In the event PAYOR fails to notify CFMC within forty-five (45) days of the addition of any new group(s), PAYOR shall retroactively pay CFMC one hundred ten percent (110%) of the normal CFMC compensation which would be attributable to the group(s) for each and every month PAYOR failed to so notify CFMC of the group(s) utilization of CFMC's PPO.

                                                                    Exhibit 10.6
                                                              Page 4 of 12 Pages

4.7     Subscriber Identification Cards:

        PAYOR shall issue identification cards to subscribers that will allow CFMC PPO Providers to readily ascertain that the subscriber is entitled to PAYOR benefits under this Agreement. The identification cards shall identify the PAYOR and the subscriber as subscribers of CFMC's PPO. To be included on this card is the PAYOR's toll-free telephone number to be used by CFMC PPO Providers for verification of eligibility, benefits, and for claims questions. The CFMC name and identifying logo shall be placed on cards. PAYOR agrees to submit mock-ups of identification cards to CFMC for final approval before printing, and prior to effective date of this Agreement.

4.8     Eligibility and Coverage Verification:

        PAYOR shall be solely responsible for eligibility verification when requested to do so by a CFMC PPO Provider.

4.9     Adjustment of Claims:

        PAYOR agrees that any claim appeal or adjustments for CFMC PPO Providers will be referred to PAYOR and/or its subcontractor. PAYOR will coordinate (1) a timely peer review determination; and (2) documentation of due process in any subsequent appeal of an adverse review decision. No claim from a CFMC PPO Provider will be adjusted for medical necessity or other reasons without peer review and the availability of appeal, through the organization sponsoring the local panel of CFMC PPO Providers. Final determination or adjustment of a claim will rest and remain with PAYOR.

4.10    Explanation of Benefits:

        PAYOR assures that the "Explanation of Benefits" (EOB) clearly shows the billed charge, the allowed amount, and the amount the CFMC PPO Provider is expected to adjust off and that it indicates affiliation with California Foundation for Medical Care.

                                   ARTICLE 5

FEES
----

5.1     Monthly Fees:

        PAYOR  agrees to pay CFMC a monthly  fee as  described  and set forth in
Exhibit I, with first payment due and payable forty-five (45) days following the effective date of this Agreement. Thereafter, payments will be due by the 20th of the month. CFMC and PAYOR agree that said fees are effective July 1, 2000 and shall remain in effect for a period of not less than one (1) year. After the initial period of one (1) year, Exhibit I may be amended with a sixty (60) day prior written notice by either party.

                                                                    Exhibit 10.6
                                                              Page 5 of 12 Pages

5.2     Interest Charges (Late Payment):

        PAYOR shall pay CFMC in accordance with Section 5.1 above or, as may be set forth by amendments hereto. All monthly fees not paid when due shall accrue interest at one percent (1%) per month or ten percent (10%) per annum. CFMC may waive a notice of termination for untimely payment (Section 5.4) or it may waive the interest payment for any period or periods. A specific waiver for one period shall not constitute a waiver for any other period.

5.3     Monthly Payment Adjustments:

        PAYOR and CFMC shall each have a period of ninety (90) days following the close of the service month to submit any and all retrospective adjustments to the service months payment set forth in this Agreement. The only retrospective adjustment allowed will be based solely on any errors in the count or estimate of the number of subscribers for a given month.

5.4     Non-Payment:

        In the event of non-payment  of fees within the time frame  described in
Section 5.1 above for non-contested medical claims, CFMC reserves the right to issue a ten (10) day demand notice and terminate immediately thereafter in the event the non-payment of such fees has not been cured.

                                    ARTICLE 6

CLAIMS ADMINISTRATION and RELATED SERVICES
------------------------------------------

6.1     Third Party Administrator:

        PAYOR may subcontract with the Universal Administrative to function as Third Party Administrator (TPA) for PAYOR. These duties are limited to claims pricing, customer service, to fulfill the responsibilities as referenced in the Agreement and in Addendum one (1) through four(4).

6.2     Reporting Requirements:

        A.     Hospitals Inpatient/Outpatient Services:

               CFMC will receive quarterly claims activity reports, which will provide information regarding gross charges, allowed amounts and percentage of savings, by Foundation area, for hospital inpatient and outpatient services. This information will be formatted and reported as referenced in Addendum one
(1), two (2), and four (4).

                                                                    Exhibit 10.6
                                                              Page 6 of 12 Pages

        B.     Physicians and Ancillary Providers:

               CFMC will receive quarterly claims activity reports, which will provide information regarding gross charges, allowed amounts and percentage of savings by Foundation area for professional services. This information will be formatted and reported as referenced in Addendum three (3) and four (4).

6.3     Confidentiality:

        Parties to this Agreement are aware of the requirements to maintain confidentiality with respect to medical information identifiable to an individual patient. The parties agree to adhere to the confidentiality requirements imposed by law or regulation.

        The parties further acknowledge the importance of keeping confidential proprietary information including but not limited to the identity of CFMC PPO Providers, directories, pricing information, and contracting information. Both parties agree to keep confidential, and not to disclose to any third party, any proprietary information of the other party. Further, the parties agree that this clause regarding confidentiality shall survive the termination of this Agreement.

                                    ARTICLE 7

Plan Design
-----------

7.1     Plan Design

        It is understood and agreed that PAYOR shall utilize CFMC PPO Providers and services in connection with subscribers whose coverage is underwritten by PAYOR. For coverage underwritten by PAYOR, PAYOR agrees to provide to CFMC, at a reasonable time in advance of execution of this Agreement, a copy of the insurance benefits policy which provides coverage to PAYOR's plan participants and their beneficiaries. PAYOR furthermore agrees to notify CFMC of future changes in such policies at least forty-five (45) days in advance of such changes becoming effective.

        CFMC  agrees that any such  information  provided to it pursuant to this section is confidential and shall not disclose it to any other party except as may be required under process of law.

                                                                    Exhibit 10.6
                                                              Page 7 of 12 Pages

                                    ARTICLE 8

TERM AND TERMINATION
--------------------

8.1     Term of Agreement:

        This Agreement shall commence on the date specified in the first paragraph hereof, and shall continue for one (1) year after which this Agreement shall automatically renew for periods of one (1) year unless either party gives the other party no less than ninety (90) days notice prior to such date or any anniversary thereof. Upon the termination of this Agreement, unless specifically indicated in writing to the contrary, all agreements between PAYOR and any CFMC PPO Provider shall automatically terminate. Such termination shall not terminate PAYOR's or CFMC's obligations to each other or to any CFMC PPO Provider incurred under the terms of this Agreement prior to the effective date of termination.

8.2     Termination of Agreement:

        Either party, upon ninety (90) days prior written notice to the other party, may terminate this Agreement, any Exhibit or Amendment hereto, upon the material breach by the other party of this Agreement, any Exhibit or Amendment, respectively, except for a breach involving non-payment of administrative fees, which shall be handled in accordance with Section V.4. Such written notice shall be delivered in person or by registered mail, return receipt requested, proper postage paid, and properly addressed. The ninety (90) day termination notice period shall commence as of the date of postmark or personal delivery of said notice. The party so notified shall have thirty (30) days from the receipt of notice to correct the basis for termination and if so corrected to the reasonable satisfaction of the notifying party then this Agreement, the Exhibit and/or Amendment, as the case may be, shall be reinstated without interruption. Upon the termination of this agreement, any Exhibit or Amendment hereto, it is understood and agreed to by parties, that PAYOR shall continue payment pursuant to this agreement for any eligible person who is hospitalized or under continuous treatment by a CFMC PPO Provider until released from hospital or for continuous treatment, for ten (10) days following the termination date.

                                    ARTICLE 9

MISCELLANEOUS
-------------

9.1     Relationship between Parties:

        Except as expressly provided herein, nothing in this Agreement shall be construed to create the relationship of employer and employee between PAYOR and CFMC and/or its subcontractor.

                                                                    Exhibit 10.6
                                                              Page 8 of 12 Pages

9.2     Independent Contractor Responsibilities:

        The parties to this Agreement are independent contractors. None of the parties shall have nor exercise any control or direction over the method by which the others shall perform their responsibilities hereunder.

        As independent contractors, both parties agree that they are separately liable and responsible for claims, suits, and obligations arising out of their respective duties. Neither party agrees to provide insurance or hold the other party harmless for any claims or suits.

9.3     Rights and Obligations of the Parties:

        This Agreement and the Amendments, Attachments and Addenda contain the full and complete expression of the rights and obligations of the parties and it shall supersede all other agreements, written or oral, theretofore made by the parties regarding the subject matter hereof.

        This Agreement shall not be modified by conduct or oral agreement of the parties. Any modification of the terms and language of this Agreement shall be in writing and shall be effective only after both parties have duly executed the written modification.

9.4     Severability:

        Should any clause or part of this Agreement be found invalid or unenforceable, it shall be struck and the remainder of the Agreement continue in force and effect.

9.5     Enforcement of Provisions/Venue:

        The provisions of this Agreement shall be enforced in accordance with California law. Should arbitration or suit be brought arising out of this Agreement, venue shall be proper only in the County of Sonoma or in the Federal District Court seated geographically nearest to the County of Sonoma.

9.6     Records Review:

        CFMC reserves the right to independently confirm eligible member count with the employer group(s). Furthermore, CFMC at its option may review PAYOR records and confirm percent of savings reported to CFMC under this Agreement. Any review of the PAYOR's records will be conducted during the PAYOR's normal business hours upon written notice to and arrangement with the PAYOR.

                                                                    Exhibit 10.6
                                                              Page 9 of 12 Pages

9.7     Assignment:

        Neither this Agreement nor any of its rights or duties shall be assigned without mutual written consent of the parties. This clause shall not effect or limit CFMC's ability to subcontract services as referenced in this Agreement.

9.8     Good Faith Negotiation of Compatible Procedures:

        CFMC and PAYOR shall negotiate compatible procedures to effect and administer this Agreement. Both parties agree to meet and confer in good faith respecting all matters of common interest, which materially affect this Agreement, including but not limited to, amendments to the Agreement in order to reach accommodation prior to final action or decision.

                                                                    Exhibit 10.6
                                                             Page 10 of 12 Pages

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement.

CALIFORNIA FOUNDATION               KingThomason, Inc.
FOR MEDICAL CARE

Dated:         6/18/2000                    Dated:        6/12/2000
               ----------------------                     --------------------
Signature:     /s/ Cheryl L. Lyman          Signature:    /s/ Hume A. Thomason
               ----------------------                     --------------------
Name:          Cheryl L. Lyman              Name:         Hume A. Thomason
Title:         Chief Executive Officer      Title:        Chairman
Address:       3033 Cleveland Ave.          Address:      3180 Crow Canyon Pl.
               Santa Rose, CA 95403                       San Ramon, CA 94583

                                                                    Exhibit 10.6
                                                             Page 11 of 12 Pages

                                    EXHIBIT I

As of this first day of July, 2000, PAYOR agrees to automatically pay CFMC by the 20th each month the monthly fees for the services and rates set forth in this Exhibit.

CFMC PPO PROVIDER PANEL AND DIRECTORIES:

$15% of all claims savings monthly           CLL     CFMC         HAT    PAYOR
                                             -------              -------
                                             initial              initial
REPRICING:

$.00 per subscriber per month                CLL    CFMC          HAT    PAYOR
                                             -------              -------
                                             initial              initial
REPRICING IS ASSIGNED TO:

Name:          Universal Administrative (TPA)
Address:
City:          Santa Clara, CA
Phone:
Fax:

UTILIZATION REVIEW:

$.00 per subscriber per month                CLL    CFMC          HAT    PAYOR
                                             -------              -------
                                             initial              initial
UTILIZATION REVIEW IS ASSIGNED TO:

Name:          Universal Administrative (TPA)
Address:
City:          Santa Clara, CA
Phone:
Fax:

TOTAL AMOUNT DUE EACH MONTH

$15% of all claims savings monthly           CLL     CFMC         HAT    PAYOR
                                             --------             -------
                                             initial              initial

CALIFORNIA FOUNDATION               KingThomason, Inc.
FOR MEDICAL CARE

Dated:         6/18/2000                    Dated:        6/12/2000
               ----------------------                     --------------------
Signature:     /s/ Cheryl L. Lyman          Signature:    /s/ Hume A. Thomason
Name:          Cheryl L. Lyman              Name:         Hume A. Thomason
                                                          Type/Print
Title:         Chief Executive Officer      Title:        Chairman
Address:       3033 Cleveland Ave.          Address:      3180 Crow Canyon Pl.
               Santa Rose, CA 95403                       San Ramon, CA 94583

                                                                    Exhibit 10.6
                                                             Page 12 of 12 Pages

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                 April 26, 2001



John E. Adams
The KingThomason Group, Inc.
Suite 1910
1601 Northwest Expressway
Oklahoma City, OK   73118

                                   Re: The KingThomason Group, Inc.

Dear Mr. Adams:

        The undersigned is named in the Forms SB-2 and S-4 Registration Statements of The KingThomason Group, Inc. (the "Company"), a Nevada corporation, which registration statements are to be filed with the Securities and Exchange Commission in connection with a proposed merger with KingThomason, Inc., a Nevada corporation, and a distribution by SuperCorp Inc., an Oklahoma corporation, of certain of the shares of common stock of the Company to the shareholders of SuperCorp Inc. The capacity in which the undersigned is named in such SB-2 and S-4 Registration Statements is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

        The undersigned hereby consents to being named in such SB-2 and S-4 Registration Statements in the capacity therein described.

                                   Sincerely,


                                   /s/ Thomas J. Kenan
                                   -------------------
                                   Thomas J. Kenan

                                                                      Exhibit 23
                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 280
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated March 29, 2001, with respect to the financial statements of KingThomason, Inc., a California corporation, included in two Registration Statements (Form SB-2 and Form S-4) of The KingThomason Group, Inc.



                                            /s/ Kabani & Company, Inc.
                                            --------------------------
                                            Kabani & Company, Inc.

Fountain Valley, California
May 11, 2001

                                                                    Exhibit 23.1
                                                                Page 1 of 1 Page

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 280
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated March 29, 2001, with respect to the financial statements of KingThomason, Inc., a Nevada corporation, included in two Registration Statements (Form SB-2 and Form S-4) of The KingThomason Group, Inc.



                                            /s/ Kabani & Company, Inc.
                                            --------------------------
                                            Kabani & Company, Inc.

Fountain Valley, California
May 11, 2001

                                                                    Exhibit 23.2
                                                                Page 1 of 1 Page

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 280
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated March 29, 2001, with respect to the financial statements of KingThomason Financial Services, Inc., a California corporation, included in two Registration Statements (Form SB-2 and Form S-4) of The KingThomason Group, Inc.



                                            /s/ Kabani & Company, Inc.
                                            -------------------------
                                            Kabani & Company, Inc.

Fountain Valley, California
May 11, 2001

                                                                    Exhibit 23.3
                                                                Page 1 of 1 Page

                                HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                             Oklahoma City, OK 73116
                    Office (405) 848-2020 Fax (405) 848-7359









                          INDEPENDENT AUDITOR'S CONSENT





        We consent to the use of our report dated May 7, 2001, with respect to the financial statements of The KingThomason Group, Inc. included in two Registration Statements (Form SB-2 and Form S-4) of The KingThomason Group, Inc.


                                            /s/ Hogan & Slovacek
                                            --------------------
                                            HOGAN & SLOVACEK




Oklahoma City, Oklahoma
May 11, 2001

                                                                    Exhibit 23.4
                                                                Page 1 of 1 Page

                               THOMAS E. KING III
                               4036 Hitchcock Road
                                Concord, CA 94518










John E. Adams
The KingThomason Group, Inc.
Suite 1910
1601 Northwest Expressway
Oklahoma City, OK   73118

                                    Re:     The KingThomason Group, Inc.

Dear Mr. Adams:

The undersigned consents to serve as a director of The KingThomason Group, Inc. should the proposed merger between it and KingThomason, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                    Sincerely,


                                    /s/ Thomas E. King III
                                    ----------------------
                                    Thomas E. King III



Dated:  May 11, 2001

                                                                    Exhibit 23.5

                           HUME ANTHONY "TOM" THOMASON
                           4037 West Lake Shore Drive
                               San Ramon, CA 94583










John E. Adams
The KingThomason Group, Inc.
Suite 1910
1601 Northwest Expressway
Oklahoma City, OK   73118

                                    Re:     The KingThomason Group, Inc.

Dear Mr. Adams:

The undersigned consents to serve as a director of The KingThomason Group, Inc. should the proposed merger between it and KingThomason, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                    Sincerely,


                                    /s/ Hume Anthony "Tom" Thomason
                                    -------------------------------
                                    Hume Anthony "Tom" Thomason



Dated:  May 11, 2001


                                                                    Exhibit 23.6

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                  May 14, 2001




Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC   20549

                                    Re:    Form S-4 registration statement filed
                                           by a new registrant, The KingThomason
                                           Group, Inc.

Gentlemen:

        In accordance with the provisions of Regulation S-T, the undersigned, as counsel to The KingThomason Group, Inc., the issuer, files the issuer's Form S-4 registration statement.

        There is also being filed, contemporaneously with this filing, a Form SB-2 registration statement by the same issuer. Both registration statements, the Form SB-2 and Form S-4, relate to the same transaction and, in the opinion of the undersigned, would most appropriately be reviewed by the same staff person of the Division of Corporation Finance.

        The transaction consists of two parts, a merger (the Form S-4) and a spinoff (the Form SB-2).

        The registrant is a newly organized corporation without substantial assets and a majority-owned subsidiary of SuperCorp Inc., a corporation which proposes to distribute to its 600 shareholders some of the shares of the company resulting from the merger.

        Supplemental materials have been prepared and will be forwarded as soon as I am advised who is examining the registration statement.

        Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax (405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan
                                   e-mail:  kenan@ftpslaw.com

TJK:sa
Enclosure

cc:     John E. Adams
        T.E. King III
        Ed Bolka, C.P.A.
        Hamid Kabani, C.P.A.

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                                  May 21, 2001





Office of Small Business, Mail Stop 0304
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549-0304

ATTENTION JOHN REYNOLDS, EXAMINER

                                    Re: Commission File No. 333-60980
                                        The KingThomason Group, Inc.
                                        Amendment No. 1 on Form S-4 to Form SB-2

Gentlemen:

        In accordance with the verbal comments received by telephone, the undersigned, as counsel to The KingThomason Group, Inc., the issuer, files the issuer's Amendment No. 1 on Form S-4 to Form SB-2 registration statement. This amendment is filed to correct the mistake of the EDGAR service provider wherein the Form SB-2 registration statement was inadvertently attached to the Form S-4 filing submission header (accession number 0001060830-01-500039 filed May 15, 2001 at 17:06).

        The Form SB-2 registration statement filed on May 14, 2001 at 16:59, accession number 0001060830-01-500033) was correctly filed under Commission File Number 333-60880. At the time the Form S-4 was submitted, the Form SB-2 was attached again instead of the Form S-4.

Securities and Exchange Commission
May 21, 2001
Page 2

        Please contact the undersigned regarding any questions concerning the above. You are requested to communicate with me either by telephone (405-235-2575) or, in the instance of written communications, by fax (405-232-8384) followed by a mailed copy of the faxed transmissions, or by e-mail (kenan@ftpslaw.com).

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                   Thomas J. Kenan
                                   e-mail:  kenan@ftpslaw.com

TJK:sa
Enclosure

cc:     John E. Adams
        T.E. King III
        Ed Bolka, C.P.A.
        Hamid Kabani, C.P.A.